INFORMATION REQUIRED IN PROXY STATEMENT

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Exchange Act of 1934 (Amendment No.     )

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The Scotts Miracle-Gro Company

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The Scotts Miracle-Gro Company
Proxy Statement for 2011 Annual Meeting of Shareholders

14111 Scottslawn Road
Marysville, Ohio 43041

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, January 20, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Scotts Miracle-Gro Company (the “Company”) will be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 20, 2011, at 9:00 A.M. Eastern Time (the “Annual Meeting”), for the following purposes:

1. To elect four directors, each to serve for a term of three years expiring at the 2014 Annual Meeting of Shareholders.

2. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

3. To consider and vote upon a proposal to approve material terms of the performance criteria under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan.

4. To consider and vote upon a proposal to approve material terms of the performance criteria under The Scotts Company LLC Amended and Restated Executive Incentive Plan.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice of Annual Meeting of Shareholders describes each of these items in detail. The Company has not received notice of any other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on Wednesday, November 24, 2010, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and to vote at, the Annual Meeting.

On or about December 10, 2010, the Company is first mailing to shareholders either: (1) a copy of the accompanying Proxy Statement, a form of proxy and the Company’s 2010 Annual Report or (2) a Notice of Internet Availability of Proxy Materials, which indicates how to access the Company’s proxy materials on the Internet.

Your vote is very important. Please vote as soon as possible even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

James Hagedorn
Chief Executive Officer
and Chairman of the Board

December 10, 2010

Proxy Statement for the
Annual Meeting of Shareholders of

THE SCOTTS MIRACLE-GRO COMPANY

To Be Held on Thursday, January 20, 2011

Page

Audit Fees	77
Audit-Related Fees	77
Tax Fees	77
All Other Fees	77
Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm	77
Policies and Procedures Regarding Approval of Services Provided by the Independent Registered Public Accounting Firm	78
Certain Relationships and Related Transactions	80
Policies and Procedures with Respect to Related Person Transactions	81
Section 16(a) Beneficial Ownership Reporting Compliance	82
Proposal Number 3 — Approval of Material Terms of the Performance Criteria Under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan	83
Proposal Number 4 — Approval of Material Terms of the Performance Criteria Under The Scotts Company LLC Amended and Restated Executive Incentive Plan	97
Shareholder Proposals for 2012 Annual Meeting of Shareholders	101
Other Business	101
Annual Report on Form 10-K	101
Electronic Delivery of Future Shareholder Communications	101
Householding of Annual Meeting Materials	102
Annex A — The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan	A-1
Annex B — The Scotts Company LLC Amended and Restated Executive Incentive Plan	B-1
Map/Directions to The Scotts Miracle-Gro Company Annual Meeting	Outside Back Cover

14111 Scottslawn Road
Marysville, Ohio 43041

PROXY STATEMENT

for
Annual Meeting of Shareholders
to be held on Thursday, January 20, 2011

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement, along with the form of proxy, are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of The Scotts Miracle-Gro Company (together with its corporate predecessors, as appropriate, the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 20, 2011, at 9:00 A.M. Eastern Time, and at any adjournment or postponement thereof. Our telephone number is (937) 644-0011 should you wish to obtain directions to our corporate offices in order to attend the Annual Meeting and vote in person. Directions to our corporate offices can also be found on the outside back cover page of this Proxy Statement.

Only holders of record of the Company’s common shares, without par value (the “Common Shares”), at the close of business on Wednesday, November 24, 2010 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 66,557,295 Common Shares outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held. There are no cumulative voting rights.

Again this year, the Company is furnishing proxy materials over the Internet to a number of its shareholders as permitted under the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, many of the Company’s shareholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2010 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents over the Internet and how shareholders can receive a paper copy of the Company’s proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement, the Company’s 2010 Annual Report and a form of proxy. All shareholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The Company believes this process will conserve natural resources and reduce the costs of printing and distributing proxy materials. Shareholders who receive a Notice of Internet Availability of Proxy Materials are reminded that the Notice is not itself a proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on January 20, 2011: The Notice of Annual Meeting of Shareholders, Proxy Statement and 2010 Annual Report are available at www.proxyvote.com. At www.proxyvote.com, shareholders can view the proxy materials, cast their vote and request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

If you received a paper copy of the proxy materials by mail, a form of proxy for use at the Annual Meeting is included. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, shareholders may transmit their voting instructions electronically via the Internet or by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 P.M. Eastern Time on January 19, 2011. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that such voting instructions have been properly recorded.

If you are a registered shareholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Corporate Secretary of the Company, by revoking via the Internet site, by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials and electing revocation as instructed or by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: (1) executing and returning to the Company a later-dated form of proxy; (2) voting in person at the Annual Meeting; (3) submitting a later-dated electronic vote through the Internet site; or (4) voting by telephone at a later date by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials. Attending the Annual Meeting will not, in and of itself, constitute revocation of a previously-appointed proxy.

If you hold your Common Shares in “street name” with a broker/dealer, financial institution or other nominee or holder of record, you are urged to carefully review the information provided to you by the holder of record. This information will describe the procedures you must follow in order to instruct the holder of record how to vote the “street name” Common Shares and how to revoke any previously-given voting instructions. If you hold your Common Shares in “street name” and do not provide voting instructions to your broker/dealer within the required time frame before the Annual Meeting, your Common Shares will not be voted by the broker/dealer on the proposals relating to the election of directors or other non-routine maters, such as approval of materials terms of the performance criteria under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan and The Scotts Company LLC Amended and Restated Executive Incentive Plan, but the broker/dealer will have discretion to vote your Common Shares on routine matters, such as the ratification of the selection of the Company’s independent registered public accounting firm.

The Company will bear the costs of soliciting proxies on behalf of the Board and tabulating your votes. The Company has retained Broadridge Financial Solutions, Inc. to assist in distributing these proxy materials. Directors, officers and regular employees of the Company may solicit your votes personally, by telephone, by e-mail or otherwise, in each case without additional compensation. If you provide voting instructions through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse. The Company will reimburse its transfer agent, Wells Fargo Shareholder Services, as well as broker/dealers, financial institutions and other custodians, nominees and fiduciaries for forwarding proxy materials to shareholders, according to certain regulatory fee schedules.

If you participate in The Scotts Company LLC Retirement Savings Plan (the “RSP”) and Common Shares have been allocated to your account in the RSP, you will be entitled to instruct the trustee of the RSP how to vote such Common Shares. You may receive your form of proxy with respect to your RSP Common Shares separately. If you do not give the trustee of the RSP voting instructions, the trustee will not vote such Common Shares at the Annual Meeting.

If you participate in The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Discounted Stock Purchase Plan”), you will be entitled to vote the number of Common Shares credited to your custodial account (including any fractional Common Shares) on any matter submitted to the Company’s shareholders for consideration at the Annual Meeting. If you do not vote or grant a valid proxy with respect to the Common Shares credited to your custodial account, those Common Shares will be voted by the custodian under the Discounted Stock Purchase Plan in accordance with any stock exchange or other rules governing the custodian in the voting of Common Shares held for customer accounts.

Under the Company’s Code of Regulations, the presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies reflecting abstentions are counted for the purpose of determining the presence or absence of a quorum. Broker non-votes, where broker/dealers who hold their customers’ Common Shares in “street name” sign and submit proxies for such Common Shares but fail to vote on non-routine matters because they were not given instructions from their customers, are also counted for the purpose of establishing a quorum.

The results of shareholder voting at the Annual Meeting will be tabulated by or under the direction of the inspector of election appointed by the Board for the Annual Meeting. Common Shares represented by properly executed forms of proxy returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “For All,” “Withhold All,” “For All Except,” “For,” “Against” or “Abstain” or are not marked at all.

Those Common Shares represented by properly executed forms of proxy, or properly authenticated voting instructions recorded through the Internet or by telephone, which are timely received prior to the Annual Meeting and not revoked will be voted as specified by the shareholder. The Common Shares represented by valid proxies timely received prior to the Annual Meeting which do not specify how the Common Shares should be voted will, to the extent permitted by applicable law, be voted FOR the election as directors of the Company of each of the four nominees of the Board listed below under the caption “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS”; FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011 as described below under the caption “PROPOSAL NUMBER 2 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”; FOR approval of the material terms of the performance criteria under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan described below under the caption “PROPOSAL NUMBER 3 — APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE SCOTTS MIRACLE-GRO COMPANY AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN”; and FOR approval of the material terms of the performance criteria under The Scotts Company LLC Amended and Restated Executive Incentive Plan described below under the caption “PROPOSAL NUMBER 4 — APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE SCOTTS COMPANY LLC AMENDED AND RESTATED EXECUTIVE INCENTIVE PLAN.” No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

THE BOARD OF DIRECTORS

Current Composition

There are currently 12 individuals serving on the Board, which is divided into three staggered classes, with each class serving three-year terms. The Class I directors hold office for terms expiring at the Annual Meeting, the Class II directors hold office for terms expiring in 2012 and the Class III directors hold office for terms expiring in 2013.

Diversity

The Board believes that diversity is one of many important considerations in board composition. When considering candidates for the Board, the Governance and Nominating Committee (the “Governance Committee”) evaluates the entirety of each candidate’s credentials, including factors such as diversity of background, experience, skill, age, race and gender, as well as each candidate’s judgment, strength of character and specialized knowledge. Although the Board does not have a specific diversity policy, the Governance Committee evaluates the current composition of the Board to ensure that the directors reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board, the Governance Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating a potential candidate.

The Governance Committee believes that the Board, as a group, reflects the diverse mix of skills, experiences, backgrounds and opinions that the Board and the Governance Committee consider necessary to foster an effective decision-making environment and promote the Company’s culture. Board member experiences cover a wide range of industries, including consumer products, manufacturing, technology, financial services, media, insurance, regulatory and consulting. Three of the twelve current directors are women, including two of the four candidates for election as Class I directors. Each of these female directors chairs one of the Board’s standing committees — the Audit Committee (Stephanie M. Shern) the Finance Committee (Nancy G. Mistretta) and the Innovation & Technology Committee (Katherine Hagedorn Littlefield).

Experiences, Skills and Qualifications

The Company has a standing Governance Committee that has responsibility for, among other things, providing oversight on the broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board. As noted above, when considering candidates for the Board, the Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that candidates must meet. In general, as the Company’s Corporate Governance Guidelines indicate, directors are expected to have the education, business experience and current insight necessary to contribute to the Board’s performance of its functions, the interest and time available to be adequately involved with the Company over a period of years, and the functional skills, corporate leadership, diversity, international experience and other attributes which the Board believes will contribute to the development and expansion of the Board’s knowledge and capabilities.

Set forth below is a general description of the types of experiences the Board and the Governance Committee believe to be particularly relevant to the Company:

Leadership Experience — Directors who have demonstrated significant leadership experience over an extended period of time, especially current and former chief executive officers, provide the Company with valuable insights that can only be gained through years of managing complex organizations. These individuals understand both the day-to-day operational responsibilities facing senior management and the role directors play in overseeing the affairs of large organizations. Eight of the twelve members of the Board are current or former chief executive officers, and nearly every current director has significant leadership experience.

Innovation and Technology Experience — Given the Company’s continued focus on driving innovation, directors with significant innovation and technology experience add significant value to the Company. As one of the few companies with an Innovation & Technology Committee, this is particularly important to the Company’s overall success.

International Experience — Directors with experience in markets outside the United States bring valuable knowledge to the Company as it expands its footprint in international markets.

Marketing/Consumer Industry Experience — Directors with experience identifying, developing and marketing new and existing consumer products bring valuable skills that can have a positive impact on the Company’s operational results. Directors with experience dealing with consumers understand consumer needs and wants, recognize products and marketing/advertising campaigns that are most likely to resonate with consumers and are able to identify potential changes in consumer trends and buying habits.

Retail Experience — Directors with significant retail experience bring valuable insights that can greatly assist the Company in managing its relationships with its largest retail customers.

Financial Experience — Directors with an understanding of accounting, finance and financial reporting processes, particularly as they relate to a large, complex business, are critical to the Company. Accurate financial reporting is a cornerstone of the Company’s success, and directors with financial expertise help to provide effective oversight of the Company’s financial measures and processes.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each director to serve as a member of the Board is included in his or her biography.

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its shareholders. The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer (“CEO”). This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when necessary.

Currently, the Company is led by James Hagedorn, who has served as CEO since May 2001 and as Chairman of the Board since January 2003. The Board believes that combining the roles of Chairman of the Board and CEO is in the best interests of the Company and its shareholders at this time as it takes advantage of the talent and experience of Mr. Hagedorn. The Board’s decision to appoint Mr. Hagedorn to lead the Company is supported by the Company’s success and track record of innovation since the time of Mr. Hagedorn’s appointment.

In addition to Mr. Hagedorn, the Board is comprised of eleven non-management directors, ten of whom also qualify as independent. In accordance with the Company’s Corporate Governance Guidelines and applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), the non-management directors of the Company regularly meet in executive session. These meetings allow non-management directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. In addition, the independent directors of the Company meet in executive session as matters appropriate for their consideration arise but, in any event, at least once a year.

The directors elected Carl F. Kohrt, Ph.D. to serve as the Lead Independent Director on January 22, 2009 and again on January 21, 2010. Dr. Kohrt serves in this capacity at the pleasure of the Board and will continue to so serve until his successor is elected and qualified. As Lead Independent Director, Dr. Kohrt:

•	has the ability to call meetings of independent and/or non-management directors;

•	presides at all meetings of non-management directors;

•	presides at all meetings of independent directors;

•	consults with the Chairman of the Board and CEO with respect to appropriate agenda items for meetings of the Board;

•	serves as a liaison between the Chairman of the Board and the independent directors;

•	approves the retention of outside advisors and consultants who report directly to the Board on critical issues;

•	can be contacted directly by shareholders; and

•	performs such other duties as the Board may from time to time delegate.

Finally, the Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee (the “Compensation Committee”); (3) the Finance Committee; (4) the Governance Committee; and (5) the Innovation & Technology Committee. Each of the Audit, Compensation and Governance Committees is comprised entirely of independent directors, and all of the Board’s committees, with the exception of the Innovation & Technology Committee, are chaired by independent directors.

The Board believes that its current leadership structure — including a combined Chairman of the Board and CEO role, 10 out of 12 independent directors, a Lead Independent Director, key committees comprised solely of independent directors and committees chaired primarily by independent directors — provides an appropriate balance among strategy development, operational execution and independent oversight and is therefore in the best interests of the Company and its shareholders.

Board Role in Risk Oversight

It is management’s responsibility to develop and implement the Company’s strategic plans and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the Board’s responsibility to understand and oversee the Company’s strategic plans and the associated risks and to ensure that management is taking appropriate action to identify, manage and mitigate those risks. The Board administers its risk oversight responsibilities both through active review and discussion of enterprise-wide risks and by delegating certain risk oversight responsibilities to various Board committees for further consideration and evaluation. The decision to administer the Board’s oversight responsibilities in this manner has a key effect on the Board’s leadership and committee structure.

Because the roles of Chairman of the Board and CEO are currently combined, to ensure proper oversight of management and the potential risks that face the Company, the directors annually elect a Lead Independent Director. In addition, the Board is comprised of predominantly independent directors and all members of the Board’s key committees — the Audit, Compensation and Governance Committees — are independent. This system of checks and balances helps to ensure that key decisions made by the Company’s most senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

In some cases, risk oversight is addressed by the full Board as part of its engagement with the CEO and other members of senior management. For example, the full Board conducts a comprehensive annual review of the Company’s overall strategic plan and the plans for each of the Company’s business units, including the risks associated with those strategic plans. To that end, management provides periodic reports regarding the significant risks facing the Company and how the Company is seeking to control or mitigate those risks, if and when appropriate. The Board also has overall responsibility for leadership succession for the Company’s most senior officers and conducts an annual review of succession planning.

In other cases, the Board has delegated risk management oversight responsibilities to certain Board committees, each of which reports regularly to the full Board. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process. It also regularly receives reports regarding the Company’s most significant internal controls and compliance risks from the Company’s Chief Financial Officer as well as its internal auditors. Representatives of the Company’s independent registered public accounting firm attend Audit Committee meetings, regularly make presentations to the Audit Committee and comment on management presentations. In addition, the Company’s Chief Financial Officer and internal auditors, as well as representatives of the Company’s independent registered public accounting firm, individually meet in private session with the Audit Committee on a regular basis, affording ample opportunity to raise any concerns with respect to the Company’s risk management practices.

As discussed in more detail in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis, the Compensation Committee employs an independent compensation consultant who does no work for management. Among other tasks, the compensation consultant reviews the Company’s compensation programs, including the potential risks created by and other impacts of these programs.

Finally, the Governance Committee oversees issues related to the Company’s governance structure and other corporate governance matters and processes, as well as non-financial risks and compliance matters. In addition, the Governance Committee is charged with overseeing compliance with the Company’s Related Person Transaction Policy. The Governance Committee regularly reviews the Company’s key corporate governance documents, including the Corporate Governance Guidelines, the Related Person Transaction Policy and the Insider Trading Policy, to ensure they remain in compliance with the changing legal and regulatory environment and appropriately enable the Board to fulfill its oversight responsibilities.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the Annual Meeting, four Class I directors will be elected. The four individuals currently serving as Class I directors — James Hagedorn, William G. Jurgensen, Nancy G. Mistretta and Stephanie M. Shern — have been nominated by the Board for election as directors of the Company at the Annual Meeting. The nomination of each individual was recommended to the Board by the Governance Committee.

The individuals elected as Class I directors at the Annual Meeting will hold office for a three-year term expiring at the 2014 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The individuals named as proxy holders in the form of proxy solicited by the Board intend to vote the Common Shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy or through the telephone or Internet voting procedures. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director of the Company if elected. If any nominee who would have otherwise received the required number of votes becomes unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board following recommendation by the Governance Committee. The individuals designated as proxy holders cannot vote for more than four nominees for election as Class I directors at the Annual Meeting.

The following information, as of November 24, 2010, with respect to the age, principal occupation or employment, other affiliations and business experience of each director or nominee for election as a director has been furnished to the Company by each such director or nominee.

Nominees Standing for Election to the Board of Directors

Class I — Terms to Expire at the 2014 Annual Meeting

James Hagedorn, age 55, Director of the Company since 1995 and Chairman of the Board since January 2003
     Mr. Hagedorn has served as CEO of the Company since May 2001. He served as President of the Company from November 2006 until October 2008, and from May 2001 until December 2005. Mr. Hagedorn is the brother of Katherine Hagedorn Littlefield, a director of the Company.

     Having joined both the Company and the Board in 1995, and having served as CEO for nearly a decade, Mr. Hagedorn has more working knowledge of the Company and its products than any other individual, making him a key advisor to the Board on a wide range of issues. His presence in the boardroom also ensures efficient communication between the Board and management of the Company. Throughout his extensive career at the Company, Mr. Hagedorn has developed valuable leadership, international, and marketing/consumer industry experience.

Committee Memberships: None at this time

William G. Jurgensen, age 59, Director of the Company since May 2009
     On May 6, 2009, the Board, upon the recommendation of the Governance Committee, appointed Mr. Jurgensen as a member of the Board to fill an existing vacancy in Class I. He was recommended by Carl F. Kohrt, Ph.D., a non-management director of the Company, who knew Mr. Jurgensen from his business and civic activities. From 2000 until February 2009, Mr. Jurgensen served as a director for and Chief Executive Officer of Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc. (collectively, “Nationwide”), leading providers of diversified insurance and financial services. During that time, he also served as a director for and Chief Executive Officer of several other companies within the Nationwide enterprise, which is comprised of Nationwide Financial Services, Inc., Nationwide Mutual Insurance Company, Nationwide Mutual Fire and all of their respective subsidiaries and affiliates. He currently serves as a member of the Human Resources and Nominating and Governance Committees of ConAgra Foods, Inc., where he has been a director since August 2002.

     As the former Chief Executive Officer of Nationwide, Mr. Jurgensen has extensive leadership and financial experience, particularly in the areas of risk assessment and strategic development. His knowledge of Ohio business, civic and government affairs has also proven valuable to the Board.

     Committee Memberships: Audit; Governance

Nancy G. Mistretta, age 56, Director of the Company since 2007
     Ms. Mistretta is a retired partner of Russell Reynolds Associates, an executive search firm (“Russell Reynolds”), where she served as a partner from February 2005 until June 2009. She was a member of Russell Reynolds’ Not-For-Profit Sector and was responsible for managing executive officer searches for many large philanthropies, with a special focus on educational searches for presidents, deans and financial officers. Based in New York, New York, she was also active in the CEO/Board Services Practice of Russell Reynolds. Prior to joining Russell Reynolds, Ms. Mistretta was with JPMorgan Chase & Co. and its heritage institutions (collectively, “JPMorgan”) for 29 years and served as a Managing Director in Investment Banking from 1991 to 2005. She also serves on the New York Advisory Board of The Posse Foundation, Inc.

Throughout her nearly 30-year career at JPMorgan, including roles as Managing Director responsible for Investment Bank Marketing and Communications, industry head responsible for the Global Diversified Industries group and, prior to Chase Manhattan Corporation’s merger with J.P. Morgan & Co. in 2000, industry head responsible for Chase’s Diversified, Consumer Products and Retail Industries group, Ms. Mistretta has demonstrated a broad base of leadership, international, marketing/consumer industry, retail and financial experience. Her financial experience is particularly valuable to the Board in her position as Chair of the Finance Committee.

     Committee Memberships: Compensation; Finance (Chair)

Stephanie M. Shern, age 62, Director of the Company since 2003
     Mrs. Shern is the founder of Shern Associates LLC, a retail consulting and business advisory firm formed in February 2002. From May 2001 to February 2002, Mrs. Shern served as the Senior Vice President and Global Managing Director of Retail and Consumer Products at Kurt Salmon Associates, a management consulting firm specializing in retail and consumer products. From 1995 to April 2001, Mrs. Shern was the Vice Chairman and Global Director of Retail and Consumer Products for Ernst & Young LLP. Mrs. Shern is a CPA and a member of the American Institute of CPAs and the New York State Society of CPAs. Mrs. Shern is currently a director and member of the Audit and Remuneration Committees of Koninklijke Ahold N.V. (Royal Ahold) and a director and Chair of the Audit Committee of GameStop Corp., where she also serves as the lead independent director. During the past five years, Mrs. Shern has served as a director of CenturyLink, Inc.; Embarq Corporation; Sprint Nextel Corporation; and Nextel Communications, Inc.

As the founder of Shern Associates LLC, and having spent a significant portion of her nearly 40-year career focused on retail and consumer industries in both the United States and abroad, Mrs. Shern has vast leadership, international, marketing/consumer industry and retail experience. In addition, as a CPA and member of the Audit Committee of both GameStop Corp. (where she serves as Chair) and Koninklijke Ahold N.V. (Royal Ahold), Mrs. Shern has extensive financial experience, which has proven valuable to the Board, where Mrs. Shern serves as the Chair of the Audit Committee and as the “audit committee financial expert” as that term is defined in the applicable rules and regulations of the SEC.

     Committee Membership: Audit (Chair)

Directors Continuing in Office
Class II — Terms to Expire at the 2012 Annual Meeting

Alan H. Barry, age 67, Director of the Company since April 2009
     Mr. Barry is the former President and Chief Operating Officer of Masco Corporation (“Masco”), a manufacturer, distributor and installer of home improvement and building products, a position which he held from April 2003 until his retirement in December 2007. Mr. Barry began his career at Masco in 1972. Mr. Barry serves as a director of two privately-held companies: IPS Corporation and H.W. Kaufman Financial Group, Inc.

As the former President and Chief Operating Officer of Masco, Mr. Barry brings significant leadership and marketing experience to the Board. His more than 35 years of experience at Masco, which emphasizes brand name products and services holding leadership positions in their markets, enable him to advise the Board on key brand-related strategies and initiatives. His current service as a director of H.W. Kaufman Financial Group, Inc. also provides him with extensive financial experience.

Committee Memberships: Audit; Finance

Thomas N. Kelly Jr., age 63, Director of the Company since 2006
     Mr. Kelly served as Executive Vice President, Transition Integration of Sprint Nextel Corporation, a global communications company, from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint Nextel Corporation from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications, which became Sprint Nextel Corporation, from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel Communications from 1996 until February 2003. Mr. Kelly serves as a director of ChaCha Search, Inc., a privately-held company located in Indianapolis, Indiana, and as a director of the Weston Playhouse Theatre Company, a not-for-profit regional theater located in Weston, Vermont. Mr. Kelly also volunteers for several school and youth athletic organizations in Northern Virginia.

Having served at various times as Chief Strategy Officer, Chief Operating Officer and Chief Marketing Officer of large communications companies, Mr. Kelly brings an extensive skill set to the boardroom. His blend of leadership, innovation and technology, international, marketing/consumer industry and financial experience make him a key advisor to the Board on a full range of consumer and strategy-related matters.

Committee Membership: Compensation (Chair)

Carl F. Kohrt, Ph.D., age 66, Director of the Company since 2008
     Dr. Kohrt served as President and Chief Executive Officer of Battelle Memorial Institute (“Battelle”), a non-profit charitable trust headquartered in Columbus, Ohio, from October 15, 2001 until his retirement on December 31, 2008. Battelle is an international science and technology enterprise that explores emerging areas of science, develops and commercializes technology and manages laboratories for customers. Dr. Kohrt serves as a director of one other public company, Kinetic Concepts, Inc., and two privately-held companies: Pharos, LLC and Levitronix, Inc. He also has served as a director of numerous non-profit entities and is currently a Trustee of Furman University and of the Woodrow Wilson Foundation.

Given the Company’s continued focus on driving innovation, Dr. Kohrt’s considerable innovation and technology experience, developed during his tenure as Chief Executive Officer of Battelle, his more than 29 years at Eastman Kodak Company (where he last served as Chief Technical Officer), and as a lifelong research scientist, has proven extremely valuable to the Board. Dr. Kohrt’s leadership experience has also proven valuable in his role as the Company’s Lead Independent Director.

Committee Memberships: Compensation; Innovation & Technology

John S. Shiely, age 58, Director of the Company since 2007

     Mr. Shiely served as Chief Executive Officer of Briggs & Stratton Corporation (“Briggs & Stratton”), a manufacturer of small, air-cooled engines for lawn and garden and other outdoor power equipment and a producer of lawn mowers, generators and pressure washers in the United States, from July 1, 2001 until his retirement from that position on December 31, 2009. He was appointed as a director of Briggs & Stratton in 1994, and served as Chairman of the Board from 2003 through October 20, 2010. Mr. Shiely serves as a director of two other public companies, Marshall & Ilsley Corporation, and Quad/Graphics, Inc., as well as numerous privately-held and charitable companies, including Cleveland Rock and Roll, Inc. (the corporate board of the Rock and Roll Hall of Fame and Museum) and Children’s Hospital and Health System, Inc.

As the former Chief Executive Officer and Chairman of the Board of Briggs & Stratton, Mr. Shiely brings substantial leadership, marketing/consumer industry and financial experience to the Board. His extensive experience managing a large manufacturing and marketing company makes him a particularly valuable advisor to the Board in those areas, as well as in the area of corporate governance, which he recently studied in the graduate program at Harvard Law School.

Committee Memberships: Audit; Governance (Chair)

Class III — Terms to Expire at the 2013 Annual Meeting

Joseph P. Flannery, age 78, Director of the Company since 1987
     Mr. Flannery has served as President, Chief Executive Officer and Chairman of the Board of Directors of Uniroyal Holding, Inc., an investment management company, since 1986. He served as a director of ArvinMeritor, Inc. from 1991 — 2007.

As Chief Executive Officer and Chairman of the Board of Directors at Uniroyal Holding, Inc., Mr. Flannery brings extensive leadership and financial experience to the Board. Having served on the Board for more than 20 years, Mr. Flannery also has significant marketing/consumer industry experience and is able to advise the Board on a variety of strategic and business matters.

Committee Memberships: Compensation; Governance

Adam Hanft, age 60, Director of the Company since 2010

     Mr. Hanft is the founder and Chief Executive Officer of Hanft Projects LLC, a strategic consultancy that provides marketing intelligence and insight to leading consumer and business-to-business companies such as The Procter & Gamble Company, Sony Corporation, Bic Corporation and The Sherwin-Williams Company, as well as many leading digital brands. He writes broadly about the consumer culture for places like Salon, Slate, The Daily Beast, Fast Company and the Wall Street Journal. Mr. Hanft is also a frequent commentator on marketing and branding issues and is the co-author of “Dictionary of the Future.” Prior to starting Hanft Projects LLC, Mr. Hanft served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation.

As the Chief Executive Officer of Hanft Projects LLC, Mr. Hanft brings his extensive leadership, marketing/consumer industry and innovation and technology experience to the Board. His knowledge of the consumer marketplace, media and current branding initiatives has proven particularly valuable.

Committee Memberships: Governance; Innovation & Technology

Stephen L. Johnson, age 59, Director of the Company since 2010
     On November 11, 2010, the Board, upon the recommendation of the Governance Committee, appointed Mr. Johnson as a member of the Board to fill the vacancy in Class III created by the resignation of Mark R. Baker. Mr. Johnson was recommended by several non-management directors of the Company who knew Mr. Johnson from his work on the Company’s Innovation & Technology Advisory Board. Mr. Johnson is the President and Chief Executive Officer of Stephen L. Johnson and Associates Strategic Consulting, LLC (“Johnson and Associates”), a strategic provider of business, research and financial management and consulting services formed in 2009. Prior to forming Johnson and Associates, Mr. Johnson worked for the U.S. Environmental Protection Agency for 30 years, where he became the first career employee and scientist to serve as Administrator, a position he held from January 2005 through January 2009. Mr. Johnson serves as a director of FlexEnergy LLC, a privately-held company, and as a Trustee of Taylor University.

As President and Chief Executive Officer of Johnson and Associates and as the former Administrator of the U.S. Environmental Protection Agency, as well as a lifelong scientist, Mr. Johnson brings considerable leadership and innovation and technology experience to the Board. His appointment also fills a need for both regulatory and environmental expertise that was identified by the Governance Committee.

Committee Memberships: Governance; Innovation & Technology

Katherine Hagedorn Littlefield, age 55, Director of the Company since 2000

     Ms. Littlefield is the Chair of Hagedorn Partnership, L.P. She also serves on the boards for Hagedorn Family Foundation, Inc., a charitable organization, and Adelphi University. She is the sister of James Hagedorn, the Company’s CEO and Chairman of the Board.

As the Chair of Hagedorn Partnership, L.P., the Company’s largest shareholder, Ms. Littlefield brings a strong shareholder voice to the boardroom. She also has significant innovation and technology experience, having served on the Company’s Innovation & Technology Committee since its formation in May 2004.

Committee Memberships: Finance; Innovation & Technology (Chair)

Effective October 28, 2010, Mark R. Baker resigned as the Company’s President and Chief Operating Officer and as a Class III member of the Board. Patrick J. Norton’s term as a Class III director expired at the Annual Meeting of Shareholders held on January 21, 2010.

Recommendation and Vote

Under Ohio law and the Company’s Code of Regulations, the four nominees for election as Class I directors receiving the greatest number of votes FOR election will be elected as directors of the Company. Common Shares represented by properly executed and returned forms of proxy or properly authenticated voting instructions recorded through the Internet or by telephone will be voted FOR the election of the Board’s nominees unless authority to vote for one or more of the nominees is withheld. Common Shares as to which the authority to vote is withheld and Common Shares represented by broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees of the Board, as applicable. The individuals designated as proxy holders cannot vote for more than four nominees for election as Class I directors at the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF THE ABOVE-NAMED CLASS I DIRECTOR NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board and Board Member Attendance at Annual Meeting of Shareholders

The Board held six regularly scheduled or special meetings during the Company’s fiscal year ended September 30, 2010 (the “2010 fiscal year”). Each incumbent member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the committee(s) of the Board on which he or she served, in each case during the period of the 2010 fiscal year that such individual served as a director.

Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the shareholders, the Company encourages all directors to attend each such annual meeting. All then-current directors, other than William G. Jurgensen, attended the Company’s last Annual Meeting of Shareholders held on January 21, 2010.

Committees of the Board

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee; (3) the Finance Committee; (4) the Governance and Nominating Committee; and (5) the Innovation & Technology Committee.

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Audit Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Audit Committee is responsible for: (1) overseeing the accounting and financial reporting processes of the Company, including the audits of the Company’s consolidated financial statements, (2) appointing, compensating and overseeing the work of the independent registered public accounting firm employed by the Company, (3) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters, (4) assisting the Board in its oversight of: (a) the integrity of the Company’s consolidated financial statements; (b) the Company’s compliance with applicable laws, rules and regulations, including applicable NYSE Rules; (c) the independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s internal audit function, and (5) undertaking the other matters required by applicable SEC Rules and NYSE Rules. Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that each member of the Audit Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules. The Board has determined that Stephanie M. Shern qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules. None of the members of the Audit Committee serves on the audit committee of more than two other public companies.

The Audit Committee met 14 times during the 2010 fiscal year.

The Audit Committee report relating to the Company’s 2010 fiscal year begins on page 75.

Compensation and Organization Committee

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Compensation Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Compensation Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Compensation Committee reviews, considers and acts upon matters concerning salary and other compensation and benefits of all executive officers and other key employees of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table for 2010 Fiscal Year (the “NEOs”). As part of this process, the Compensation Committee determines the general compensation philosophy applicable to these individuals. In addition, the Compensation Committee advises the Board regarding executive officer organizational issues and succession plans. The Compensation Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit or retirement plan maintained by the Company, and serves as the committee administering The Scotts Miracle-Gro Company Amended and Restated 1996 Stock Option Plan (the “1996 Plan”), The Scotts Miracle-Gro Company Amended and Restated 2003 Stock Option and Incentive Equity Plan (the “2003 Plan”), The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (the “2006 Plan”), The Scotts Company LLC Amended and Restated Executive Incentive Plan (the “EIP”) and the Discounted Stock Purchase Plan.

Pursuant to its charter, the Compensation Committee has the authority to retain special counsel, compensation consultants and other experts or consultants as it deems appropriate to carry out its functions and to approve the fees and other retention terms of any such counsel, consultants or experts. During the 2010 fiscal year, the Compensation Committee engaged an independent consultant from Frederic W. Cook & Co. (“Fred Cook & Co.”) to advise the Compensation Committee with respect to market practices and competitive trends in the area of executive compensation, as well as ongoing legal and regulatory considerations. The consultant provided guidance to assist the Compensation Committee in its evaluation of the compensation recommendations submitted by management with respect to the CEO, the other NEOs and other key management employees. Fred Cook & Co. did not provide consulting services directly to management. The role of Fred Cook & Co. is further described in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis.

The Board has determined that each member of the Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and qualifies as an outside director for purposes of IRC § 162(m) and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee met 10 times during the 2010 fiscal year.

The Compensation Discussion and Analysis regarding executive compensation for the 2010 fiscal year begins on page 22. The Compensation Committee Report relating to the Company’s 2010 fiscal year appears on page 39.

Finance Committee

The Finance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Finance Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Finance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Finance Committee oversees the financial strategies and policies of the Company and its subsidiaries. In discharging its duties, the Finance Committee: (1) reviews investments, stock repurchase programs and dividend payments; (2) oversees cash management and corporate financing matters; and (3) oversees the Company’s acquisition and divestiture strategies and the financing arrangements related thereto.

The Finance Committee met six times during the 2010 fiscal year.

Governance and Nominating Committee

The Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Governance Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com. At least annually, the Governance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Governance Committee recommends nominees for membership on the Board and policies regarding the composition of the Board generally. The Governance Committee also makes recommendations to the Board regarding committee selection, including committee chairs and rotation practices, the overall effectiveness of the Board and of management (in the areas of Board relations and corporate governance), director compensation and developments in corporate governance practices. The Governance Committee is responsible for developing a policy with regard to the consideration of candidates for election or appointment to the Board recommended by shareholders of the Company and procedures to be followed by shareholders in submitting such recommendations, consistent with any shareholder nomination requirements which may be set forth in the Company’s Code of Regulations and applicable laws, rules and regulations. In considering potential nominees for election or appointment to the Board, the Governance Committee conducts its own search for available, qualified nominees and will consider candidates from any reasonable source, including shareholder recommendations. The Governance Committee is also responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and overseeing the evaluation of the Board and management.

The Board has determined that each member of the Governance Committee satisfies the applicable independence requirements set forth in the NYSE Rules.

The Governance Committee met four times during the 2010 fiscal year.

Innovation & Technology Committee

The Innovation & Technology Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Innovation & Technology Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com.

The Innovation & Technology Committee assists the Board in providing counsel to the Company’s senior management regarding strategic management of global science, technology and innovation issues and acts as the Board’s liaison to the Company’s Innovation & Technology Advisory Board, a board of experts which assists in carrying out the work of the Innovation & Technology Committee.

The Innovation & Technology Committee met one time during the 2010 fiscal year.

Compensation and Organization Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of Thomas N. Kelly Jr., Joseph P. Flannery, Carl F. Kohrt, Ph.D. and Nancy G. Mistretta. With respect to the 2010 fiscal year and from October 1, 2010 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers served on the Company’s Compensation Committee or Board, or any other relationship required to be disclosed in this section under the applicable SEC Rules.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In accordance with applicable sections of the NYSE Rules, the Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees. The Board, with the assistance of the Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they are in compliance with all applicable requirements and address evolving corporate governance issues. The Corporate Governance Guidelines are posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com.

Director Independence

In consultation with the Governance Committee, the Board has reviewed, considered and discussed the relationships, both direct and indirect, of each current director or nominee for election as a director with the Company and its subsidiaries, including those listed under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” and the compensation and other payments each director and each nominee has, both directly and indirectly, received from or made to the Company and its subsidiaries, in order to determine whether such director or nominee satisfies the applicable independence requirements set forth in the NYSE Rules and the rules and regulations of the SEC (the “SEC Rules”). Based upon the recommendation of the Governance Committee and its own review, consideration and discussion, the Board has determined that the following current members of the Board satisfy such independence requirements and are, therefore, “independent” directors:

(1) Alan H. Barry	(6) Thomas N. Kelly Jr.
(2) Joseph P. Flannery	(7) Carl F. Kohrt, Ph.D.
(3) Adam Hanft	(8) Nancy G. Mistretta
(4) Stephen L. Johnson	(9) Stephanie M. Shern
(5) William G. Jurgensen	(10) John S. Shiely

In determining that Mr. Hanft qualifies as an independent director, the Board considered that, during the 2010 fiscal year, the Company paid Mr. Hanft or companies controlled by him $20,000 for consulting services he provided as a member of the Company’s Innovation & Technology Advisory Board prior to his election as a Class III director on January 21, 2010. Since his election to the Board, Mr. Hanft has not received any compensation from the Company beyond the compensation he receives for services as a director. In determining that Mr. Johnson qualifies as an independent director, the Board considered that, during the 2010 fiscal year, the Company paid Mr. Johnson or companies controlled by him $89,266 for consulting services he provided as a member of the Company’s Innovation & Technology Advisory Board as well as other consulting services he provided to the Company, in each case prior to his appointment as a Class III director on November 11, 2010. Since his appointment to the Board, Mr. Johnson has not received any compensation from the Company beyond the compensation he receives for services as a director.

The Board determined that: (a) James Hagedorn is not independent because he is the Company’s CEO and beneficially owns more than 5% of the outstanding Common Shares and (b) Katherine Hagedorn Littlefield is not independent because she beneficially owns more than 5% of the outstanding Common Shares and is the sister of James Hagedorn.

Nominations of Directors

The Board, taking into account the recommendations of the Governance Committee, selects nominees to stand for election to the Board. The Governance Committee considers candidates for the Board from any reasonable source, including current director, management and shareholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. Pursuant to its written charter, the Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms of any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Governance Committee by giving written notice of the recommendation to the Corporate Secretary of the Company. The recommendation must include the candidate’s name, age, business address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.

While the Corporate Governance Guidelines indicate that, in general, a director should not stand for re-election once he or she has reached the age of 72, the Governance Committee and the Board will review individual circumstances and may from time to time choose to renominate a director who is 72 or older. Although he was older than 72, the Board chose to nominate Joseph P. Flannery for re-election to the Board at the Company’s Annual Meeting of Shareholders held on January 21, 2010 because his expertise and knowledge made him a valuable candidate.

Communications with the Board

The Board believes it is important for shareholders of the Company and other interested persons to have a process pursuant to which they can send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the Lead Independent Director, the non-management directors as a group, the independent directors as a group or any particular director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Lead Independent Director,” to the “Non-Management Directors” as a group, to the “Independent Directors” as a group or to the “Board of Directors” as a whole, and sending it in care of the Company to the Company’s principal corporate offices at 14111 Scottslawn Road, Marysville, Ohio 43041. All such correspondence should identify the author as a shareholder or other interested person, explain such person’s interest and clearly indicate to whom the correspondence is directed. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. Copies of all correspondence will be circulated to the appropriate director or directors. There is no screening process in respect of communications from shareholders and other interested persons.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules and SEC Rules, the Board has adopted The Scotts Miracle-Gro Company Code of Business Conduct and Ethics, which is available under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com.

All of the employees of the Company and its subsidiaries, including executive officers, and all directors of the Company are required to comply with the Company’s Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 and the SEC Rules promulgated thereunder require companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company’s procedures for addressing these matters are set forth in the Code of Business Conduct and Ethics.

Preferred Stock — “Declawing” Preferred Stock

The Company’s Articles of Incorporation, as amended, authorize the Board to issue up to 195,000 preferred shares, without par value (the “Preferred Shares”), and to adopt amendments to the Articles of Incorporation in respect of any unissued Preferred Shares in order to fix or change, among other things, the division of the Preferred Shares into series, the dividend or distribution rights associated with the Preferred Shares, the liquidation rights, preferences and price of the Preferred Shares, and the redemption rights, voting rights, pre-emptive rights and conversation rights associated with the Preferred Shares. Although the Articles of Incorporation do not limit the purposes for which the Preferred Shares may be issued or used, the Board represents that it will not, without prior shareholder approval, issue or use the Preferred Shares for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan, or with features intended to make any attempted acquisition of the Company more difficult or costly. Within these limits, the Board may issue Preferred Shares for capital raising transactions, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly.

NON-EMPLOYEE DIRECTOR COMPENSATION

Benchmarking Board of Director Compensation

The Board believes that non-employee director compensation levels should be competitive with similarly situated companies and should encourage high levels of ownership of the Company’s Common Shares. Accordingly, at the direction of the Board, the Company engaged a third-party consultant from Towers Watson (formerly Towers Perrin) to conduct a benchmark study of the compensation structure for the Company’s non-employee directors for the 2008 calendar year (the “2008 Study”). For purposes of the 2008 Study, Towers Watson compared each element of the non-employee directors’ compensation against two groups of similarly situated companies:

•	18 consumer products-oriented companies with annual revenues ranging from $1.3 billion to $9.0 billion; and

•	100 S&P Mid Cap companies with annual revenues between $2.0 billion to $4.0 billion.

The survey information was compiled from definitive proxy statement filings for the respective companies. Based on the 2008 Study, the average compensation level for the Company’s non-employee directors (including both the cash and equity-based compensation elements) was above the 75th percentile when compared to the above-mentioned groups of companies. The Board determined to maintain the same compensation structure for the 2010 calendar year, as described below, and the 2008 Study was not updated for the 2010 calendar year.

Structure of Non-Employee Director Compensation

The compensation structure for non-employee directors is established on a calendar year basis. Based on the findings of the 2008 Study discussed above, the Board established the non-employee director compensation for the 2010 calendar year to reflect a combination of annual cash retainers and equity-based compensation granted in the form of deferred stock units (“DSUs”), as follows:

	Annual Retainers	Value of
	Paid in Cash(1)	DSUs Granted

Board Membership	$100,000	$70,000
Lead Independent Director	$15,000	$35,000
Additional Compensation for Committee Chairs:
• Audit	$—	$25,000
• Compensation and Organization	$—	$25,000
• Finance	$—	$25,000
• Governance and Nominating	$—	$25,000
• Innovation & Technology	$—	$25,000
Additional Compensation for Committee Membership:
• Audit	$—	$17,500
• Compensation and Organization	$—	$12,500
• Finance	$—	$12,500
• Governance and Nominating	$—	$12,500
• Innovation & Technology	$—	$12,500

(1)	The annual cash-based retainer is paid in quarterly installments.

In addition to the above compensation elements, non-employee directors also receive reimbursement of all reasonable travel and other expenses for attending Board meetings or other Company-related travel.

Equity-Based Compensation

For the 2010 calendar year, the equity-based compensation for non-employee directors was granted in the form of DSUs. Each whole DSU represents a contingent right to receive one full Common Share.

Vesting and Settlement

DSU grants for non-employee directors are typically approved by the Board at a meeting held on the date of the annual meeting of shareholders. The grant date is established as the first business day after the Board approves the grant. For the 2010 calendar year, DSUs were granted to the non-employee directors on January 22, 2010. In general, the DSUs granted to non-employee directors in the 2010 calendar year, including dividend equivalents converted to DSUs, vest on the third anniversary of the grant date, but are subject to earlier vesting or forfeiture, as the case may be, in the event of death, disability or retirement. Subject to the terms of the 2006 Plan, whole vested DSUs will be settled in Common Shares and fractional DSUs will be settled in cash as soon as administratively practicable, but in no event later than 90 days, following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the fifth anniversary of the grant date. Upon a change in control of the Company, each non-employee director’s outstanding DSUs will vest on the date of the change in control and settle as described above. Until the DSUs are settled, a non-employee director has none of the rights of a shareholder with respect to the Common Shares underlying the DSUs other than with respect to the dividend equivalents.

Dividend Equivalents

Each DSU (including dividend equivalents converted to DSUs) is granted with a related dividend equivalent, which represents the right to receive additional DSUs in respect of dividends that are declared and paid in cash in respect of the Common Shares underlying the DSUs, during the period beginning on the grant date and ending on the settlement date. Such cash dividends are converted to DSUs based on the fair market value of Common Shares on the date the dividend is paid. Dividends declared and paid in the form of Common Shares are converted to DSUs in proportion to the dividends paid per Common Share.

Deferral of Cash-Based Retainers

For the 2010 calendar year, the non-employee directors had the option to elect, in advance, to receive up to 100% of their quarterly cash retainers in cash or fully-vested DSUs. If DSUs are elected, the non-employee director receives a grant equal to the number determined by dividing the chosen dollar amount by the closing price of the Common Shares on the applicable grant date. Subject to the terms of the 2006 Plan, whole vested DSUs will be settled in Common Shares and fractional DSUs will be settled in cash as soon as administratively practicable, but no later than 90 days, following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the fifth anniversary of the grant date. Upon a change in control of the Company, each non-employee director’s outstanding DSUs will settle as described above. Until the DSUs are settled, a non-employee director has none of the rights of a shareholder with respect to the Common Shares underlying the DSUs other than with respect to the dividend equivalents. For the 2010 calendar year, Mr. Hanft made an election to receive 50% of his quarterly retainers in fully vested DSUs. None of the other non-employee directors elected to defer any portion of their 2010 calendar year cash retainer.

Non-Employee Director Compensation Table

The following table sets forth the compensation awarded to, or earned by, each of the non-employee directors of the Company for the 2010 fiscal year. Neither Mr. Hagedorn, the Company’s Chairman of the Board and CEO, nor Mr. Baker, the Company’s President and Chief Operating Officer, received any additional compensation for their services as a director. Accordingly, Mr. Hagedorn’s and Mr. Baker’s compensation is reported in the section captioned “EXECUTIVE COMPENSATION” and is not included in the table below. Mr. Johnson was not a director of the Company during the 2010 fiscal year. Therefore, the table below does not include the 320 DSUs awarded to Mr. Johnson on November 12, 2010.

Non-Employee Director Compensation Table for 2010 Fiscal Year

	Fees
	Earned or		Stock	Option	All Other
	Paid in		Awards	Awards	Compensation
Name	Cash ($)(1)		($)(5)(6)	($)(7)	($)(8)	Total ($)

Alan H. Barry	100,000		100,031	—	2,775	202,806
Joseph P. Flannery	100,000		95,025	—	5,032	200,057
Adam Hanft	75,000	(2)	95,025	—	1,282	171,307
William G. Jurgensen	100,000		100,031	—	2,551	202,582
Thomas N. Kelly Jr.	100,000		107,540	—	5,294	212,834
Carl F. Kohrt, Ph.D.	115,000	(3)	130,024	—	6,107	251,131
Katherine Hagedorn Littlefield	100,000		120,013	—	5,351	225,364
Nancy G. Mistretta	100,000		120,013	—	5,525	225,538
Patrick J. Norton (retired)	25,000	(4)	—	—	622	25,622
Stephanie M. Shern	100,000		112,504	—	5,652	218,156
John S. Shiely	100,000		125,018	—	5,070	230,088

(1)	Reflects the cash-based retainer earned for services rendered during the 2010 fiscal year. The calendar year fees were paid at a rate of $25,000 per quarter, and are prorated for partial service. Consistent with Mr. Hanft’s election to defer 50% of his cash retainer, the amount reported in this column includes a total of $37,500 in cash fees that were deferred and awarded in the form of fully vested DSUs. The deferred fees include $12,500 that was awarded in the form of DSUs on each of January 22, 2010, April 1, 2010 and July 1, 2010, respectively. None of the other non-employee directors elected to defer their cash-based retainers for the 2010 calendar year and there are no outstanding DSUs as of September 30, 2010 attributed to non-employee directors who had elected to defer all or a portion of their cash-based retainers for previous calendar years.

(2)	The calendar year fees have been prorated to reflect Mr. Hanft’s service during the 2010 fiscal year beginning January 21, 2010, and the prorated amount is shown in this column.

(3)	Dr. Kohrt received an additional cash-based retainer of $15,000 in respect of his service as the Company’s Lead Independent Director.

(4)	Mr. Norton, who retired from the Board effective January 21, 2010, received cash-based retainers totaling $100,000 for the 2009 calendar year. The 2009 calendar year fees have been prorated to reflect his service during the 2010 fiscal year and the prorated amount is shown in this column. Mr. Norton did not receive any cash-based retainers in respect of the 2010 calendar year.

(5)	The amounts in this column reflect the aggregate grant date fair value of the DSUs granted to the non-employee directors during the 2010 fiscal year. The value of each DSU is determined using the fair market value of the underlying Common Share on January 22, 2010, the date of the grant, and were calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions.

(6)	The aggregate number of Common Shares subject to DSUs (including DSUs granted as a result of converting dividend equivalents), outstanding as of September 30, 2010 were as follows:

Aggregate Number of
Common Shares
Subject to Stock
Awards Outstanding
Name	as of September 30, 2010*

Alan H. Barry	4,949
Joseph P. Flannery	8,580
Adam Hanft	3,199
William G. Jurgensen	4,562
Thomas N. Kelly Jr.	9,178
Carl F. Kohrt, Ph.D.	10,421
Katherine Hagedorn Littlefield	9,196
Nancy G. Mistretta	9,532
Patrick J. Norton (retired)	—
Stephanie M. Shern	9,636
John S. Shiely	8,841

*	All fractional Common Shares have been rounded to the nearest whole Common Share.

(7)	While there were no options granted to non-employee directors during the 2010 fiscal year, the aggregate number of Common Shares subject to option awards outstanding as of September 30, 2010 were as follows:

Aggregate Number of
Common Shares Subject to
Option Awards Outstanding
Name	as of September 30, 2010

Alan H. Barry	—
Joseph P. Flannery	74,975
Adam Hanft	—
William G. Jurgensen	—
Thomas N. Kelly Jr.	21,442
Carl F. Kohrt, Ph.D.	—
Katherine Hagedorn Littlefield	85,683
Nancy G. Mistretta	—
Patrick J. Norton (retired)	26,197
Stephanie M. Shern	72,599
John S. Shiely	14,300

(8)	Reflects the value of the cash dividends declared and paid by the Company during the 2010 fiscal year.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis (the “CD&A”) is to provide insight to our shareholders regarding our executive compensation philosophy and objectives, guiding principles, policies and practices.

Overview

Our compensation programs are intended to align our NEO’s interests with those of our shareholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing shareholder value. In structuring our compensation programs, the Compensation Committee strives to ensure that our executive compensation levels are competitive with companies of a like nature. The summary below highlights (i) our belief in performance-based pay, (ii) the tie between 2010 executive compensation and our strong financial performance, and (iii) key market practices reflected in the design of our compensation programs.

We Believe in Performance-Based Pay

The design of our compensation programs include the following measures to ensure that the compensation granted to our NEOs is based on the Company’s performance:

•	Our annual incentive compensation programs include funding triggers (namely, the credit facility compliance and corporate profitability targets). Failure to meet such funding triggers would jeopardize the eligibility of our NEOs to receive annual incentive awards.

•	In addition to the funding triggers, the annual incentive payouts are subject to a reduction based on a sliding scale of measures comprising our “Quality of Earnings” governors. For example, should the Company’s cash flows for a given year fall below a certain threshold, the payout to our NEOs will be reduced by a certain percentage.

The funding triggers and quality of earnings governors described above are intended to mitigate the potential risk associated with short-term decisions by our NEOs that may not be in the best interest of the Company or its key stakeholders.

•	The grants of our long-term equity-based incentive awards are targeted at the 50th percentile of our Compensation Peer Group; however, the grant value is subject to adjustment (up or down) based on achievement of individual performance goals set at the beginning of each performance cycle.

Executive Compensation Reflects Strong Financial Performance

Consistent with our compensation program design, our compensation program results for the fiscal year ended September 30, 2010 reflected the strong financial results that we delivered during the 2010 fiscal year despite the challenging economic environment:

•	Our net sales on a consolidated basis increased by 5.3% compared to the fiscal year ended September 30, 2009; and

•	Our adjusted EBITDA on a consolidated basis increased by 25.6% compared to the fiscal year ended September 30, 2009.

Performance with respect to each of these metrics was above target (as described below) and resulted in annual incentive awards considerably over 100% of the target for our NEOs. Despite our strong financial results, in light of recent economic conditions, the Compensation Committee decided not to award any base pay increases to the NEOs (including our CEO) for the 2010 fiscal year.

Compensation Design Reflects Key Market Practices

We are committed to periodically making adjustments to our compensation practices to further align our executive compensation design with our shareholders’ interests and current market practices, including:

•	Elimination of Gross-Ups: We have eliminated the gross-up payments that we previously provided to our NEOs, other than those relating to relocation-related benefits.

•	Double-Trigger Change in Control Provisions: Our plans currently include “double-trigger” change in control provisions, which preclude acceleration of vesting of outstanding cash and equity-based awards upon a change in control if such awards are assumed or substituted. In these instances, our plans preclude acceleration of vesting unless an employee is terminated.

•	Clawback Provisions: All of our equity-based awards and annual incentive awards contain provisions designed to recoup such awards for violation of non-compete covenants or engaging in conduct that is detrimental to the Company. In addition, on September 22, 2010, the Compensation Committee approved the Executive Compensation Recovery Policy, which allows the Company to recover annual incentive award payments and equity award distributions in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement.

•	Stock Ownership Guidelines: Our stock ownership guidelines are designed to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The ownership guideline for the CEO is effectively 10 times base salary.

•	No Excess Benefit Retirement Plan: Our excess benefit plan was frozen effective December 31, 1997, and the only NEO who was enrolled in this plan prior to this date is Mr. Hagedorn.

•	Independent Consultants: Our Compensation Committee engages an independent consultant to advise with respect to executive compensation levels and practices. The consultant provides no services to management and had no prior relationship with any of our NEOs.

•	Tally Sheets: Our Compensation Committee uses tally sheets in order to obtain a perspective on the overall level of executive compensation and wealth accumulation, the relationship between short-term and long-term compensation elements, and how each element relates to our compensation philosophy and guiding principles.

Our Compensation Philosophy and Objectives

The culture of our Company is based on a strong bias for action aimed at delivering sustainable results. We value and recognize high performance and our compensation programs are structured to promote an accountability and performance-based culture with significant emphasis on variable pay in the form of both short-term and long-term incentives.

Our compensation programs are designed to achieve the following objectives:

•	Attracting and retaining the leadership talent to sustain and expand upon our competencies and capabilities;

•	Driving performance that generates long-term profitable growth;

•	Promoting behaviors that reinforce our business strategy and desired culture;

•	Encouraging teamwork across business units and functional areas; and

•	Connecting rewards to shareholder value creation.

The Company has adopted guiding principles as a framework for making compensation decisions while preserving the flexibility needed to respond to the competitive market for executive talent. Our guiding principles for compensation are as follows:

•	Structure total compensation levels around the 50th percentile of the Compensation Peer Group (as defined herein) for achieving target levels of performance and above the 50th percentile of the Compensation Peer Group for achieving higher levels of performance;

•	Place greater emphasis on variable pay (i.e., incentive compensation) versus fixed pay (i.e., base salary);

•	Emphasize pay-for-performance to motivate both short-term and long-term performance for the benefit of shareholders; and

•	Provide the opportunity for meaningful wealth accumulation over time, tied directly to shareholder value creation.

Elements of Executive Compensation

To best promote the objectives of our executive compensation program, the Company relies on a mix of five principal short-term and long-term compensation elements. For the 2010 fiscal year, the elements of executive compensation were as follows:

•	Base salary;

•	Annual cash incentive compensation plan;

•	Long-term equity-based incentive awards;

•	Executive perquisites and other benefits; and

•	Retirement plans and deferred compensation benefits.

The Compensation Committee has oversight responsibility for all elements of compensation granted to Mr. Hagedorn, our CEO, and other key management employees, including the other NEOs listed in the Summary Compensation Table for 2010 Fiscal Year. For each NEO, the Compensation Committee reviews each element of compensation, as well as the relative mix or weighting of elements, on an annual basis.

Base Salary (short-term compensation element)

Consistent with the Company’s performance-based pay philosophy, base salary is not intended to deliver the majority of the total compensation to any of the NEOs or other key management employees. However, base salary, which is the primary fixed element of total compensation, serves as the foundation of the total compensation structure since most of the variable compensation elements are linked directly or indirectly to the base salary level.

Base salaries of the NEOs are reviewed on an annual basis and compared against the median salaries of similar positions, based on survey data provided by the Company’s compensation consultants. Individual base salaries may be higher or lower than the benchmark based on a subjective assessment of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company as well as an NEO’s experience, competency, skill level, overall contribution to the success of our business and potential to make significant contributions to the Company in the future. In light of recent economic conditions, the Compensation Committee decided not to award any base pay increases to the NEOs for the 2010 fiscal year.

Annual Cash Incentive Compensation Plan (short-term compensation element)

The focus of our annual executive incentive plan, the EIP, is to promote profitable top line growth and quality of earnings. The EIP design is grounded by the following set of core guiding principles which are reflective of our compensation philosophy and are intended to support a sustainable plan design:

•	Accountability — plans are heavily weighted to individual business unit performance;

•	Focus — pick a few things and do them well;

•	Alignment — plans are aligned with overall business strategy and growth objectives;

•	Simplicity — plans are easy to understand and communicate; and

•	Differentiation — recognize the unique aspects of regions and business units, as well as individual performance.

The EIP provides annual cash incentive compensation opportunities based on various performance metrics related to the financial performance of the Company and its business units. An incentive target is established for each NEO as a percentage of base salary, which is generally intended to approximate the market median for similar positions within the Compensation Peer Group. For the 2010 fiscal year, the incentive targets for Mr. Hagedorn, Mr. Baker and all other NEOs were set at 100%, 75% and 55% of base salary, respectively. The Compensation Committee believes the incentive targets compare favorably with those of our Compensation Peer Group for similar positions.

Funding Triggers:  The EIP design includes two funding triggers that are intended to ensure alignment between management and key stakeholders.

•	Credit facility compliance — Payouts under the EIP are subject to the Company maintaining compliance with the quarterly debt/EBITDA ratio (“Leverage Ratio”) requirement under its senior secured credit facilities. The Compensation Committee believes this feature ensures that management continues to be aligned with the interests of all key stakeholders, including the Company’s creditors. The Company was in compliance with the Leverage Ratio requirement under its senior credit facilities throughout the 2010 fiscal year.

•	Corporate profitability — If the Company fails to achieve a specified level of Corporate Adjusted EBITA for the full fiscal year, all payouts calculated under the EIP are reduced by 50%. The Compensation Committee believes this feature ensures that management delivers growth to the shareholders before significant bonuses can be earned. For the 2010 fiscal year the funding trigger was established at a Corporate Adjusted EBITA (as defined below) target of $369 million, which approximated the actual results for the prior year after adjusting for non-recurring items and applying a growth factor. The Company’s actual performance of $427.5 million substantially exceeded the funding trigger for the 2010 fiscal year.

Payouts Subject to Quality of Earnings Governors:  The EIP design encourages alignment within the senior leadership team around the goal of improving the “Quality of Earnings” as well as the overall level of earnings. In addition to the funding triggers, the total incentive payouts calculated under the EIP, based on the achievement of the performance metrics, were subject to reduction based on the following “Quality of Earnings” measurements, each of which is calculated at the consolidated Company level:

•	Gross Margin Rate Expansion: If the Global Consumer gross margin rate for the 2010 fiscal year is less than 37.3%, payouts reduced up to 10%.

•	Cash Flow Generation: If the free cash flow generation for the 2010 fiscal year is less than $175 million, payouts reduced up to 10%.

•	SG&A Control: If the total SG&A expenses for the 2010 fiscal year, excluding media expenses and incentive payouts in excess of target, are greater than $600.8 million, payouts reduced up to 10%.

For the 2010 fiscal year the Company exceeded the performance targets for each of the quality of earnings governors so no reductions were applied to the calculated payouts.

Individual Discretionary Component:  The EIP also includes a discretionary component to further distinguish individual performance. The Compensation Committee may exercise its discretion to adjust the total weighted incentive award calculated under the EIP for each plan participant based on various business factors, including individual performance. As a result, an individual participant could receive a total incentive payout that differs from the payout that would be calculated based solely on achievement of the performance metrics under this plan.

For the 2010 fiscal year, 80% of the total weighted payout (the non-discretionary portion) for plan participants was determined based directly on achievement of the pre-defined performance metrics, with the remaining 20% (the discretionary portion) awarded at the discretion of the Compensation Committee based on each NEO’s performance during the fiscal year. For further discussion of the discretionary incentive amounts awarded to the NEOs for the 2010 fiscal year, see the Summary Compensation Table for 2010 Fiscal Year.

Tax Deductibility:  The design and administration of the EIP are generally intended to qualify the underlying payouts as performance-based compensation for purposes of IRC § 162(m) in order to maximize the tax deductibility of such compensation for the Company. Accordingly, the Compensation Committee oversees the operation of the EIP, including approval of the plan design, performance objectives and payout targets for each fiscal year.

The EIP Performance Metrics:  For the 2010 fiscal year, the incentive awards for all NEOs were based on the following performance measures, each of which is calculated at the consolidated Company level:

•	Net Sales Growth* — a measurement of net sales growth, including Roundup® net sales.

•	Adjusted EBITA — earnings before interest, taxes and amortization, adjusted to exclude discontinued operations, charges related to registration and recall matters, impairment and other non-cash charges.

*	For reporting purposes in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), the Company includes the commission relating to the Roundup® Marketing Agreement and associated cost reimbursements in net sales; as a result, there is a difference between the Company’s reported net sales and the net sales used for purposes of calculating incentive payouts under the EIP.

The Compensation Committee believes these measures reflect key value drivers of the business and align management with shareholder interests. As reflected in the table below, for each performance measure, achievement of pre-defined minimum, target and maximum performance goals resulted in compensation payouts of 50%, 100% and 200% of the NEO’s target incentive opportunity, respectively. Actual payouts for performance results between the pre-defined performance goals were calculated on a straight-line basis.

The target performance goals chosen for the NEOs were based on the Company’s operating plan for the 2010 fiscal year. The minimum performance goals were established based on the 2009 actual results, with pro forma adjustments for discontinued operations, incentive payments in excess of target and non-cash items. The target performance goals, which establish the performance criteria to achieve a payout of 100%, were based on achieving the operating budget for the 2010 fiscal year and the maximum performance goals were set at a level thought to reflect aggressive, but attainable growth. The consolidated Company level performance goals and actual performance results for the 2010 fiscal year (with dollars in millions) were:

	Metric	Payout Level			Actual	Calculated
Metric	Weighting	50%	100%	200%	Results	Payout %

Net Sales Growth	25%	$3,318.4	$3,402.6	$3,589.9	$3,446.4	123.4%
Adjusted EBITA	75%	$387.0	$403.2	$435.2	$427.5	175.9%
Weighted Payout %						162.8%

Note: The Compensation Committee believes that the performance metrics should not be influenced by currency fluctuations and, therefore, where applicable, the EIP metrics reflect currency translation based on budgeted exchange rates, which is in contrast to actual exchange rates employed for currency conversions used for U.S. GAAP reporting. As a result, there could be a difference between the Company’s reported financial results and the amounts used for purposes of calculating incentive payouts under the EIP.

Long-Term Equity-Based Incentive Awards (long-term compensation element)

Long-term incentive compensation is an integral part of total compensation for Company executives and directly ties rewards to performance that is intended to create and enhance shareholder value. The Compensation Committee targets the grant value (equity award value) of long-term equity-based incentive awards at the 50th percentile of the Compensation Peer Group. The target award value may be delivered in any combination of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares or other equity-based awards. Consistent with the Company’s performance-based pay philosophy, the targeted grant value of individual equity-based incentive awards may be adjusted upward or downward from the 50th percentile based on factors such as the overall performance level of the individual, the overall contribution of the individual to the success of the business, years of service and the potential of the individual to make significant contributions to the Company in the future.

For the 2010 fiscal year, approximately 50% of the target equity award value granted to NEOs was in the form of non-qualified stock options (“NSOs”), with the remaining 50% granted in the form of RSUs. The decision to use a combination of NSOs and RSUs reflected competitive pay practices as compared to the Compensation Peer Group and allowed the Company to deliver the intended equity award value with fewer Common Shares underlying the awards granted. The specific numbers of Common Shares subject to NSOs and RSUs awarded were determined as follows:

Target Option Award value / Black-Scholes value per NSO = number of Common Shares subject to NSOs awarded; and

Target Stock Award value / fair market value per share = number of Common Shares underlying RSUs awarded.

All NSOs and RSUs awarded to the NEOs in the 2010 fiscal year were awarded subject to a three-year, time-based cliff vesting provision. The RSU grants did not qualify as performance-based compensation for purposes of IRC § 162(m). As a result, the Company’s ability to deduct the full value of these awards at the time of vesting may be limited. Information regarding our equity grant practices, including the determination of exercise price, can be found in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Practices Regarding Equity-Based Awards” below.

Executive Retention Awards (long-term compensation element)

In the 2008 fiscal year, the Company was facing a number of challenging circumstances, including rising commodity costs and a sharp decline in the market value of its Common Shares. As a result, the majority of the Company’s outstanding NSOs decreased significantly in value. In response to these circumstances, the Company commenced a strategy to retain key executive talent. In furtherance of this strategy, the Compensation Committee authorized grants of discretionary retention awards to Mr. Evans and Mr. Sanders on November 4, 2008, each of which had a grant date value of $1.0 million, in the form of deferred compensation under The Scotts Company LLC Executive Retirement Plan (the “ERP”). A similar retention award with an equal value was approved with respect to Mr. Lopez and is more fully described below.

Mr. Evans and Mr. Sanders had the right to elect an investment fund, including a Company stock fund, against which the retention award will be benchmarked, and both elected the Company stock fund. The retention awards are generally subject to cliff vesting on November 4, 2011, with limited exceptions that provide for accelerated or pro rata vesting. Each retention award is subject to forfeiture if Mr. Evans or Mr. Sanders is terminated for cause at any time or if they engage in certain actions prohibited by the retention award agreement within 180 days before or 730 days after their employment is terminated for any reason.

The value of the retention awards, which have not vested as of the end of the 2010 fiscal year, are reflected in the Non-Qualified Deferred Compensation Table For 2010 Fiscal Year. Provided the vesting provisions are met, the Company will distribute one-fourth of the vested retention award account balance on each of November 4, 2011 and November 4, 2012 and the remaining account balance will be distributed on November 4, 2013.

On November 4, 2008, the Compensation Committee also granted a discretionary retention award to Mr. Lopez in the form of 36,400 RSUs. Mr. Lopez’ retention award is governed by the terms of the Company’s 2006 Plan and the applicable award agreement that contains terms and conditions substantially similar to the form of retention award agreement approved by the Compensation Committee for Mr. Evans and Mr. Sanders.

Executive Perquisites and Other Benefits (short-term compensation element)

The Company maintains traditional health and welfare benefit plans and the RSP, a qualified 401(k) plan, that are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. In addition to these traditional benefits, the Company offers certain executive level perquisites to key executives which are designed to be competitive with the compensation practices of corporations in the Compensation Peer Group, including comprehensive annual physical examinations, a car allowance of $1,000 per month (except for Mr. Baker who received a car allowance of $1,167 per month) and annual financial planning services valued at approximately $4,000 per year.

For safety and security reasons, the Board approved CEO/COO Travel Guidelines (the “Travel Guidelines”) for the 2010 fiscal year which provide that Mr. Hagedorn and Mr. Baker may use either personal aircraft or Company aircraft for commuting purposes. With respect to Mr. Hagedorn, and in lieu of further increasing his cash-based compensation to compensate him for his prior commuting perquisite, the Compensation Committee approved a compensatory monthly commuting allowance of $20,000, beginning in the 2010 fiscal year. The commuting allowance is intended to offset the annual costs associated with Mr. Hagedorn’s compliance with the Travel Guidelines.

With respect to Mr. Baker, the Compensation Committee approved a compensatory monthly commuting allowance of $35,000, beginning in the 2010 fiscal year. The commuting allowance is intended to offset the annual costs associated with Mr. Baker’s compliance with the Travel Guidelines. In an effort to mitigate the cost increase to the Company associated with providing the commuting allowance, Mr. Baker agreed to restructure his total compensation package to reduce the minimum grant date value of his long-term equity-based compensation by $240,000 per year, beginning in the 2010 fiscal year. The Compensation Committee believes that the approved approach is fair and equitable to the Company and Mr. Baker.

Mr. Hagedorn and Mr. Baker are also entitled to limited personal use of Company aircraft at their own expense. Specifically, Mr. Hagedorn has an option to purchase up to 100 flight hours per year for personal use and Mr. Baker has an option to purchase up to 50 flight hours per year for personal use. Both Mr. Hagedorn and Mr. Baker purchase their respective flight hours at the Company’s incremental direct operating cost per flight hour so there is no incremental cost to the Company associated with providing this perquisite other than the partial loss of a tax deduction of certain aircraft-related costs as a result of any personal use of Company aircraft. Since Company aircraft are used primarily for business travel, the determination of the direct operating cost per flight hour excludes the fixed costs which do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to personal trips. As an additional perquisite, Mr. Hagedorn and Mr. Baker have access to the services of the Company’s aviation mechanics and pilots in circumstances involving commuting flights on personal aircraft. Since the Company’s aviation mechanics and pilots are paid on a salary basis, there is no incremental cost to the Company for providing this perquisite. For further discussion see section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Retirement Plans and Deferred Compensation Benefits (long-term compensation element)

ERP

The ERP is a non-qualified deferred compensation plan which provides executives the opportunity to: (1) defer compensation above the specified statutory limits applicable to the RSP and (2) defer compensation with respect to any Performance Award (as defined in the ERP). The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. During the 2010 fiscal year, the ERP consisted of five parts:

•	Compensation Deferral, which allows continued deferral of salary and amounts received in lieu of salary;

•	Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP;

•	Retention Awards, which reflect the Company’s contribution to the ERP in respect of the retention awards described above;

•	Crediting of Company Matching Contributions on qualifying deferrals that could not be made to the RSP due to certain statutory limits; and

•	Retirement contributions (referred to as “Base Retirement Contributions”), which were made by the Company to the ERP once the statutory compensation cap was reached in the RSP and with respect to any qualifying deferrals to the ERP. A Base Retirement Contribution was made to the ERP regardless of whether Compensation Deferral or Performance Award Deferral elections were made under the ERP.

The Company Matching Contributions and Base Retirement Contributions to the ERP were based on the same contribution formulae as those used for the RSP. Specifically, the Company matched the Compensation Deferral at 100% for the first 3% of eligible earnings contributed to the ERP and 50% for the next 2% of eligible earnings contributed to the ERP. Performance Award Deferrals to the ERP are not eligible for Company Matching Contributions. The Company also made a Base Retirement Contribution in an amount equal to 2% of eligible earnings for all eligible executive officers, regardless of whether they made deferral elections under the ERP. This amount increased to 4% once an executive officer’s eligible earnings reached 50% of the Social Security wage base. Base Retirement Contributions were made to the ERP once an executive officer exceeded the maximum statutory compensation allowable under the RSP and with respect to all qualifying deferrals to the ERP.

All accounts under the ERP are bookkeeping accounts and do not represent claims against specific assets of the Company. Each participant directs the portion of future credits to the participant’s ERP accounts that will be, as well as the existing balance of the participant’s ERP accounts that is, credited to one or more benchmarked investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on investments associated with the ERP for any of the NEOs for the 2010 fiscal year.

Other Retirement and Deferred Compensation Plans

The Scotts Company LLC Excess Benefit Plan for Non Grandfathered Associates (the “Excess Pension Plan”) is an unfunded plan that provides benefits which cannot be provided under The Scotts Company LLC Associates’ Pension Plan (the “Associates’ Pension Plan”) due to specified statutory limits. The Associates’ Pension Plan was frozen effective December 31, 1997 and, therefore, no additional benefits have accrued after that date under the Excess Pension Plan. Continued service taken into account for vesting purposes under the Associates’ Pension Plan is, however, recognized with respect to the entitlement to, and the calculation of, subsidized early retirement benefits under the Excess Pension Plan. Based on his tenure, Mr. Hagedorn is the only NEO who participates in the Excess Pension Plan. For further details regarding the Excess Pension Plan, see Pension Benefits Table.

Our Compensation Practices

Oversight of Executive Officer Compensation

The Compensation Committee has oversight responsibility for all elements of executive compensation for our CEO and other key executives. As part of its responsibility, the Compensation Committee is responsible for evaluating the CEO’s performance and setting the CEO’s annual compensation. In setting the CEO’s compensation, the Compensation Committee considers:

•	The specific performance of the CEO;

•	The performance of the Company against pre-determined performance goals;

•	Management’s recommendations with respect to the CEO’s compensation; and

•	The competitive level of the CEO’s compensation as benchmarked against similar positions with the Compensation Peer Group.

In addition to setting the compensation of the CEO and approving the compensation recommendations for other key executives, the Compensation Committee is also responsible for administering or overseeing all equity-based incentive plans to achieve the objectives of the compensation program within the framework approved by our shareholders. Under the terms of these plans, the Compensation Committee has sole discretion and authority to determine the size and type of all equity-based awards, as well as the period of vesting and all other key terms and conditions of the awards.

With respect to the annual incentive compensation plans the Compensation Committee has responsibility for approving the overall plan design, as well as the performance metrics, performance goals and payout levels proposed by management.

Role of Outside Consultants

During the 2010 fiscal year, the Compensation Committee engaged an independent consultant from Fred Cook & Co. to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. The consultant provided guidance to assist the Compensation Committee in its evaluation of the recommendations submitted by management with respect to executive compensation. Fred Cook & Co. did not provide any consulting services directly to management.

During the 2010 fiscal year, the Company engaged consultants from Towers Watson and Hewitt Associates, Inc. These firms worked directly with management to advise the Company on best practices and competitive trends, as well as ongoing regulatory considerations with respect to executive compensation. Neither firm provided consulting services directly to the Compensation Committee.

Compensation Peer Group

For the purpose of enabling the Company to benchmark our compensation practices, as well as the total compensation packages of the CEO and other key executives, the Company uses a customized Compensation Peer Group, which was developed in cooperation with the Committee’s consultant. For the 2010 fiscal year the Compensation Committee approved changes to the Compensation Peer Group, expanding it from 15 companies to 24 companies, which is reflective of best practice and helps to ensure the statistical quality of the benchmark data. The Compensation Committee believes that the companies chosen for the Compensation Peer Group (listed below) reflect the types of highly regarded consumer products-oriented companies that the Company typically competes with to attract and retain executive talent.

ACCO Brands Corporation	Alberto-Culver Company	American Greetings Corporation	Blyth, Inc.
Central Garden & Pet Company	Church & Dwight Co., Inc.	The Clorox Company	Del Monte Foods Company
Elizabeth Arden, Inc.	Energizer Holdings, Inc.	FMC Corporation	Fortune Brands, Inc.
The Hershey Company	Jarden Corporation	The Estée Lauder Companies Inc.	Masco Corporation
McCormick & Company, Inc.	Newell Rubbermaid Inc.	Nu Skin Enterprises	Revlon, Inc.
The J. M. Smucker Company	Stanley Black & Decker, Inc.	The Toro Company	Tupperware Brands Corporation

The Compensation Committee believes this Compensation Peer Group reflects the pay practices of the broader consumer products industry and is reflective of the size and complexity of the Company. In general, the Compensation Peer Group reflects companies that range between $1.0 billion and $7.8 billion of annual revenues, with a median annual revenue slightly above the Company’s revenue for the 2010 fiscal year.

Use of Tally Sheets

On an annual basis, management prepares and furnishes to the Compensation Committee a comprehensive statement, known as a “Tally Sheet,” reflecting the value of each element of compensation for the current fiscal year as well as executive perquisites and other benefits provided to the NEOs.

The Tally Sheets provide perspective to the Compensation Committee on the overall level of executive compensation and wealth accumulation, as well as the relationship between short-term and long-term compensation elements, and how each element relates to our compensation philosophy and guiding principles. The Tally Sheets are instructive for the Compensation Committee when compensation decisions are being evaluated, particularly as it relates to compensation decisions made in connection with promotions, special retention issues and separations from the Company.

Role of Management in Compensation Decisions

The CEO is responsible for conducting annual performance reviews and establishing performance objectives for all of the other NEOs, who in turn are responsible for conducting reviews and establishing performance objectives for other key management employees. As mentioned above, the Compensation Committee establishes the annual performance objectives for the CEO and completes an annual assessment of his performance. The Compensation Committee believes that the performance evaluation and goal-setting process is critical to the overall compensation-setting process, because the personal performance level of each NEO is one of the most heavily weighted factors considered by the Compensation Committee when making compensation decisions.

In conjunction with the Company’s outside consultants from Towers Watson and Hewitt Associates, Inc., management conducts annual market surveys of the base salary levels, short-term incentives and long-term incentives for the CEO and each of the other NEOs. The benchmark compensation data provided by Towers Watson and Hewitt reflects approximately 200 general industry companies ranging between $1.0 and $9.0 billion of annual revenue. To account for the wide range of companies included in the surveys, the data is statistically adjusted by the Company’s compensation consultants to more closely reflect the relative size of the Company, based on revenue. Management’s goal in conducting these surveys is to better understand competitive compensation programs and trends, as well as the level and mix of compensation elements. The Compensation Committee considers the survey information to help ensure that executive compensation levels remain competitive with the Company’s Compensation Peer Group, which facilitates our ability to retain and motivate key executive talent.

The CEO and the Executive Vice President, Global Human Resources make specific recommendations to the Compensation Committee with respect to each element of executive compensation for each of the NEOs, other than the CEO. These recommendations are based on their assessment of the competitive market trends, as referenced by the benchmark compensation data, and the performance level of the individual NEO. The Compensation Committee, with the assistance of its compensation consultant, independently evaluates these recommendations taking into account the competitive market data, the overall performance level of each NEO and our compensation guiding principles.

Setting Compensation Levels for CEO

Consistent with our performance-oriented pay philosophy, the compensation structure for the CEO is designed to deliver approximately 20% of the annual compensation opportunity in the form of fixed pay (i.e., base salary) and the remaining 80% in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). Once a year, the Compensation Committee completes an evaluation of the CEO’s performance with respect to the Company’s goals and objectives and makes its report to the Board. Based on this assessment, the Compensation Committee set the CEO’s annual compensation for the 2010 fiscal year, including base salary, annual incentive compensation, long-term equity-based compensation and perquisites and other benefits. When evaluating Mr. Hagedorn’s total level of compensation for the 2010 fiscal year, the Compensation Committee considered information including:

•	Mr. Hagedorn’s personal performance against pre-established goals and objectives;

•	The Company’s performance and relative shareholder return; and

•	The compensation of CEOs at companies within our Compensation Peer Group.

Base Salary

Mr. Hagedorn receives an annual base salary of $1.0 million, which is reviewed annually by the Compensation Committee. In light of recent economic conditions the Compensation Committee did not award a base salary increase to Mr. Hagedorn for the 2010 fiscal year. Mr. Hagedorn’s base salary for the 2010 fiscal year was slightly above the median of his peers as reflected in the compensation benchmark data.

Short-Term Cash-Based Incentive Compensation

For purposes of his participation in the EIP, Mr. Hagedorn’s target incentive opportunity was equal to 100% of his base salary for the 2010 fiscal year, which remained unchanged from the prior year. Based on the benchmark compensation data, Mr. Hagedorn’s target incentive opportunity, expressed as a percentage of base salary, approximated the market median of his peers.

For the 2010 fiscal year, Mr. Hagedorn’s target incentive opportunity under the EIP was directly attributable to attainment of annual performance measures established at the consolidated Company level and approved by the Compensation Committee. Under the EIP, the measures used to determine Mr. Hagedorn’s incentive compensation for the 2010 fiscal year, which were the same measures used for all other NEOs, were Net Sales (25% weighting) and Adjusted EBITA (75% weighting). A description of the specific performance goals and the payout levels associated with each performance measure is included above in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plan (short-term compensation element).”

Equity-Based Compensation

For the 2010 fiscal year, the Compensation Committee maintained the grant value for Mr. Hagedorn’s equity-based compensation at approximately $3.0 million, representing 60% of his total direct compensation (salary, annual cash-based incentive compensation and long-term equity-based compensation) based on target levels of performance. This positions his long-term compensation at approximately 19% above the market median when compared to the benchmark compensation data, a level that is viewed by the Compensation Committee as “competitive” and reflects Mr. Hagedorn’s personal performance as well as the overall performance of the Company. Mr. Hagedorn’s total direct compensation, based on target levels of performance, was approximately 15% above the market median of the benchmark compensation data.

Of the long-term compensation value, approximately 50% of the grant value of Mr. Hagedorn’s long-term equity-based compensation was awarded in the form of NSOs and the remaining 50% was awarded in the form of RSUs. Both the NSOs and the RSUs are subject to three-year, time-based cliff vesting. The Compensation Committee’s decision to award a mix of NSOs and RSUs reflects a balance between rewarding Mr. Hagedorn for future share price appreciation while attempting to mitigate dilution to existing shareholders since a grant of RSUs requires considerably fewer Common Shares than a grant of NSOs, while delivering the same grant value.

Setting Compensation Levels for Other NEOs

The Compensation Committee strives to deliver a competitive level of total compensation to each of the NEOs by evaluating and balancing the following objectives:

•	The strategic importance of the position within our executive ranks;

•	The overall performance level of the individual and the potential to make significant contributions to the Company in the future;

•	The value of the job in the marketplace;

•	Internal pay equity; and

•	Our executive compensation structure and philosophy.

Consistent with our performance-oriented pay philosophy, the compensation structure for Mr. Baker was designed to deliver approximately 20% of the annual compensation opportunity in the form of fixed pay (i.e., base salary) and the remaining 80% in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). With respect to the other NEOs, the compensation structure is designed to deliver approximately one-third of the annual compensation opportunity in the form of fixed pay and the remaining two-thirds in the form of variable pay. The Compensation Committee believes that this pay mix is generally in line with the pay mix for similar positions within our Compensation Peer Group.

Based on their assessment of the individual performance of each NEO, the CEO and the Executive Vice President, Global Human Resources submit compensation recommendations to the Compensation Committee for each NEO. These recommendations address all elements of compensation, including base salary, annual incentive compensation, long-term equity-based compensation and perquisites and other benefits. In evaluating these compensation recommendations, the Compensation Committee considers information such as the Company’s financial performance as well as the compensation of similarly situated executive officers as determined by reference to the benchmark compensation data.

Base Salary

Mr. Baker received an annual base salary of $900,000, which is reviewed annually by the Compensation Committee. The decision by the Compensation Committee to set Mr. Baker’s base salary at this level was based on an assessment of the magnitude of his responsibility in the organization and an attempt to position his pay level between that of our CEO and Mr. Baker’s direct reports.

In light of recent on economic conditions, the Compensation Committee did not award base salary increases to Mr. Baker or any of the other NEOs for the 2010 fiscal year. Based on the benchmark compensation data, the base salary level of Mr. Baker compared above the 75% percentile of the benchmark compensation data. The base salary levels of Mr. Evans and Mr. Sanders remained within a competitive range of plus or minus 10% compared to the market median of the benchmark compensation data. We determine compensation levels for executives who are based outside the U.S., such as Mr. Lopez, based on local market competitive practices.

Short-Term Cash-Based Incentive Compensation

For purposes of the EIP, the target incentive opportunity for Mr. Baker was equal to 75% of base salary for the 2010 fiscal year, which approximated the market median of the benchmark compensation data. The target incentive for the other NEOs, was equal to 55% of base salary for the 2010 fiscal year, which put less of their total pay at risk than that of Mr. Hagedorn and Mr. Baker, and was generally lower than the comparable percentage of short-term cash-based incentives offered to similarly situated executive officers as reflected in the benchmark compensation data.

For the 2010 fiscal year, the target incentive compensation opportunity under the EIP was directly attributable to attainment of annual performance measures which were approved by the Compensation Committee. Under the EIP, the measures used to determine the incentive compensation for the 2010 fiscal year, which were the same measures used for all other NEOs, were Net Sales (25% weighting) and Adjusted EBITA (75% weighting). A description of the specific performance goals and the payout levels associated with each performance measure is included above in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plan (short-term compensation element).”

Equity-Based Compensation

The Company supports a compensation philosophy of strongly linking rewards to shareholder value creation and to motivating long-term performance. As a result, approximately 60% of the value of Mr. Baker’s annual compensation opportunity was delivered in the form of equity-based compensation. Per the terms of his employment agreement, Mr. Baker was entitled to receive long-term equity-based compensation awards for the 2010 fiscal year valued at approximately $2.46 million on the date of grant. This positions his long-term compensation above the 75th percentile when compared to his peers reflected in the benchmark compensation data.

For the 2010 fiscal year, the target value of the equity-based compensation for each of the NEOs as a percentage of base salary was as follows: Mr. Baker (274%), Mr. Evans (147%), Mr. Sanders (147%) and Mr. Lopez (119%). The specific equity-based award granted to each NEO was determined based on a subjective assessment of the NEO’s overall performance level as well as the NEO’s expected contributions to the business. The grant value of the equity-based compensation awarded to the NEOs for the 2010 fiscal year reflected competitive grants levels, ranging between 8% to 26% above the market median of the benchmark compensation data. The Compensation Committee believes the grant values are reflective of competitive practice and recognize the personal performance of each of the NEOs.

Approximately 50% of the grant value of the long-term equity-based compensation awarded to the NEOs was in the form of NSOs and the remaining 50% in the form of RSUs. Both the NSOs and the RSUs are subject to three-year, time-based cliff vesting. The Compensation Committee’s decision to award a mix of NSOs and RSUs reflects a balance between rewarding the NEOs for future share price appreciation while attempting to mitigate the dilution to existing shareholders since a grant of RSUs requires considerably fewer Common Shares than a grant of NSOs while delivering the same grant value.

Total Direct Compensation

Mr. Baker’s total direct compensation (based upon target levels of performance), which exceeds the 75th percentile of the peers reflected in the benchmark compensation data, evidences the overall compensation level that the Compensation Committee deemed appropriate. The total direct compensation (based upon target levels of performance) for each of Mr. Evans and Mr. Sanders was below the median of peers reflected in the benchmark compensation data. We determine compensation levels for executives who are based outside the U.S., such as Mr. Lopez, based on local market competitive practices.

Performance Shares

On October 30, 2007, in recognition of Mr. Sanders’ ongoing commitment to the Company, the Compensation Committee approved the award of up to 40,000 performance shares in the aggregate, which included up to 10,000 performance shares for the 2008 fiscal year performance period, up to 10,000 performance shares for the 2009 fiscal year performance period and up to 20,000 performance shares for the 2010 fiscal year performance period. Each performance share represents the right to receive one full Common Share if the applicable performance goals are satisfied. Based on performance criteria established by the Compensation Committee, Mr. Sanders previously earned 5,038 of a possible 10,000 performance shares with respect to the 2008 fiscal year, and 10,000 of a possible 10,000 shares with respect to the 2009 fiscal year.

The Compensation Committee established the performance goal for the 2010 fiscal year performance period based upon the results of the U.S. portion of our Global Consumer business segment (the “U.S. Consumer”) business, which reflected Mr. Sanders’ primary responsibility for the 2010 fiscal year. The performance criteria provided for performance shares to be earned ratably — 10,000 performance shares (threshold) would be earned if the EBITDA achievement for the 2010 fiscal year for the U.S. Consumer business was at least $439.2 million (100% of the actual EBITDA results achieved in the 2009 fiscal year) and 20,000 performance shares (maximum) would be earned for achieving EBITDA performance of at least $473.9 million (the budget for the 2010 fiscal year). Based on the U.S. Consumer business achieving an actual EBITDA performance of $497.4 million, representing more than 100% of the budget, Mr. Sanders earned the full 20,000 performance shares possible for the 2010 fiscal year performance period.

Other Executive Compensation Policies, Practices and Guidelines

Practices Regarding Equity-Based Awards

In general, all employees are eligible to receive grants of equity-based awards; however, the Compensation Committee typically limits participation to the CEO, the NEOs and other key management employees. The decision to include certain key management employees in the annual equity-based awards is reflective of competitive market practice and serves to reward those individuals for their past and future positive impact on our business results.

Grants of equity-based awards are typically approved on an annual basis at a regularly scheduled meeting of the Compensation Committee. The grant date is established as the date of the Compensation Committee action. The Company’s practice is to grant equity-based awards at the January Compensation Committee meeting. Other than this practice, the Company does not have any program, plan or practice to coordinate the timing of annual equity-based awards to our executive officers with the release of material, non-public information.

The exercise price for each NSO is equal to the closing price of the Common Shares on the grant date, as reported on NYSE. If the grant date is not a trading day on NYSE, the exercise price is equal to the closing price on the next succeeding trading day.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines, which vary by position, for the CEO and the other NEOs. The purpose of these guidelines is to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The minimum target levels of stock ownership established by position are as follows:

CEO	5 times the sum of base salary plus target EIP opportunity*
Other NEOs	3 times the sum of base salary plus target EIP opportunity

*	The ownership guideline for the CEO is effectively 10 times base salary since his incentive target is equal to his base salary.

The Compensation Committee believes that these stock ownership guidelines are generally more stringent than the practices of our Compensation Peer Group since we include the annual target EIP opportunity (in addition to base salary) when establishing the minimum amount of stock ownership desired, while most of the other members of our Compensation Peer Group look only at multiples of base salary. For purposes of achieving the desired level of stock ownership, the following forms of equity-based holdings are included:

•	Common Shares held directly or indirectly in personal or brokerage accounts;

•	Common Shares reflecting amounts credited to the benchmark Company stock fund under the ERP;

•	Common Shares held in an account under the RSP;

•	Restricted stock and RSU grants;

•	Performance share and performance unit grants; and

•	Grants of NSOs and SARs, both vested and unvested, based on the Black-Scholes value at the time of grant.

According to the Company’s stock ownership guidelines, each NEO has five years from the date of hire or promotion to fully reach the appropriate ownership guideline for his or her position.

Recoupment/Clawback Policies

To protect the interests of the Company and its shareholders, subject to applicable law, all equity-based awards and all amounts paid under the EIP contain recoupment provisions (known as clawback provisions) designed to enable the Company to recoup Common Shares or other amounts earned or received under the terms of an equity-based award or the EIP based on subsequent events, such as violation of non-compete covenants or engaging in conduct that is deemed to be detrimental to the Company (as outlined in the underlying plan and/or award agreement).

Consistent with the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Compensation Committee approved the Executive Compensation Recovery Policy (the “Recovery Policy”) on September 22, 2010, which is intended to supplement the existing recoupment provisions contained within the equity award agreements and the EIP. The Recovery Policy allows the Company to recover incentive award payments and equity award distributions made to covered executives in the event of a required accounting restatement of a financial statement of the Company due to material non-compliance of the Company with any financial reporting requirement under U.S. securities laws. The Recovery Policy provides for the mandatory recovery of incentive amounts in excess of what would have been paid under the restated financial statements.

The Recovery Policy is applicable to all current and former incentive eligible executive officers, within a qualifying three year look-back period, and applies to all incentive awards paid or distributed in 2010 or thereafter, except to the extent required by regulations to be issued by the SEC.

Guidelines with Respect to Tax Deductibility and Accounting Treatment

The Company’s ability to deduct certain elements of compensation paid to each of the NEOs is generally limited to $1.0 million annually under IRC § 162(m). This non-deductibility is generally limited to amounts that do not meet certain requirements to be classified as “performance-based” compensation. To ensure the maximum tax deduction allowable, the Company attempts to structure its cash-based incentive program to qualify as performance-based compensation under IRC § 162(m). For the 2010 fiscal year, Mr. Hagedorn and Mr. Baker had non-performance-based compensation in excess of $1.0 million, attributed to their base salary levels, the value of commuting allowances and the income associated with the vesting of restricted stock awards that were granted in prior years. None of the other NEOs had non-performance-based compensation in excess of $1.0 million.

The Company accounts for equity-based compensation, including option awards and stock awards, in accordance with U.S. GAAP. Prior to making decisions to grant equity-based awards, the Compensation Committee reviews pro forma expense estimates for the awards as well as an analysis of the potential dilutive effect such awards could have on existing shareholders. Where appropriate, the proposed level of the equity-based awards may be adjusted to balance these objectives.

Decisions regarding the design, structure and operation of the Company’s incentive plans, including the EIP and the equity-based incentive plans, contemplate an appropriate balance between the underlying objectives of each plan and the resulting accounting and tax implications to the Company. While we view preserving the tax deductibility of executive compensation as an important objective, there are instances where the Compensation Committee has approved design elements that may not be fully tax-deductible, but are accepted as trade-offs that support the achievement of other compensation objectives.

For the 2010 fiscal year, the Company awarded approximately 50% of the target grant value of equity-based long-term compensation in the form of NSOs, with the remaining 50% in the form of RSUs. While the RSUs do not qualify as performance-based compensation for purposes of IRC § 162(m) because they vest without regard to performance, the decision to use a combination of NSOs and RSUs reflected competitive pay practices and allowed the Company to deliver the intended grant value with fewer Common Shares underlying the awards granted and to balance the overall market risk associated with the equity-based compensation for each NEO.

Risk Assessment in Compensation Programs

Consistent with new SEC disclosure requirements, management has assessed the Company’s compensation programs and has concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching its conclusion, the Company has based its assessment on an evaluation of the compensation plans and arrangements that represent material sources of variable pay. In particular:

•	Annual cash incentive compensation plans — The Company believes the design of the program, which incorporates funding triggers and quality of earnings governors intended to mitigate the potential risk associated with plan participants making short-term decisions that may not be in the best interest of the Company or its key stakeholders; and

•	Equity-based compensation plans — The Company utilizes a mix of NSOs and full-value equity awards, which helps ensure that management maintains a responsible level of sensitivity to the impact of decision making on share price. Since the equity-based awards are subject to three-year, time-based cliff vesting, the Company believes the risks of focusing on short-term share price increases rather than long-term value creation are mitigated.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Recent Developments

In October 2010, Mr. Hagedorn announced that he had reconsidered his decision to retire and, with the support of the Board, intends to continue to serve as both Chairman of the Board and CEO. In light of Mr. Hagedorn’s decision, Mr. Baker resigned as the Company’s President and Chief Operating Officer effective October 28, 2010, and on November 3, 2010, Scotts LLC executed a Separation Agreement and Release of All Claims (the “Separation Agreement”) with Mr. Baker. The Separation Agreement, which supersedes Mr. Baker’s employment agreement, addresses the payments and benefits to which Mr. Baker is entitled in connection with his resignation. Pursuant to the terms of the Separation Agreement, Scotts LLC provided Mr. Baker with a lump sum payment of $5,025,000 (less applicable taxes) on November 24, 2010. In addition, the vesting date for the 103,700 stock options granted to Mr. Baker on October 8, 2008, which were scheduled to vest on September 30, 2011, was changed to October 28, 2010. All other equity awards which had not vested as of October 28, 2010 were forfeited. The Separation Agreement did not supersede or nullify the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement previously executed by Mr. Baker on September 29, 2008, which agreement remains in full force and effect as modified by the Separation Agreement.

The Compensation Committee believes that the separation benefits approved for Mr. Baker are appropriate given the circumstances surrounding Mr. Baker’s employment and his subsequent resignation.

On October 29, 2010, the Company announced that Mr. Sanders had been elected to serve as President of the Company. In his new role, Mr. Sanders will oversee all business unit and operating functions of the Company. In connection with his election as President, the Compensation Committee approved an increase to Mr. Sanders’ compensation package, effective November 1, 2010. Specifically, Mr. Sanders’ base salary has been increased from $475,000 to $600,000, and his target incentive opportunity has been increased from 55% of base salary to 70% of base salary.

For discussion of Mr. Lopez’ U.S. employment agreement, which was effective October 1, 2010, see section captioned ‘‘EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS — Employment Agreements.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of the Company:

Thomas N. Kelly Jr., Chair
Joseph P. Flannery
Carl F. Kohrt, Ph.D.
Nancy G. Mistretta

EXECUTIVE COMPENSATION TABLES

For the 2010 fiscal year, the Company had the following NEOs that are subject to this disclosure:

•	James Hagedorn, who served as CEO throughout the 2010, 2009 and 2008 fiscal years;

•	Mark R. Baker, who was appointed as an executive officer on October 1, 2008 and served as President and Chief Operating Officer throughout the 2010 and 2009 fiscal years. Mr. Baker subsequently resigned effective October 28, 2010;

•	David C. Evans, who served as Chief Financial Officer throughout the 2010, 2009 and 2008 fiscal years;

•	Barry W. Sanders, who served as Executive Vice President, Global Consumer (formerly EVP, North America) throughout the 2010, 2009 and 2008 fiscal years; and

•	Claude L. Lopez, who served as Executive Vice President, International throughout the 2010, 2009 and 2008 fiscal years.

Each of Mr. Hagedorn, Mr. Baker, Mr. Evans, Mr. Sanders and Mr. Lopez served pursuant to an employment agreement as described below in the section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS — Employment Agreements.”

Summary Compensation Table

The following table summarizes the total compensation paid to, awarded to or earned by each of the NEOs of the Company with respect to the 2010, 2009 and 2008 fiscal years, as applicable. The amounts shown include all forms of compensation provided to the NEOs by the Company, including amounts which may have been deferred. Since the table includes equity-based compensation costs and changes in the actuarial present value of the NEOs’ accumulated pension benefits, the total compensation amounts may be greater than the compensation that actually was paid to the NEOs during each of the fiscal years.

Summary Compensation Table for 2010 Fiscal Year

											Change in
											Pension Value
											and
											Non-Qualified
									Non-Equity		Deferred
						Stock		Option	Incentive Plan		Compensation		All Other
Name and Principal		Salary		Bonus		Awards		Awards	Compensation		Earnings		Compensation	Total
Position	Year	($)(1)		($)		($)(7)		($)(9)	($)		($)(13)		($)(16)	($)

James Hagedorn	2010	1,000,000		350,000	(3)	1,560,750		1,042,589	1,302,400	(10)	25,251	(14)	766,420	6,047,410
Chief Executive	2009	1,000,000		—		1,379,105		1,570,000	2,338,000	(11)	37,811	(14)	409,186	6,734,102
Officer and Chairman of the Board	2008	600,000		—		1,266,075		1,577,221	293,340	(12)	—	(14)	1,011,657	4,748,293

Mark R. Baker	2010	900,000		134,066	(3)	1,281,896		855,129	879,120	(10)	—		574,682	4,624,893
President and Chief Operating Officer	2009	900,000		850,000	(4)	1,194,950		814,045	1,572,075	(11)	—		738,615	6,069,685

David C. Evans	2010	475,000		85,063	(3)	362,094		243,956	340,252	(10)	2,810	(15)	139,666	1,648,841
Executive Vice President	2009	475,000		—		129,900		274,750	666,330	(11)	4,096	(15)	92,871	1,642,947
and Chief Financial Officer	2008	440,000		—		232,560		309,499	138,182	(12)	—	(15)	57,361	1,177,602

Barry W. Sanders	2010	475,000		104,627	(3)	362,094	(8)	243,956	340,252	(10)	—		147,419	1,673,348
Executive Vice President,	2009	475,000		—		980,125	(8)	219,800	694,545	(11)	—		119,190	2,488,660
Global Consumer	2008	400,000		125,000	(5)	643,900	(8)	247,599	125,620	(12)	—		49,337	1,591,456

Claude L. Lopez	2010	407,552	(2)	86,122	(3)	208,100		141,237	344,487	(10)	—		339,491	1,526,989
Executive Vice President,	2009	437,881	(2)	31,002	(6)	1,087,600		157,000	722,036	(11)	—		115,652	2,551,171
International	2008	420,802	(2)	—		116,280		185,699	154,395	(12)	—		155,571	1,032,747

(1)	Reflects the amount of base salary received by each NEO for the fiscal year.

(2)	Mr. Lopez, a French citizen, is paid in Euros. The amounts shown reflect the base salary amount received with respect to each fiscal year, converted to U.S. Dollars at the same exchange rate used for financial accounting purposes as of the end of each respective fiscal year. The applicable exchange rates were 1.3626 USD per Euro with respect to the 2010 fiscal year, 1.464 USD per Euro with respect to the 2009 fiscal year and 1.4069 USD per Euro with respect to the 2008 fiscal year.

(3)	Reflects the “discretionary” portion of the 2010 fiscal year EIP payout for each NEO. This amount was based on an assessment of their individual performance for the 2010 fiscal year. For Mr. Baker, Mr. Evans, Mr. Sanders and Mr. Lopez, this amount was awarded at the discretion of Mr. Hagedorn, in his capacity as the CEO, subject to approval by the Compensation Committee. Mr. Hagedorn had no discretionary authority with respect to his own annual incentive payout under the EIP — only the Compensation Committee could award a discretionary EIP payout to Mr. Hagedorn. For the 2010 fiscal year, 80% of the total weighted payout for the key management team that reports to the CEO was determined based directly on achievement of the performance metrics under the EIP, with the remaining 20% placed into a pool to be awarded as described above. Each NEO could earn more or less than 20% of the total weighted payout based on the NEO’s individual performance for the 2010 fiscal year. The maximum discretionary amount that could be awarded to the NEOs in the aggregate, however, was limited by the size of the discretionary pool.

(4)	Reflects the one-time transition bonus that was paid to Mr. Baker as contemplated by the terms of his employment agreement.

(5)	Reflects a special discretionary bonus award approved by the Compensation Committee for retention purposes and in recognition of Mr. Sanders’ service during the 2008 fiscal year.

(6)	Reflects lump-sum bonus payment of 21,176 Euros received by Mr. Lopez in lieu of a merit increase for the 2009 fiscal year. This amount was converted to U.S. Dollars at an exchange rate of 1.464 USD per Euro, which is the same exchange rate used for financial reporting purposes as of September 30, 2009.

(7)	Except with respect to Mr. Sanders, reflects the aggregate grant date value of restricted stock awards or RSUs granted to each NEO during the 2010, 2009 and 2008 fiscal years. The value of the restricted stock awards or RSUs is determined using the fair market value of the underlying Common Shares on the date of the grant, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(8)	Reflects the aggregate grant date value of restricted stock awards, RSUs or performance share awards granted to Mr. Sanders during the 2010, 2009 and 2008 fiscal years. The value of the restricted stock awards or RSUs is determined using the fair market value of the underlying Common Shares on the date of the grant, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The value of the performance share award with respect to the 2009 and 2010 fiscal year performance periods (10,000 and 20,000 shares respectively) is determined using the fair market value of the underlying Common Shares on December 22, 2008, the date the Compensation Committee approved the performance criteria with respect to the 2009 and 2010 fiscal year performance periods. The value of the performance share awards with respect to the 2008 fiscal year performance period (10,000 shares) is determined using the fair market value of the underlying common shares on October 30, 2007, the date the Compensation Committee approved performance criteria with respect to the 2008 performance period.

(9)	Reflects the aggregate grant date value of with respect to NSOs granted to each NEO during the 2010, 2009 and 2008 fiscal years. The value of the NSO awards is determined using a binomial option valuation on the date of the grant, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the amounts shown are included in Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2010 fiscal year, in Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2009

fiscal year and in Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2008 fiscal year.

(10)	Reflects the “non-discretionary” portion of the 2010 fiscal year EIP payout for each NEO. This amount represents 80% of the total weighted payout calculated based on the performance results under the EIP for the 2010 fiscal year. The amount shown for Mr. Lopez, who is paid in Euros, is converted to U.S. Dollars at an exchange rate of 1.3626 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2010.

(11)	Reflects the EIP payout calculated for the 2009 fiscal year for each NEO. The amount shown for Mr. Lopez, who is paid in Euros, is converted to U.S. Dollars at an exchange rate of 1.464 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2009.

(12)	Reflects the Supplemental Incentive Plan (SIP) payout calculated for the 2008 fiscal year for each NEO. The amount shown for Mr. Lopez, who is paid in Euros, is converted to U.S. Dollars at an exchange rate of 1.4069 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2008. The SIP was the annual short-term incentive plan for the 2008 fiscal year.

(13)	Participant account balances in the ERP, a non-qualified deferred compensation plan, are credited to one or more benchmarked funds which are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on amounts deferred under the ERP for any of the NEOs for the 2010, 2009 or 2008 fiscal years.

(14)	For Mr. Hagedorn, the actuarial present value of the accumulated benefit under both the Associates’ Pension Plan and the Excess Pension Plan increased by $25,251 with respect to the 2010 fiscal year, 37,811 with respect to the 2009 fiscal year, and decreased by $28,906 with respect to the 2008 fiscal year (and therefore is not reflected in this column for the 2008 fiscal year pursuant to SEC Rules). Both plans were frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Hagedorn.

(15)	For Mr. Evans, the actuarial present value of the accumulated benefit under the Associates’ Pension Plan increased by $2,810 with respect to the 2010 fiscal year, increased by $4,096 with respect to the 2009 fiscal year, and decreased by $3,567 with respect to the 2008 fiscal year (and therefore is not reflected in this column for the 2008 fiscal year pursuant to SEC Rules). The Associates’ Pension Plan was frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Evans.

(16)	The amounts reported in this column consist of amounts provided to each NEO with respect to: (a) automobile perquisites, (b) amounts contributed by the Company to defined contribution and non-qualified deferred compensation plans, (c) tax gross-ups, (d) Common Shares purchased under the Discounted Stock Purchase Plan, (e) annual financial planning services, (f) commuting and other personal use of Company aircraft, (g) deferred dividends on restricted stock/RSUs, (h) physical examinations and (i) other miscellaneous perquisites, all of which are detailed in the table captioned “All Other Compensation (Supplements Summary Compensation Table)” set forth below.

All Other Compensation Table (Supplements Summary Compensation Table)

The following table shows the detail for the column captioned “All Other Compensation” of the Summary Compensation Table for 2010 Fiscal Year:

All Other Compensation (Supplements Summary Compensation Table)

		Auto		Defined	Deferred
		Perquisites		Contribution	Compensation	Tax Gross-up
Name	Year	($)(1)		Plans ($)(3)	Plans ($)(4)	Payments ($)		Other ($)		Total ($)

James Hagedorn	2010	12,000		18,532	153,650	—		582,238	(8)	766,420
	2009	12,000		18,532	72,134	4,696	(6)	301,824	(9)	409,186
	2008	12,000		17,380	34,548	132,770	(6)	814,959	(10)	1,011,657
Mark R. Baker	2010	14,000		18,532	104,133	—		438,017	(11)	574,682
	2009	14,000		26,712	51,000	18,060	(6)	628,843	(12)	738,615
David C. Evans	2010	12,000		16,500	45,353	—		65,813	(13)	139,666
	2009	12,000		18,232	23,927 (5)	—		38,712	(14)	92,871
	2008	12,000		17,080	19,533	1,160	(7)	7,588	(15)	57,361
Barry W. Sanders	2010	12,000		16,649	48,065	—		70,705	(16)	147,419
	2009	12,000		15,732	30,308 (5)	1,540	(6)	59,610	(17)	119,190
	2008	12,000		16,180	16,879	—		4,278	(18)	49,337
Claude L. Lopez	2010	6,365	(2)	—	—	—		333,126	(19)	339,491
	2009	6,838	(2)	—	—	—		108,814	(20)	115,652
	2008	6,466	(2)	—	—	—		149,105	(21)	155,571

(1)	Except with respect to Mr. Lopez, reflects the monthly automobile allowance provided to each of the NEOs for the 2010, 2009 and 2008 fiscal years, as appropriate.

(2)	Reflects the annual lease value of a Company-owned vehicle made available to Mr. Lopez for the 2010, 2009 and 2008 fiscal years for both business and personal usage. The amount was determined in Euros and converted to U.S. dollars at an exchange rate of 1.3626 USD per Euro with respect to the 2010 fiscal year, 1.464 USD per Euro with respect to the 2009 fiscal year and 1.4069 USD per Euro with respect to the 2008 fiscal year, which are the same exchange rates used for financial accounting purposes as of the last day of the respective fiscal years.

(3)	Reflects the Company matching and base retirement contributions made in the 2010, 2009, and 2008 fiscal years, as appropriate, under the RSP on behalf of each NEO. Eligible participants may contribute up to 75% of eligible earnings on a before-tax and/or after-tax basis through payroll deductions up to the specified statutory limits under the IRC. The Company matches the total contributions at 100% for the first 3% of eligible earnings that is contributed to the RSP and 50% for the next 2% of eligible earnings contributed to the RSP (within the specified statutory limitations). The matching contributions, and any earnings on them, are immediately 100% vested. Mr. Lopez, a French citizen, does not participate in the RSP.

The Company also makes a base retirement contribution in an amount equal to 2% of eligible earnings for all eligible associates, whether or not they choose to contribute to the RSP. This amount increases to 4% once an associate’s eligible earnings reach 50% of the Social Security wage base. The base retirement contributions, and any earnings on them, vest once an associate has reached three years of service with the Company.

(4)	Reflects the amounts of all Company contributions into the ERP for each NEO. The ERP provides executives, including the NEOs, the opportunity to: (a) defer compensation above the specified statutory limits applicable to the RSP and (b) defer compensation with respect to any Performance Award (as defined in the ERP) or other bonus awarded to such executives. Additional details with respect to non-qualified deferred compensation provided for under the ERP are shown in the table captioned “Non-Qualified Deferred Compensation for 2010 Fiscal Year” and the accompanying narrative. Mr. Lopez, a French citizen, does not participate in the ERP.

(5)	The amounts reported in this column for Mr. Evans and Mr. Sanders do not include the $1.0 million Company contribution made to the ERP in respect of the retention awards granted on November 4, 2008. As contemplated by applicable SEC Rules, since the retention awards are subject to a three-year vesting period, the Company’s contribution to the ERP in respect of each retention award will not be included in the Summary Compensation Table or the table captioned “All Other Compensation (Supplements Summary Compensation Table)” until the year in which the retention award is earned (i.e., until the award is vested).

(6)	For Mr. Hagedorn, reflects estimated tax gross-up payments with respect to aircraft usage and commuting expenses for the 2009 and 2008 fiscal years, as appropriate. Reflects gross-up amount of $17,048 for Mr. Baker associated with the Company-paid commuting perquisite that was provided in connection with his relocation. Also reflects tax gross-up for Mr. Baker and Mr. Sanders of $1,012 and $1,540, respectively, in connection with a Company-sponsored promotional activity. The Company no longer provides gross-up payments to the NEOs with respect to perquisites.

(7)	Reflects tax gross-up payments with respect to Company-paid financial-planning services. The Company no longer provides gross-up payments to the NEOs with respect to perquisites.

(8)	Mr. Hagedorn realized additional compensation for the 2010 fiscal year of $4,000 as a result of his election to receive an opt-out payment in lieu of receiving Company-paid financial planning services; $1,560 associated with the value of a Company-paid physical examination; and $2,665 as a result of purchasing Common Shares at a 10% discount from the then current market price through his participation in the Discounted Stock Purchase Plan. Mr. Hagedorn also received a deferred dividend of $334,013 (including $19,563 in interest) related to an award covering 33,100 shares of restricted stock which was granted on October 11, 2006 and vested on October 11, 2009.

Amount also reflects the compensatory commuting allowance of $240,000 which was provided to Mr. Hagedorn in equal monthly installments during the 2010 fiscal year. For safety and security reasons, the Board-approved CEO/COO Travel Guidelines (the “Travel Guidelines”) provide that Mr. Hagedorn may use either personal aircraft or Company aircraft for commuting purposes and the commuting allowance is intended to offset the annual costs associated with their compliance with the Travel Guidelines. During the 2010 fiscal year, certain members of Mr. Hagedorn’s family were passengers on a business-related flight on Company aircraft. There was no incremental cost to the Company associated with this perquisite. Accordingly, there was no reportable perquisite amount.

(9)	As a result of his participation in the Discounted Stock Purchase Plan for the 2009 fiscal year, Mr. Hagedorn realized additional compensation of $2,665, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Hagedorn also elected to receive an opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $8,000. Of this amount, $4,000 was attributable to the 2008 calendar year and $4,000 was attributable to the 2009 calendar year. Both payments were received by Mr. Hagedorn in the 2009 fiscal year. Mr. Hagedorn also received a deferred dividend of $284,166 (including $12,466 in interest) related to an award covering 28,600 shares of restricted stock which was granted on October 12, 2005 and vested on October 12, 2008.

The amount shown also includes $2,268 representing the cost of Mr. Hagedorn’s personal use of Company aircraft, excluding the cost of commuting, as well as $4,725 for the costs of commuting on Company aircraft. Amounts were calculated according to applicable SEC guidance which measures the aggregate incremental cost to the Company of personal use. The reported aggregate incremental cost of commuting on Company aircraft was based on the direct operating costs associated with operating a flight from origination to destination, such as fuel, oil, landing fees, crew hotels and meals, on-board catering, trip-related maintenance, and trip-related hangar/parking costs. Since Company aircraft are used primarily for business travel, the calculation method excludes the fixed costs which do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to trips. The limited commuting perquisite was approved by the Compensation Committee for the 2009 fiscal year for certain commuting flights that Mr. Hagedorn incurred on Company aircraft prior to executing the time sharing agreement in December 2008.

(10)	As a result of his participation in the Discounted Stock Purchase Plan for the 2008 fiscal year, Mr. Hagedorn realized additional compensation of $2,667, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Hagedorn also received a Company-paid physical examination which increased his compensation by $4,703 for the 2008 fiscal year. Mr. Hagedorn also received a deferred dividend of $252,381 (including $6,331 in interest) related to an award covering 26,600 shares of restricted stock which was granted on December 1, 2004 and vested on December 1, 2007.

The amount shown also includes $162,587 representing the cost of Mr. Hagedorn’s personal use of Company aircraft, excluding the cost of commuting as well as $76,506 for the costs of commuting on Company aircraft. Amounts were calculated according to applicable SEC guidance which measures the aggregate incremental cost to the Company of personal use as described in footnote (9) above. This amount also includes $316,115 reimbursable directly to Mr. Hagedorn for a portion of the direct operating costs associated with commuting in his personal aircraft.

(11)	Reflects the compensatory commuting allowance of $420,000 which was provided to Mr. Baker in equal monthly installments during the 2010 fiscal year. For safety and security reasons, the Travel Guidelines provide that Mr. Baker may use either personal aircraft or Company aircraft for commuting purposes and the commuting allowance is intended to offset the annual costs associated with his compliance with the Travel Guidelines. During the 2010 fiscal year, certain members of Mr. Baker’s family were passengers on a business-related flight on Company aircraft. There was no incremental cost to the Company associated with this perquisite. Accordingly, there was no reportable perquisite amount.

Mr. Baker realized additional compensation for the 2010 fiscal year of $4,000 as a result of his election to receive an opt-out payment in lieu of receiving Company-paid financial planning services. Mr. Baker also received a deferred dividend of $13,613 (including $113 in interest) related to 12,000 shares of restricted stock that vested on September 30, 2010. Mr. Baker also received a Company-paid physical examination which increased his compensation by $404.

(12)	Reflects a one-time lump-sum relocation bonus of $500,000 paid to Mr. Baker in connection with his relocation to the Central Ohio area as contemplated by his employment agreement. Mr. Baker elected to receive the opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $8,000 for the 2009 fiscal year. Of this amount, $4,000 was attributable to the opt-out payment for the 2008 calendar year and $4,000 was attributable to the opt-out payment for the 2009 calendar year. Both payments were received by Mr. Baker during the 2009 fiscal year. Mr. Baker also received a deferred dividend of $6,038 (including $38 in interest) related to 12,000 shares of restricted stock that vested on September 30, 2009.

Amount also reflects $114,805 for the costs of commuting on Company aircraft, calculated according to applicable SEC guidance which measures the aggregate incremental cost to the Company of personal use as described in footnote (9) above. The limited commuting perquisite was approved by the Compensation Committee for the 2009 fiscal year as part of the terms of Mr. Baker’s employment agreement.

(13)	The value of Company-paid financial planning services paid for Mr. Evans in the 2009 calendar year increased his compensation by $4,179 for the 2010 fiscal year. In addition, Mr. Evans realized additional compensation for the 2010 fiscal year of $4,000 as a result of his election to receive an opt-out payment in lieu of receiving Company-paid financial planning services and $1,125 associated with the value of a Company-paid physical examination. Mr. Evans also received a deferred dividend of $56,509 (including $3,309 in interest) related to an award covering 5,600 shares of restricted stock which was granted on October 11, 2006 and vested on October 11, 2009. During the 2010 fiscal year, certain members of Mr. Evans’ family were passengers on a business-related flight on Company aircraft. There was no incremental cost to the Company associated with this perquisite. Accordingly, there was no reportable perquisite amount.

(14)	The value of Company-paid financial planning services for Mr. Evans increased his compensation by $8,904 for the 2009 fiscal year. Mr. Evans also received a deferred dividend of $29,808 (including $1,308 in interest) related to an award covering 3,000 shares of restricted stock which was granted on October 12, 2005 and vested on October 12, 2008. During the 2009 fiscal year, certain members of

Mr. Evans’ family were passengers on a business-related flight on Company aircraft. There was no incremental cost to the Company associated with this perquisite. Accordingly, there was no reportable perquisite amount.

(15)	The value of Company-paid financial planning services for Mr. Evans increased his compensation by $7,588 for the 2008 fiscal year.

(16)	Mr. Sanders realized additional compensation for the 2010 fiscal year of $4,000 as a result of his election to receive an opt-out payment in lieu of receiving Company-paid financial planning services and $333 as a result of purchasing Common Shares at a 10% discount from the then current market price through his participation in the Discounted Stock Purchase Plan. Mr. Sanders also received a deferred dividend of $33,300 (including $1,950 in interest) related to an award covering 3,300 shares of restricted stock which was granted on October 11, 2006 and vested on October 11, 2009 and a deferred dividend of $33,072 (including $572 in interest) related to the performance share award for the 2010 fiscal year covering 20,000 performance shares which were granted on October 30, 2007 and vested on September 30, 2010.

(17)	As a result of his participation in the Discounted Stock Purchase Plan for the 2009 fiscal year, Mr. Sanders realized additional compensation of $333, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Sanders also elected to receive the opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $4,000 for the 2009 fiscal year. Mr. Sanders also received a deferred dividend of $41,731 (including $1,831 in interest) related to an award covering 4,200 shares of restricted stock which was granted on October 12, 2005 and vested on October 12, 2008 and a deferred dividend of $10,190 (including $190 in interest) related to the performance share award for the 2009 fiscal year covering 10,000 performance shares which were granted on October 30, 2007 and vested on September 30, 2009. Amount also reflects $3,356 in connection with the cost of a Company-sponsored promotional activity.

(18)	As a result of his participation in the Discounted Stock Purchase Plan for the 2008 fiscal year, Mr. Sanders realized additional compensation of $278, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Sanders also elected to receive the opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $4,000 for the 2008 fiscal year.

(19)	Reflects an “expatriation bonus” of 53,838 Euros and 3,260 Euros received by Mr. Lopez in lieu of Company-paid financial planning services. Since Mr. Lopez’ French employment contract was replaced and superseded by a U.S. employment agreement on October 1, 2010, the Company made a lump sum payment of 168,125 Euros to Mr. Lopez representing the accrued but untaken holiday/vacation entitlement that remained under his French employment contract. All amounts were paid to Mr. Lopez in Euros and have been converted to U.S. dollars at an exchange rate of 1.3626 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2010. Mr. Lopez also received a deferred dividend of $26,237 (including $1,537 in interest) related to an award covering 2,600 shares of restricted stock which was granted on October 11, 2006 and vested on October 11, 2009. During the 2010 fiscal year, certain members of Mr. Lopez’ family were passengers on a business-related flight on Company aircraft. There was no incremental cost to the Company associated with this perquisite. Accordingly, there was no reportable perquisite amount.

(20)	Reflects an “expatriation bonus” of 53,838 Euros and 2,843 Euros received by Mr. Lopez in lieu of Company-paid financial planning services. All amounts were paid to Mr. Lopez in Euros and have been converted to U.S. dollars at an exchange rate of 1.464 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2009. Mr. Lopez also received a deferred dividend of $25,833 (including $1,133 in interest) related to an award covering 2,600 shares of restricted stock which was granted on October 12, 2005 and vested on October 12, 2008.

(21)	Reflects an “expatriation bonus” of 53,838 Euros, a holidays buy back bonus of 49,300 Euros and 2,843 Euros received by Mr. Lopez in lieu of Company-paid financial planning services. All amounts were paid to Mr. Lopez in Euros and have been converted to U.S. dollars at an exchange rate of 1.4069 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2008.

Grants of Plan-Based Awards Table

The following table sets forth information concerning equity-based awards made to the NEOs during the 2010 fiscal year as well as the range of potential payouts under the EIP, a non-equity incentive plan, with respect to performance goals for the 2010 fiscal year.

Grants of Plan-Based Awards for 2010 Fiscal Year

							All Other	All Other
							Stock	Option
							Awards:	Awards:	Exercise	Grant
							Number of	Number of	or Base	Date Fair
		Estimated Future Payouts Under			Estimated Future Payouts Under		Shares of	Securities	Price of	Value of
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards		Stock or	Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Maximum	Units	Options	Awards	Option
Name	Date	($)	($)	($)	(Common Shares)	(Common Shares)	(#)(2)	(#)(3)	($/Sh)	Awards(4)

James Hagedorn	1/20/2010						37,500			1,560,750
	1/20/2010							81,200	41.62	1,042,590
		500,000	1,000,000	2,000,000	—	—
Mark R. Baker	1/20/2010						30,800			1,281,896
	1/20/2010							66,600	41.62	855,129
		337,500	675,000	1,350,000	—	—
David C. Evans	1/20/2010						8,700			362,094
	1/20/2010							19,000	41.62	243,956
		130,625	261,250	522,500	—	—
Barry W. Sanders	1/20/2010						8,700			362,094
	1/20/2010							19,000	41.62	243,956
		130,625	261,250	522,500	—	—
Claude L. Lopez	1/20/2010						5,000			208,100
	1/20/2010							11,000	41.62	141,238
		132,251	264,502	529,004	—	—

(1)	These amounts are the estimated potential threshold (minimum), target and maximum incentive award payouts that each of the NEOs was eligible to receive based on performance goals set pursuant to the EIP for the 2010 fiscal year. A detailed description of the performance goals and potential incentive award payouts under the EIP for threshold (minimum), target and maximum performance levels are discussed in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plan (short-term compensation element)” within the CD&A.

(2)	Reflects the number of RSUs awarded under the 2006 Plan on January 20, 2010 to each of the NEOs. In general, the RSUs, including cash-based dividend equivalents, vest on the third anniversary of the grant date, but are subject to earlier vesting in the event of death or disability of the NEO or a change in control of the Company in certain circumstances (as further explained below under “PROPOSAL NUMBER 3 — APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE SCOTTS MIRACLE-GRO COMPANY AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN — Summary of Operation of the Plan — Change in Control”), the RSUs are otherwise subject to forfeiture in the event of termination prior to the third anniversary of the grant. Subject to the terms of the 2006 Plan, whole vested RSUs will be settled in Common Shares and fractional RSUs will be settled in cash as soon as administratively practicable, but in no event later than 90 days, following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the third anniversary of the grant date. Until the RSUs are settled, the NEO has none of the rights of a shareholder with respect to the Common Shares underlying the RSUs other than with respect to the dividend equivalents.

(3)	Reflects the number of NSOs granted on January 20, 2010 to each of the NEOs, that are subject to a three-year cliff vesting schedule and have a ten-year term. Each NSO is subject to earlier vesting in the event of death, disability or a change in control of the Company in certain circumstances (as further explained below under “PROPOSAL NUMBER 3 — APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE SCOTTS MIRACLE-GRO COMPANY AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN — Summary of Operation of the Plan — Change in

Control”). All grants were made pursuant to the 2006 Plan. The 2006 Plan, which was approved by the Company’s shareholders, provides that the exercise price will be the closing price of a Common Share on NYSE on the date of the grant.

(4)	Reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, for the RSU grants and NSO grants identified in this table.

Outstanding Equity Awards Table

The following table provides information regarding outstanding equity-based awards held by the NEOs as of September 30, 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

		Option Awards					Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
										Awards:	Payout
										Number of	Value
										Unearned	of Unearned
									Market	Shares,	Shares,
		Number of		Number of			Number of		Value of	Units or	Units, or
		Securities		Securities			Shares or		Shares or	Other	Other
		Underlying		Underlying	Option		Units of		Units of	Rights	Rights
		Unexercised		Unexercised	Exercise	Option	Stock		Stock That	That	That Have
		Options/SARs (#)		Options/SARs (#)	Price (2)	Expiration	That Have		Have Not	Have Not	Not
Name	Grant Date	Exercisable(1)		Unexercisable(1)	($)	Date	Not Vested (#)		Vested ($)(6)	Vested (#)	Vested ($)

James Hagedorn	10/23/2001	148,715		—	16.80	10/21/2011
	1/30/2003	297,386	*	—	21.23	1/29/2013
	11/19/2003	214,120	*	—	24.45	11/18/2013
	12/1/2004	196,553		—	29.01	12/1/2014
	10/12/2005	182,067		—	35.74	10/12/2015
	10/11/2006	153,690		—	38.58	10/11/2016
	11/8/2007	—		129,100	38.25	11/7/2017
	10/8/2008	—		200,000	21.65	10/5/2018
	1/20/2010	—		81,200	41.62	1/17/2020
							134,300	(3)	6,947,339	—	—
Mark R. Baker	1/26/2007	16,683		—	44.69	1/26/2017
	10/8/2008	—		103,700	21.65	10/5/2018
	1/20/2010	—		66,600	41.62	1/17/2020
							62,617	(4)	3,239,177	—	—
David C. Evans	10/12/2005	18,801		—	35.74	10/12/2015
	10/11/2006	26,190		—	38.58	10/11/2016
	11/7/2007	—		25,000	38.76	11/6/2017
	10/8/2008	—		35,000	21.65	10/5/2018
	1/20/2010	—		19,000	41.62	1/17/2010
							20,700	(5)	1,070,811	—	—
Barry W. Sanders	10/12/2005	26,893		—	35.74	10/12/2015
	10/11/2006	15,476		—	38.58	10/11/2016
	11/7/2007	—		20,000	38.76	11/6/2017
	10/8/2008	—		28,000	21.65	10/5/2018
	1/20/2010	—		19,000	41.62	1/17/2020
							40,200	(5)	2,079,546	—	—
Claude L. Lopez	12/1/2004	23,795		—	29.01	12/1/2014
	10/12/2005	16,183		—	35.74	10/12/2015
	10/11/2006	15,476		—	38.58	10/11/2016
	11/7/2007	—		15,000	38.76	11/6/2017
	10/8/20008	—		20,000	21.65	10/5/2018
	1/20/2010	—		11,000	41.62	1/17/2020
							48,400	(5)	2,503,732	—	—

(1)	Those awards shown with an asterisk (*) are SARs. All of the NSOs/SARs shown in these two columns have a vesting date that is the third anniversary of the grant date shown in the column captioned “Grant Date,” with the exception of the October 8, 2008 grant to Mr. Baker that were scheduled to vest on

September 30, 2011 but subsequently vested on October 28, 2010 in connection with Mr. Baker’s resignation and an expiration date that is 10 years from the date of grant.

(2)	Each NSO or SAR was granted with an exercise price equal to the closing price of one Common Share on NYSE on the date of grant. The amounts in this column show the applicable exercise prices.

(3)	Reflects 33,100 shares of restricted stock granted on November 8, 2007 that vested on November 8, 2010; 63,700 RSUs granted on October 8, 2008, that are subject to vesting on October 8, 2011 and 37,500 RSUs granted on January 20, 2010 that are subject to vesting on January 20, 2013.

(4)	Reflects 12,000 shares of restricted stock granted on October 1, 2008 that are subject to vesting on September 30, 2011; 16,600 unvested RSUs granted on October 8, 2008 that are subject to vesting on September 30, 2011; 30,800 unvested RSUs granted on January 20, 2010 that are subject to vesting on January 20, 2013 and 3,217 DSUs (granted in respect of Mr. Baker’s service as a non-employee director in prior years) that were scheduled to vest on February 4, 2011 but subsequently vested on October 28, 2010 in connection with Mr. Baker’s resignation.

(5)	Reflects the aggregate number of shares of restricted stock or RSUs for each NEO other than Mr. Hagedorn and Mr. Baker that have not vested as of September 30, 2010. All such shares were to vest on November 7, 2010 (and subsequently vested), October 8, 2011 or January 20, 2013, based on the original grant date of the respective award. The amount shown for Mr. Sanders includes 20,000 performance shares that were earned with respect to the 2010 fiscal year but were not settled until November 10, 2010.

(6)	Reflects the market value of the shares of restricted stock or RSUs that had not vested as of September 30, 2010. The market value is calculated by multiplying the number of unvested shares of restricted stock or RSUs by $51.73, which was the closing price of the Common Shares on September 30, 2010, the last trading day of the 2010 fiscal year.

Option Exercises and Stock Vested Table

The following table provides information concerning the aggregate amounts realized or received in connection with the exercise or vesting of equity-based awards for each NEO during the 2010 fiscal year.

Option Exercises and Stock Vested for 2010 Fiscal Year

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares
	Acquired on	on Exercise	Acquired on		Value Realized
Name	Exercise (#)(1)	($)(2)	Vesting (#)		on Vesting ($)

James Hagedorn	291,466	7,522,504	33,100	(3)	1,416,349	(5)
Mark R. Baker	16,659	90,911	12,000	(3)	620,760	(5)
David C. Evans	37,344	772,599	5,600	(3)	239,624	(5)
Barry W. Sanders	52,344	1,162,771	23,300	(4)	1,147,607	(6)
Claude L. Lopez	—	—	2,600	(3)	111,254	(5)

(1)	Reflects the number of Common Shares acquired upon exercise of NSOs during the 2010 fiscal year.

(2)	Reflects the value realized upon exercise of NSOs and/or SARs during the 2010 fiscal year, calculated based on the excess of the closing price of one Common Share on NYSE on the date of exercise over the exercise price of the NSO, multiplied by the number of Common Shares acquired upon exercise. The amounts reported for Mr. Baker relate to NSOs granted on January 27, 2006 when Mr. Baker served in the capacity as a non-employee director.

(3)	Reflects the number of Common Shares acquired upon vesting of shares of restricted stock during the 2009 fiscal year.

(4)	Reflects 3,300 Common Shares acquired upon vesting of shares of restricted stock during the 2010 fiscal year, plus 20,000 performance shares earned with respect to the 2010 fiscal year. A detailed description of the performance shares and the performance criteria for the 2010 fiscal year is provided in the section captioned “Our Compensation Practices — Setting Compensation Levels for Other NEOs — Performance Shares” within the CD&A.

(5)	Reflects the value realized upon the vesting of shares of restricted stock during the 2010 fiscal year, calculated by multiplying the number of Common Shares underlying the vested shares of restricted stock by the closing price of the underlying Common Shares on NYSE on the vesting date.

(6)	Reflects the value realized upon the vesting of shares of restricted stock during the 2010 fiscal year, calculated by multiplying the number of Common Shares underlying the vested 3,300 shares of restricted stock by the closing price of the Common Shares on NYSE on the vesting date. Also reflects the value realized upon the settlement of 20,000 performance shares attributed to the 2010 fiscal year, calculated by multiplying the number of Common Shares underlying the settled performance shares by the closing price of the underlying Common Shares on NYSE on the November 10, 2010 settlement date.

Pension Benefits Table

Scotts LLC maintains the Associates’ Pension Plan, a tax-qualified, non-contributory defined benefit pension plan. Eligibility for and accruals under the Associates’ Pension Plan were frozen as of December 31, 1997. Monthly benefits under the Associates’ Pension Plan upon normal retirement (age 65) are determined under the following formula:

(a)(i) 1.5% of the individual’s highest average annual compensation for 60 consecutive months during the ten-year period ending December 31, 1997; times

   (ii) years of benefit service through December 31, 1997; reduced by

(b)(i) 1.25% of the individual’s primary Social Security benefit (as of December 31, 1997); times

 (ii) years of benefit service through December 31, 1997

Compensation includes all gross earnings plus 401(k) contributions and salary reduction contributions for welfare benefits (such as medical, dental, vision and flexible spending accounts), but does not include earnings in connection with foreign service, the value of a Company car or separation or other special allowances. An individual’s primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account.

Benefits under the Associates’ Pension Plan are supplemented by benefits under the Excess Pension Plan for Mr. Hagedorn. The Excess Pension Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Pension Plan provides additional benefits to participants in the Associates’ Pension Plan whose benefits are reduced by limitations imposed under IRC § 415 and § 401(a)(17). Under the Excess Pension Plan, executive officers and certain key employees participating in the Excess Pension Plan will receive, at the time and in the same form as benefits are paid under the Associates’ Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Associates’ Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the IRC.

The following table shows information related to the participation in the Associates’ Pension Plan and the Excess Pension Plan by James Hagedorn and David C. Evans, the only two NEOs who participate in either of the plans. Since both the Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997, no further years of credited service have been or may be earned after that date.

Pension Benefits at 2010 Fiscal Year-End

		Number of	Present Value
		Years Credited	of Accumulated
Name	Plan Name	Service (#)(1)	Benefit ($)(2)

James Hagedorn	The Scotts Company LLC Associates’ Pension Plan	9.9167	148,571
	The Scotts Company LLC Excess Benefit Plan For Non Grandfathered Associates	2.0000	28,358
	Total		176,929
Mark R. Baker	n/a	n/a	n/a
David C. Evans	The Scotts Company LLC Associates’ Pension Plan	3.0833	15,927
Barry W. Sanders	n/a	n/a	n/a
Claude L. Lopez*	n/a	n/a	n/a

*	During the 2010 fiscal year, the Company did not contribute to a private or any other supplementary pension plan on behalf of Mr. Lopez. However, he is entitled to certain benefits as provided under French law and/or inter-professional, national collective agreement.

(1)	The number of years of credited service shown for each participant is the service earned under the respective plan. Both plans were frozen as of December 31, 1997; therefore, no service credit may be earned after that date. Mr. Hagedorn entered the Excess Pension Plan on January 1, 1996.

(2)	Assumptions used in the calculation of these amounts are included in Note 9 to the Consolidated Financial Statements, included in the Company’s Annual Report on Form 10-K for the 2010 fiscal year.

Non-Qualified Deferred Compensation Table

The ERP is a non-qualified deferred compensation plan. The ERP provides executives, including the NEOs, the opportunity to: (1) defer compensation above the specified statutory limits applicable to the RSP and (2) defer compensation with respect to any Performance Award (as defined in the ERP) or other bonus awarded to such executives. The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. During the 2010 fiscal year, the ERP consisted of five parts:

•	Compensation Deferral, which allows continued deferral of salary and amounts received in lieu of salary (including, but not limited to, paid time off, vacation pay, salary continuation and short-term disability benefits);

•	Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP or any other compensation plan or arrangement which constitutes performance-based compensation for purposes of IRC § 409A;

•	Retention Awards, which reflect the Company’s contribution to the ERP in respect of the retention awards described in the section captioned “Elements of Executive Compensation — Executive Retention Awards (long-term compensation element)” within the CD&A;

•	Crediting of Company Matching Contributions on qualifying deferrals that could not be made to the RSP due to certain statutory limits; and

•	Base Retirement Contributions which were made by the Company to the ERP once the statutory compensation cap was reached in the RSP and with respect to any qualifying deferrals to the ERP. A Base Retirement Contribution was made to the ERP regardless of whether Compensation Deferral or Performance Award Deferral elections were made under the ERP.

Non-Qualified Deferred Compensation for 2010 Fiscal Year

	Executive	Company	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	in Last Fiscal	Withdrawals/	Last Fiscal
Name	Year ($)(2)	Year ($)(3)	Year ($)(5)	Distributions ($)	Year End ($)(7)(8)

James Hagedorn	52,850	153,650	237,524	—	1,328,310
Mark R. Baker	17,200	104,133	12,513	—	196,040
David C. Evans	11,875	45,353 (4)	369,141 (6)	—	2,153,133
Barry W. Sanders	13,854	48,065 (4)	372,283 (6)	—	2,175,573
Claude L. Lopez(1)	n/a	n/a	n/a	n/a	n/a

(1)	Mr. Lopez is a French citizen and therefore not eligible to participate in the ERP.

(2)	This column includes contributions to the ERP made by Mr. Hagedorn, Mr. Baker, Mr. Evans and Mr. Sanders, respectively. These amounts are also included in the “Salary” column numbers reported in the Summary Compensation Table for 2010 Fiscal Year.

(3)	With the exception noted in footnote (4) below, these contributions are also included in the “Deferred Compensation Plans” column numbers reported in the table captioned “All Other Compensation (Supplements Summary Compensation Table).”

(4)	The amount includes the Company’s contribution of $1.0 million on November 4, 2008 to the ERP in respect of the retention awards described in the section captioned “Elements of Executive Compensation — Executive Retention Awards (long-term compensation element)” within the CD&A. As contemplated by applicable SEC Rules, since the retention awards are subject to a three-year vesting period, the Company’s contribution to the ERP in respect of the retention awards will not be included in the Summary Compensation Table or the table captioned “All Other Compensation (Supplements Summary Compensation Table)” until the year in which the retention award is earned (i.e., until the award is vested).

(5)	This amount represents the aggregate earnings for the 2010 fiscal year credited to each NEO’s account in accordance with the ERP. Under the terms of the ERP, each participant has the right to elect an investment fund(s) against which amounts allocated to such participant’s account under the ERP will be benchmarked. The benchmarked funds which may be chosen by a participant include a Company stock fund and mutual fund investments that are substantially consistent with the investment options permitted under the RSP. Because there are no preferential earnings, these amounts were not reflected in the Summary Compensation Table for 2009 Fiscal Year. A participant may elect to change the benchmark funds at any time; however, if the Company stock fund is elected, the participant cannot move out of that benchmark fund until the account balance is distributed.

(6)	The amount also includes the aggregate earnings of $352,383 in respect of the retention awards attributed to the change in the value of the Company stock fund, which Mr. Evans and Mr. Sanders elected as the applicable benchmark fund. These amounts are not reflected in the Summary Compensation Table for 2010 Fiscal Year.

(7)	This amount represents the account balance as of the end of the 2010 fiscal year. The account balances for Mr. Evans and Mr. Sanders each include $1,942,933 in respect of their retention awards that are subject to a three-year vesting period. Only the vested portion of the account balance is eligible for distribution. Distributions of vested account balances from the ERP generally begin after six months have elapsed from the earliest to occur of: (a) a participant’s separation from service, (b) death, (c) disability or (d) a specific date selected by the participant and are normally paid in either a lump sum or in annual installments over 5, 10 or 15 years, whichever the participant has elected. Distributions from the Company stock fund are made in the form of whole Common Shares, with the value of fractional Common Shares distributed in cash. Distributions from one of the mutual fund investments are made in cash in an amount equal to the number of mutual fund shares credited to the participant multiplied by the market value of those mutual fund shares.

(8)	Includes amounts reported as compensation in the Summary Compensation Table for previous fiscal years as follows: (a) Mr. Hagedorn, $106,672; (b) Mr. Baker, $51,000; (c) Mr. Evans, $43,460; and (d) Mr. Sanders, $47,137.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreements

In connection with the transactions contemplated by the Miracle-Gro Merger Agreement described on page 74, The Scotts Company entered into an employment agreement with James Hagedorn, the Company’s current CEO and Chairman of the Board (as amended effective October 1, 2008, the “Hagedorn Agreement”), which was subsequently assumed by Scotts LLC on March 18, 2005 as part of a corporate restructuring. The Hagedorn Agreement provides a rolling two-year term, unless either party notifies the other of its desire not to renew at least 30 days prior to the end of the first year of such two-year term. The Hagedorn Agreement provides for a minimum annual base salary of $200,000 (Mr. Hagedorn’s annual base salary was $1,000,000 for the 2010 fiscal year) and participation in the various benefit plans available to senior executive officers of the Company. Upon termination of employment by Mr. Hagedorn for “good reason” or by the Company for any reason other than “cause” (as such terms are defined in the Hagedorn Agreement), Mr. Hagedorn will be entitled to receive certain severance benefits, including a payment equal to three times the sum of his base salary then in effect plus his highest annual bonus in any of the three preceding years (which would have been three times the sum of: (a) $1,000,000 and (b) $2,338,000 based on his annual base salary as of September 30, 2010 and his annual bonuses for the fiscal years ended September 30, 2010, 2009 and 2008). Mr. Hagedorn will also be entitled to receive certain health and welfare benefits for a period of three years following such termination. Upon termination of employment for any other reason, Mr. Hagedorn or his beneficiary will be entitled to receive all unpaid amounts of base salary and benefits under the executive benefit plans in which he participated. The Hagedorn Agreement also contains confidentiality and noncompetition provisions which prevent Mr. Hagedorn from disclosing confidential information about the Company and from competing with the Company during the term of his employment therewith and, upon termination for cause or due to disability, or in the event Mr. Hagedorn terminates his employment without good reason, for an additional three years thereafter.

On September 10, 2008, Scotts LLC executed an employment agreement with Mark R. Baker (as amended on December 10, 2009, the “Baker Agreement”). Mr. Baker served as the Company’s President and Chief Operating Officer from October 1, 2008 until his resignation effective October 28, 2010. The Baker Agreement had an initial term of three years, commencing as of October 1, 2008. Pursuant to the terms of the Baker Agreement, Mr. Baker received an annual base salary of $900,000 and was entitled to a target annual bonus award of not less than 75% of his base salary, depending on actual business results. In addition, Mr. Baker received long-term incentive awards in both 2009 and 2010 which on the dates of grant had target values of approximately $1,200,000 and $2,460,000, respectively, and was entitled to receive a long-term incentive award in 2011 which would have had a target value of approximately $3,060,000 on the date of grant.

Pursuant to the Baker Agreement, Mr. Baker received a one-time transition bonus of $850,000 (less applicable taxes) and 36,000 restricted Common Shares which were granted on October 1, 2008 and were to ratably vest on September 30, 2009 (which subsequently vested), September 30, 2010 (which also subsequently vested) and September 30, 2011. Mr. Baker also received a lump-sum relocation benefit of $500,000 (less applicable taxes) and was entitled to receive an annual commuting allowance of $420,000. The Baker Agreement provided Mr. Baker with all retirement and employee benefits which Scotts LLC made available to its other executives and employees, subject to the applicable eligibility requirements of the underlying benefit arrangements, as well as an annual automobile allowance and an annual allowance for personal financial planning.

The Baker Agreement contained provisions for termination in the event of death or disability, which entitled Mr. Baker to: (1) his base salary (subject to an offset, in the case of disability, for any disability payments) through the effective date of termination, (2) a prorated target annual bonus award based on his target bonus opportunity for the year in which termination occurred (subject to Mr. Baker or his estate, as applicable, signing and not revoking a release within 60 days of termination) and (3) all other rights and benefits to which he had a vested right under Scotts LLC’s other plans and programs.

The Baker Agreement also provided that in the event Mr. Baker voluntarily terminated his employment without “good reason” or was terminated for “cause” (as such terms are defined in the Baker Agreement): (1) he was entitled to receive his accrued but unpaid base salary through the effective date of termination, (2) he was entitled to receive all other benefits to which he had a vested right under Scotts LLC’s other plans and programs and (3) he would forfeit all other rights and benefits (other than vested benefits) he would otherwise have been entitled to receive under the Baker Agreement.

Finally, the Baker Agreement contained provisions providing relief to Mr. Baker in the event of termination by Scotts LLC without cause or voluntary termination by Mr. Baker for good reason, which generally entitled Mr. Baker to a severance payment equal to three times the sum of his annual base salary and his average bonus received over the previous three years, a prorated bonus award, a lump sum payment representing Scotts LLC’s portion of the monthly cost of his medical and dental insurance benefits as of the effective date of termination multiplied by 12, and all other benefits as to which he had a vested right. For termination by Scotts LLC without cause or voluntary termination by Mr. Baker with good reason, in each case following a change in control (as such term is defined in the Baker Agreement), the Baker Agreement provided that Mr. Baker would have received a severance payment equal to two times the sum of his annual base salary and the target bonus for the fiscal year of termination, a prorated target bonus award for the fiscal year of termination, a lump sum equivalent to 18 months of health care premiums, and all other benefits as to which he had achieved a vested right.

As described in more detail under the section captioned “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS — Recent Developments,” Mr. Baker resigned as the Company’s President and Chief Operating Officer effective October 28, 2010, and on November 3, 2010, Scotts LLC executed a Separation Agreement and Release of All Claims (the “Separation Agreement”) with Mr. Baker. The Separation Agreement, which supersedes the Baker Agreement, addresses the payments and benefits to which Mr. Baker is entitled in connection with his resignation. Pursuant to the terms of the Separation Agreement, Scotts LLC provided Mr. Baker with a lump sum payment of $5,025,000 (less applicable taxes) on November 24, 2010. In addition, the vesting date for the 103,700 stock options granted to Mr. Baker on October 8, 2008, which were scheduled to vest on September 30, 2011, was changed to October 28, 2010. All other equity awards which had not vested as of October 28, 2010 were forfeited. The Separation Agreement did not supersede or nullify the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement previously executed by Mr. Baker on September 29, 2008, which agreement remains in full force and effect as modified by the Separation Agreement.

On November 19, 2007, Scotts LLC executed employment agreements with Barry W. Sanders and David C. Evans to reflect the terms and conditions of their employment with Scotts LLC. Mr. Sanders executed an amendment to his employment agreement on January 14, 2009.

The initial term of Mr. Evans’ employment agreement extended from October 1, 2007 through September 30, 2010, and was automatically extended for an additional year pursuant to the terms of the employment agreement, as described in more detail below. The initial term of Mr. Sanders’ employment agreement as amended extends from October 1, 2007 through September 30, 2011. After the expiration of the initial term, each employment agreement automatically extends for successive one-year terms unless either Scotts LLC or the applicable executive officer provides written notice to the other party at least 60 days prior to the end of the then current term that such party does not wish to extend the employment agreement. If a change in control occurs (as such term is defined in the applicable employment agreement), then the term of the applicable employment agreement will automatically extend through the later of: (1) the remainder of the initial term or (2) two years beyond the month in which such change in control occurs.

The employment agreements provide for an annual base salary of $400,000 and $440,000 for Mr. Sanders and Mr. Evans, respectively. The Compensation Committee reviews the base salaries at least annually to determine whether and to what extent they will be adjusted. The base salary for each of Mr. Sanders and Mr. Evans was $475,000 for the 2010 fiscal year. In connection with his election as President of the Company, Mr. Sanders’ base salary was increased to $600,000 effective November 1, 2010.

Under the employment agreements, Mr. Sanders and Mr. Evans are eligible to receive an annual incentive compensation (bonus) award and long-term incentive awards based upon performance targets and award levels determined by the Compensation Committee in accordance with the terms of the annual and long-term incentive compensation plans for executives, respectively. The employment agreements also provide Mr. Sanders and Mr. Evans with all retirement and employee benefits which Scotts LLC makes available to its other executives and employees, subject to the applicable eligibility requirements of the underlying benefit arrangements, as well as an annual automobile allowance and an annual allowance for personal financial planning.

If Mr. Sanders’ or Mr. Evans’ employment is terminated due to his death or disability, then Scotts LLC will pay the applicable executive officer: (1) his base salary (subject to an offset, in the case of disability, for any disability payments) through the effective date of termination, (2) a prorated target annual bonus award based on his respective target bonus opportunity for the year in which termination occurs (subject to the individual or his estate, as applicable, signing and not revoking a release within 60 days of termination) and (3) all other rights and benefits as to which the individual is vested under Scotts LLC’s other plans and programs.

In the event Mr. Sanders or Mr. Evans voluntarily terminates his employment without “good reason” or is terminated for “cause” (as such terms are defined in the applicable employment agreement), then Scotts LLC will pay to the applicable executive officer (1) his accrued but unpaid base salary through the effective date of termination and (2) all other benefits to which such individual has a vested right as of the effective date of termination under Scotts LLC’s other plans and programs, and the applicable executive officer will forfeit all other rights and benefits (other than vested benefits) which he would otherwise be entitled to receive under the applicable employment agreement.

In the event that Mr. Evans is terminated by Scotts LLC without cause or he terminates his employment with good reason, in each case unrelated to a change in control, he will be entitled to receive: (1) all accrued and unpaid base salary through the effective date of termination, (2) a lump sum payment equal to two times his base salary then in effect, (3) a lump sum payment equal to his target annual bonus award then in effect, (4) a lump sum payment representing Scotts LLC’s portion of the monthly cost of his medical and dental insurance benefits as of the effective date of termination multiplied by 12 and (5) all other benefits to which he has a vested right as of the effective date of termination under Scotts LLC’s other plans and programs. The lump sum payments described above are subject to Mr. Evans signing and not revoking a release within 60 days following his termination. The same provisions apply to Mr. Sanders, except that payment of the annual bonus portion of his severance (item (3) above) is limited to a lump sum payment equal to the annual bonus payment that he would have received had he remained, prorated based on the actual base salary paid to Mr. Sanders.

In the event that, within two years following a change in control, Mr. Sanders or Mr. Evans terminates his employment for good reason or Scotts LLC terminates the applicable executive officer for any reason other than death, disability or cause, then Scotts LLC will pay: (1) the individual’s accrued but unpaid base salary through the effective date of termination, (2) a lump sum payment equal to two times his annual base salary then in effect, (3) a lump sum payment equal to two times his target annual bonus award then in effect, (4) a lump sum payment equal to a prorated target annual bonus award based on his target bonus opportunity for the fiscal year in which the termination occurs, (5) a lump sum payment representing Scotts LLC’s portion of the monthly cost of his medical and dental insurance benefits as of the effective date of termination multiplied by 24 and (6) all other benefits to which the individual has a vested right as of the effective date of termination under Scotts LLC’s other plans and programs.

The employment agreements do not supersede or nullify the existing Employee Confidentiality, Noncompetition, Nonsolicitation Agreements between Scotts LLC and Mr. Sanders or Mr. Evans, as applicable, which agreements remain in full force and effect.

On July 1, 2001, Scotts France SAS entered into an employment agreement with Claude L. Lopez (the “Previous Lopez Agreement”). The Previous Lopez Agreement had no fixed term and was terminable by either party upon due observance of the applicable notice period set forth in the Chemical Industries National

Collective Agreement, Amendment III (the “CINC Agreement”). Throughout this Proxy Statement, all amounts paid to Mr. Lopez, who was paid in Euros during the 2010 fiscal year, have been converted to U.S. Dollars at an exchange rate of $1.3626 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2010.

Pursuant to the Previous Lopez Agreement, Mr. Lopez was entitled to an annual base compensation, which for fiscal year 2010 was equivalent to $480,911 (including a base salary equivalent to $407,552 and an “expatriation bonus” equivalent to $73,359). The “expatriation bonus,” which was equal to 18% of Mr. Lopez’ annual base salary, was a tax-advantaged supplement frequently paid to executives in France who routinely travel outside of France for business. In addition, Mr. Lopez was eligible to receive an annual incentive (bonus) award and long-term incentive awards based upon performance targets and award levels determined by the Compensation Committee in accordance with the terms of the annual and long-term incentive compensation plans for executives, respectively.

Under the Previous Lopez Agreement, Scotts France SAS provided Mr. Lopez with all retirement and employee benefits that Scotts France SAS makes available to its other executives and employees in France, subject to the applicable eligibility requirements of the underlying benefit arrangements. In addition, Scotts France SAS provided Mr. Lopez with an annual allowance for personal financial planning which was valued at $4,442 and with a Company-paid automobile, the personal use of which was valued at $6,364 for the 2010 fiscal year.

Under French law, Mr. Lopez would have been entitled to certain benefits if Scotts France SAS had terminated his employment for any reason other than serious misconduct. Given that the application of French labor laws and customs is influenced by the facts and circumstances surrounding the termination of employment, it was difficult to ascertain the actual amount of benefits to which Mr. Lopez would have been entitled in the event of termination. At a minimum, the CINC Agreement provided that if Mr. Lopez was dismissed for any reason other than for serious misconduct, he would have been entitled to a lump sum severance payment equal to a specified percentage (40% as of September 30, 2010) of his monthly salary plus his annual incentive award, multiplied by his years of service with Scotts France SAS and any of its affiliates (approximately nine and one-half years as of September 30, 2010). The amount of the payment would have been based on the following three factors at the time of his dismissal: his position with Scotts France SAS, his seniority and his age. The severance payment could not have exceeded an amount equal to 20 months of salary.

While certain provisions of French law provided for benefits in the event of earlier voluntary retirement, if Mr. Lopez had voluntarily retired on or after age 65, the CINC Agreement provided that he would have been entitled to a lump sum payment equal to a specified number of months of salary (two months as of September 30, 2010) based on his years of service with Scotts France SAS and any of its affiliates (approximately nine and one-half years as of September 30, 2010).

On May 28, 2010, Scotts LLC and Mr. Lopez executed a new employment agreement (the “Current Lopez Agreement”), with an effective date of October 1, 2010, to reflect the terms and conditions of Mr. Lopez’ new role as President, Global Sales of Scotts LLC, a non-executive officer role, which Mr. Lopez assumed October 1, 2010. The Current Lopez Agreement, which supersedes the Previous Lopez Agreement, has a term of three years and reflects the fact that Mr. Lopez’ new assignment is based in the United States.

Mr. Lopez’ annual base salary under the Current Employment Agreement was initially set at $475,000. That amount was determined by converting the salary set forth in the Previous Lopez Agreement (€352,937) into United States dollars at an exchange rate of about 1.35 United States dollars to 1.0 Euros, which was approximately the exchange rate in effect at the time Scotts LLC and Mr. Lopez entered a non-binding term sheet addressing the essential terms that would be included in the Current Lopez Agreement. In addition to his base salary, Mr. Lopez also has a target annual incentive compensation (bonus) opportunity equal to 55% of his annual base salary, depending upon actual business results, in accordance with the terms of the annual incentive compensation plan for executives of Scotts LLC. Mr. Lopez will also be eligible to receive long-term equity-based incentive awards based upon performance targets and award levels determined by the Compensation Committee in accordance with the 2006 Plan.

In addition to the health and welfare and retirement benefits made available to other employees in the United States for which Mr. Lopez is eligible, the Current Lopez Agreement provides that Scotts LLC will make voluntary contributions on behalf of Scotts LLC and Mr. Lopez in order to maintain all state-provided health and welfare, unemployment and retirement benefits made available to Mr. Lopez in France under the Previous Lopez Agreement. Scotts LLC will pay up to $6,000 per month to cover Mr. Lopez, housing/living costs in the United States and will pay for up to ten roundtrip commercial airline tickets per year for trips to and from France, to be allocated between Mr. Lopez and his immediate family members. The Current Lopez Agreement further provides for a lump-sum payment of $100,000 (net of applicable taxes) to cover costs associated with establishing a residence in the United States and other non-recurring costs associated with the new U.S.-based assignment, as well as a cash payment to buy out any accrued but untaken vacation to which Mr. Lopez would have been entitled under the Previous Lopez Agreement as of October 1, 2010 (for which Mr. Lopez subsequently received a lump-sum payment equivalent to $229,087 (168,125 Euros converted to USD at a rate of 1.3626 USD per Euro)) Mr. Lopez will receive other perquisites consistent with those provided to other senior executives of Scotts LLC based in the United States.

The Current Lopez Agreement contemplates that Mr. Lopez is entitled to receive tax equalization benefits designed to maintain his approximate after-tax compensation at the level he would have received under the Previous Lopez Agreement. In connection with the tax equalization benefits, Scotts LLC will provide for the annual preparation of Mr. Lopez’ United States and French tax returns by an independent preparer.

Mr. Lopez also received a one-time grant of performance units on October 1, 2010 with an approximate grant date value of $600,000, which reflects the approximate difference between the value of Mr. Lopez’ severance benefits under the Previous Lopez Agreement and the value of his severance benefits under the Current Lopez Agreement. The performance units will be earned upon the satisfaction of both a three-year service requirement and performance criteria based on the compound annual growth rate of the Company’s Global Consumer net sales over the three-year period from October 1, 2010 to September 30, 2013. The cliff vesting requirement will be accelerated in the event of Mr. Lopez’ death or disability, involuntary termination of Mr. Lopez employment by Scotts LLC without “cause” or voluntary termination of employment by Mr. Lopez for “good reason” (as such terms are defined in the Current Lopez Agreement).

The Current Lopez Agreement contains normal and customary provisions for voluntary termination by Mr. Lopez or termination for cause. If Mr. Lopez’ employment is terminated due to his death or disability, Scotts LLC will pay to Mr. Lopez or his beneficiary (a) a Prorated Target Annual Bonus Award (as such term is defined in the Current Lopez Agreement), prorated based on the date of his termination and (b) all other benefits as to which he has achieved a vested right. If Mr. Lopez’ employment is involuntarily terminated by Scotts LLC without cause or voluntarily terminated by Mr. Lopez for good reason, Scotts LLC will pay to Mr. Lopez (a) an amount equal to two times his annual base salary at the rate in effect on the date of termination, (b) a Prorated Annual Bonus Award (as such term is defined in the Current Lopez Agreement), prorated based on the date of his termination and (c) all other benefits as to which he has achieved a vested right. If Mr. Lopez’ employment is involuntarily terminated by Scotts LLC without cause or voluntarily terminated by Mr. Lopez for good reason, each following a change in control, Scotts LLC will pay to Mr. Lopez (a) an amount equal to two times the sum of his annual base salary (at the rate in effect on the date of termination) and his Target Annual Bonus Award for the fiscal year of termination (as such term is defined in the Current Lopez Agreement), (b) a Prorated Target Annual Bonus Award (prorated based on the date of his termination) and (c) all other benefits as to which he has achieved a vested right.

Mr. Lopez executed an Employee Confidentiality, Noncompetition, Nonsolicitation Agreement effective October 1, 2010.

PAYMENTS ON TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

The Company and its subsidiaries have entered into certain agreements and maintain certain plans that may provide compensation to the NEOs in the event of a termination of employment or a change in control of the Company. For a definition of Change in Control under the 2006 Plan, see “PROPOSAL NUMBER 3 — APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE SCOTTS MIRACLE-GRO COMPANY AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN — Summary of Operation of the Plan — Change in Control.”

Employment Agreements:  Scotts LLC has entered into employment agreements with Mr. Hagedorn, Mr. Baker, Mr. Evans, Mr. Sanders and, effective October 1, 2010 with Mr. Lopez, upon expiration of the Previous Lopez Agreement. Under the terms of the employment agreements with Scotts LLC, described above in the section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS — Employment Agreements,” each NEO may be eligible for severance and continued compensation and benefit eligibility as summarized in the table below.

Termination Due to:	Base Salary*	Annual Incentive	Welfare Benefits

Death	No additional payments	Prorated Target Annual Bonus Award	Per terms of applicable plans and programs

Disability	No additional payments	Prorated Target Annual Bonus Award	Per terms of applicable plans and programs

Voluntary by Executive Officer	No additional payments	No payment	Per terms of applicable plans and programs

Without Cause or by Executive Officer with Good Reason	Lump sum equal to two times base salary**	One times Target Annual Bonus Award**	Lump sum equivalent to 12 months of health care premiums.**** Other benefits per terms of applicable plans and programs

For Cause	No additional payments	No payment	Per terms of applicable plans and programs

Within Two Years Subsequent to Change in Control without Cause or by Executive Officer with Good Reason	Lump sum equal to two times base salary***	(a) Lump sum equal to two times Target Annual Bonus Award; plus (b) Prorated Target Annual Bonus for the year of termination***	Lump sum equivalent to 24 months of health care premiums.**** Other benefits per terms of applicable plans and programs

*	In each circumstance surrounding a separation of employment from Scotts LLC, base salary payments discontinue after the effective date of termination.

**	Mr. Hagedorn is entitled to a lump-sum payment equal to three times the sum of: (i) his then current base salary and (ii) the highest annual bonus paid to him in the three years preceding the date of termination. Mr. Baker is entitled to a lump-sum payment equal to three times the sum of: (i) his then current base salary and (ii) his average annual bonus award over the preceding three completed fiscal years. Mr. Sanders and Mr. Lopez are entitled to a prorated annual bonus award, with such proration based on the date of termination.

***	Mr. Hagedorn is entitled to a lump-sum payment equal to three times the sum of: (i) his then current base salary and (ii) the highest annual bonus paid to him in the three years preceding the date of termination.

****	Mr. Baker is entitled to a lump sum equivalent to 18 months of health care premiums. Mr. Hagedorn is entitled to continuation of his then-current health and welfare benefits for a period of three years following the date of termination. Not applicable to Mr. Lopez.

The specific obligations to each of the NEOs are detailed in separate tables that follow.

Equity-Based Compensation Plans:  As previously mentioned, grants of NSOs/SARs and restricted stock/RSUs are typically subject to three-year, time-based vesting. However, our equity-based compensation plans generally provide for accelerated vesting or forfeiture in certain situations, as indicated in the following table. These acceleration and forfeiture provisions apply to all participants under the equity-based compensation plans.

Termination Due to:	Unvested NSOs/SARs/RSUs	Unvested Restricted Stock	Unvested Performance Shares/Units

Retirement	Vest on date of termination	Forfeited on date of termination	Forfeited on date of termination

Death or Disability	Vest on date of termination	Forfeited on date of termination	Forfeited on date of termination

For Cause	Forfeited on date of termination	Forfeited on date of termination	Forfeited on date of termination

Any Other Reason	Forfeited on date of termination	Forfeited on date of termination	Forfeited on date of termination

Subsequent to Change in Control	Generally vest	Generally vest	Generally vest

Retirement:  A voluntary termination after a participant reaches age 62, or reaches age 55 with 10 years of service.

Disability:  A participant’s inability to perform his or her normal duties for a period of at least six months due to a physical or mental infirmity.

Upon a change in control of the Company, outstanding options and SARs will be cancelled and the applicable NEO will receive cash in the amount of, or Common Shares having a fair market value equal to, the difference between the change in control price per Common Share and the exercise price per Common Share associated with the cancelled option or SAR; provided, however, such cancellation may not take affect if either: (a) the Compensation Committee determines prior to the change in control that immediately after the change in control, the options and SARs will be honored or assumed, or new awards with substantially equivalent value substituted, or (b) the NEO exercises, with the permission of the Compensation Committee, the NEO’s outstanding options and SARs within 15 days of the date of the change in control.

Termination of Employment and Change in Control — James Hagedorn

The following table describes the approximate payments that would be made to Mr. Hagedorn pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2010, the last day of the 2010 fiscal year. For further information concerning the outstanding equity-based awards held by Mr. Hagedorn as of September 30, 2010, see the table captioned “Outstanding Equity Awards at 2010 Fiscal Year-End.”

	Involuntarily Without		Involuntarily Without
Executive Benefits and	Cause or Good Reason		Cause or Good Reason
Payments Upon Termination	Termination	CIC Only	Termination (CIC)	Death or Disability

Compensation:
Base Salary(1)	$3,000,000	—	$3,000,000	—
EIP(2)	7,014,000	—	7,014,000	—
EIP — Pro Rata Payout	—	—	—	—
Long-term Incentives	—	—	—	—
Stock Options:
Unvested and accelerated(3)	8,577,200	$8,577,200	8,577,200	$8,577,200
Restricted Stock:
Unvested and Accelerated(4)	—	1,712,263	1,712,263	—
Accrued Dividends(5)	—	53,788	53,788	—
RSUs:
Unvested and Accelerated(4)	5,235,076	5,235,076	5,235,076	5,235,076
Dividend Equivalents(5)	90,413	90,413	90,413	90,413
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(6)	40,953	—	40,953	—
Accrued Retirement Benefits:
Assoc. Pension Plan(7)	148,571	—	148,571	148,571
Excess Benefit Plan(8)	28,358	—	28,358	28,358
RSP(9)	1,587,768	—	1,587,768	1,587,768
ERP(9)	1,328,310	—	1,328,310	1,328,310
ERP-Retention Award	—	—	—	—
Total:	$27,050,649	$15,668,740	$28,816,700	$16,995,696

(1)	Lump-sum payment of cash severance benefit in an amount equal to three times base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to three times the EIP payout for the 2009 fiscal year, the highest annual bonus paid in the three years preceding September 30, 2010.

(3)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $51.73, the Common Share price as of September 30, 2010, and the respective exercise prices. Since Mr. Hagedorn is retirement eligible, all NSOs and RSUs are subject to accelerated vesting upon termination for any reason other than for cause.

(4)	Immediate vesting of all unvested shares of restricted stock and RSUs, valued based on the Common Share price as of September 30, 2010. Since Mr. Hagedorn is retirement eligible, all deferred cash dividends are subject to accelerated vesting upon termination for any reason other than for cause.

(5)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock and deferred dividend equivalents associated with the unvested RSUs. Since Mr. Hagedorn is retirement eligible, all NSOs and RSUs are subject to accelerated vesting upon termination for any reason other than for cause.

(6)	Continuation of certain medical and dental benefits for a period of three years following the date of termination.

(7)	Lump-sum payment of cash equal to accrued benefits under the Associates’ Pension Plan.

(8)	Lump-sum payment of cash equal to accrued benefits under the Excess Pension Plan.

(9)	Reflects respective account balances as of September 30, 2010.

Termination of Employment and Change in Control — Mark R. Baker

Pursuant to the terms of the Separation Agreement, Scotts LLC provided Mr. Baker with a lump sum payment of $5,025,000 (less applicable taxes) on November 24, 2010. In addition, the vesting date for the 103,700 stock options granted to Mr. Baker on October 8, 2008, which were scheduled to vest on September 30, 2011, was changed to October 28, 2010. All other equity awards which had not vested as of October 28, 2010 were forfeited.

The following table describes the approximate payments that would be made to Mr. Baker pursuant to the Baker Agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2010, the last day of the 2010 fiscal year. For further information concerning the outstanding equity-based awards held by Mr. Baker as of September 30, 2010, see the table captioned “Outstanding Equity Awards at 2010 Fiscal Year-End.”

	Involuntarily Without			Involuntarily Without
Executive Benefits and	Cause or Good Reason			Cause or Good Reason
Payments Upon Termination	Termination		CIC Only	Termination (CIC)		Death or Disability

Compensation:
Base Salary	$2,700,000	(1)	—	$1,800,000	(2)	—
EIP	3,877,893	(3)	—	1,350,000	(4)	—
EIP — Pro Rata Payout	675,000	(5)	—	675,000	(5)	$675,000	(5)
Long-term Incentives	—		—	—		—
Stock Options:
Unvested and Accelerated(6)	—		$3,792,622	3,792,622		3,792,622
Restricted Stock:
Unvested and Accelerated(7)	—		620,760	620,760		—
Accrued Dividends(8)	—		13,500	13,500		—
RSUs:
Unvested and Accelerated(7)	—		2,452,002	2,452,002		2,452,002
Accrued Dividend Equivalents(8)	—		34,075	34,075		34,075
Deferred Stock Units:
Unvested and Accelerated(9)	—		159,639	159,639		159,639
Dividend Equivalents(10)	—		6,777	6,777		6,777
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(11)	12,188		—	18,282		—
Accrued Retirement Benefits:
Assoc. Pension Plan	—		—	—		—
Excess Benefit Plan	—		—	—		—
RSP(12)	83,277		—	83,277		83,277
ERP(12)	196,040		—	196,040		196,040
ERP-Retention Award	—		—	—		—
Total:	$7,544,398		$7,079,374	$11,201,973		$7,399,431

(1)	Lump-sum payment of cash severance benefit in an amount equal to three times base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to two times base salary.

(3)	Lump-sum payment of cash severance benefit in an amount equal to three times the average actual annual bonus award paid for the three completed fiscal years preceding the date of termination (or the actual number of completed fiscal years preceding the date of termination if less than three).

(4)	Lump-sum payment of cash in an amount equal to two times target annual bonus award.

(5)	Lump-sum payment of cash in an amount equal to target annual bonus award, prorated through the date of termination (assuming Mr. Baker was employed throughout the entire 2010 fiscal year).

(6)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $51.73, the Common Share price as of September 30, 2010, and the respective exercise prices.

(7)	Immediate vesting of all unvested shares of restricted stock and RSUs, valued based on the Common Share price as of September 30, 2010.

(8)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock and deferred dividend equivalents associated with the unvested RSUs.

(9)	Immediate vesting of all unvested DSUs, valued based on the Common Share price as of September 30, 2010.

(10)	Immediate vesting of all unvested dividend equivalents, valued based on the Common Share price as of September 30, 2010.

(11)	Lump-sum payment of cash equal to one or one and one-half times the annual premiums for COBRA continuation coverage of medical and dental benefits.

(12)	Reflects respective account balances as of September 30, 2010.

Termination of Employment and Change in Control — David C. Evans

The following table describes the approximate payments that would be made to Mr. Evans pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2010, the last day of the 2010 fiscal year. For further information concerning the outstanding equity-based awards held by Mr. Evans as of September 30, 2010, see the table captioned “Outstanding Equity Awards at 2010 Fiscal Year-End.”

	Involuntarily Without			Involuntarily Without
Executive Benefits and Payments	Cause or Good Reason			Cause or Good Reason
Upon Termination	Termination		CIC Only	Termination (CIC)		Death or Disability

Compensation:
Base Salary	$950,000	(1)	—	$950,000	(1)	—
EIP	285,000	(2)	—	570,000	(3)	—
EIP — Pro Rata Payout	—		—	285,000	(4)	$285,000	(4)
Long-term Incentives	—		—	—		—
Stock Options:
Unvested and Accelerated(5)	—		$1,569,140	1,569,140		1,569,140
Restricted Stock:
Unvested and Accelerated(6)	—		620,760	620,760		—
Accrued Dividends(7)	—		16,500	16,500		—
RSUs:
Unvested and Accelerated(6)	—		450,051	450,051		450,051
Dividend Equivalents(7)	—		4,350	4,350		4,350

	Involuntarily Without			Involuntarily Without
Executive Benefits and Payments	Cause or Good Reason			Cause or Good Reason
Upon Termination	Termination		CIC Only	Termination (CIC)		Death or Disability

Benefits and Perquisites:
Continuation of Health & Welfare Benefits(8)	13,651		—	27,302		—
Accrued Retirement Benefits:
Assoc. Pension Plan(9)	15,927		—	15,927		15,927
Excess Benefit Plan	—		—	—		—
RSP(10)	482,773		—	482,773		482,773
ERP(10)	210,201		—	210,201		210,201
ERP-Retention Award	1,241,318	(11)	—	1,942,933	(12)	1,241,318	(11)
Total:	$3,198,870		$2,660,801	$7,144,937		$4,258,760

(1)	Lump-sum payment of cash severance benefit in an amount equal to two times base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to one times target annual bonus award.

(3)	Lump-sum payment of cash severance benefit in an amount equal to two times target annual bonus award.

(4)	Lump-sum payment of cash in an amount equal to target annual bonus award, prorated through the date of termination (assuming Mr. Evans was employed throughout the entire 2010 fiscal year).

(5)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $51.73, the Common Share price as of September 30, 2010, and the respective exercise prices.

(6)	Immediate vesting of all unvested shares of restricted stock, valued based on the Common Share price as of September 30, 2010.

(7)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock.

(8)	Lump-sum payment of cash equal to one or two times the Company’s annual portion of the cost of medical and dental benefits.

(9)	Lump-sum payment of cash equal to accrued benefits under the Associates’ Pension Plan.

(10)	Reflects respective account balances as of September 30, 2010.

(11)	Reflects the fair market value of the retention award account in the ERP as of September 30, 2010, prorated by 23/36. The numerator reflects the number of months between the award date and September 30, 2010 and the denominator reflects the vesting period of the retention award.

(12)	Immediate vesting in full of retention award account in ERP, valued as of September 30, 2010.

Termination of Employment and Change in Control — Barry W. Sanders

The following table describes the approximate payments that would be made to Mr. Sanders pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2010, the last day of the 2010 fiscal year. For further information concerning the outstanding equity-based awards held by Mr. Sanders as of September 30, 2010, see the table captioned “Outstanding Equity Awards at 2010 Fiscal Year-End.”

	Involuntarily Without			Involuntarily Without
Executive Benefits and Payments	Cause or Good Reason			Cause or Good Reason		Death or
Upon Termination	Termination		CIC Only	Termination (CIC)		Disability

Compensation:
Base Salary	$950,000	(1)	—	$950,000	(1)	—
EIP	285,000	(2)	—	570,000	(3)	—
EIP — Pro Rata Payout	—		—	285,000	(4)	$285,000	(4)
Long-term Incentives	—		—	—		—
Stock Options:
Unvested and Accelerated(5)	—		$1,293,730	1,293,730		1,293,730
Restricted Stock:
Unvested and Accelerated(6)	—		594,895	594,895		—
Accrued Dividends(7)	—		15,438	15,438		—
RSUs:
Unvested and Accelerated(6)	—		450,051	450,051		450,051
Dividend Equivalents(7)	—		4,350	4,350		4,350
Performance Shares:
Unvested and Accelerated	—		—	—		—
Accrued Dividends	—		—	—		—
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(8)	13,651		—	27,302		—
Accrued Retirement Benefits:
Assoc. Pension Plan	—		—	—		—
Excess Benefit Plan	—		—	—		—
RSP(9)	344,580		—	344,580		344,580
ERP(9)	232,641		—	232,641		232,641
ERP-Retention Award	1,241,318	(10)	—	1,942,933	(12)	1,241,318	(10)
Total:	$3,067,190		$2,358,464	$6,710,920		$3,851,670

(1)	Lump-sum payment of cash severance benefit in an amount equal to two times base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to a prorated annual bonus award, with such proration based upon the date of termination.

(3)	Lump-sum payment of cash severance benefit in an amount equal to two times target annual bonus award.

(4)	Lump-sum payment of cash in an amount equal to target annual bonus award, prorated through the date of termination (assuming Mr. Sanders was employed throughout the entire 2010 fiscal year).

(5)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $51.73, the Common Share price as of September 30, 2010, and the respective exercise prices.

(6)	Immediate vesting of all unvested shares of restricted stock and/or RSUs, valued based on the Common Share price as of September 30, 2010.

(7)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock and/or RSUs.

(8)	Lump-sum payment of cash equal to one or two times the Company’s annual portion of the cost of medical and dental benefits.

(9)	Reflects respective account balances as of September 30, 2010.

(10)	Reflects the fair market value of the retention award account in the ERP as of September 30, 2010, prorated by 23/36. The numerator reflects the number of months between the award date and September 30, 2010 and the denominator reflects the vesting period of the retention award.

(11)	Immediate vesting in full of retention award account in ERP, valued as of September 30, 2010.

Termination of Employment and Change in Control — Claude L. Lopez

The following table describes the approximate payments that would be made to Mr. Lopez pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2010, the last day of the 2010 fiscal year (and further assuming that the Current Lopez Agreement, which was not in effect until October 1, 2010, was in effect as of September 30, 2010). For further information concerning the outstanding equity-based awards held by Mr. Lopez as of September 30, 2010, see the table captioned “Outstanding Equity Awards at 2010 Fiscal Year-End.”

	Involuntarily Without				Involuntarily Without
Executive Benefits and Payments	Cause or Good Reason				Cause or Good Reason
Upon Termination	Termination		CIC Only		Termination (CIC)		Death or Disability

Compensation:
Base Salary(1)	$950,000		—		$950,000		—
EIP	261,250	(2)	—		522,500	(3)	—
EIP — Pro Rata Payout	—		—		$261,250	(4)	$261,250	(4)
Long-term Incentives	—		—		—		—
Stock Options:
Unvested and Accelerated(5)	$—		$907,360		907,360		$907,360
Restricted Stock:
Unvested and Accelerated(6)	—		155,190		155,190		—
Accrued Dividends(6)	—		4,875		4,875		—
RSUs:
Unvested and Accelerated(6)	—		465,570		465,570		465,570
Dividend Equivalents(7)	—		47,950		47,950		47,950
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(8)	—		—		—		—
Accrued Retirement Benefits:
Assoc. Pension Plan			—		—		—
Excess Benefit Plan	—		—		—		—
RSP			—		—		—
ERP			—		—		—
Retention Award	—		1,882,972	(9)	1,882,972	(9)	1,203,010	(10)
Total:	$1,211,250		$3,463,917		$5,197,667		$2,885,140

(1)	Lump-sum payment of cash severance benefit in an amount equal to two times base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to a prorated annual bonus award, with such proration based upon the date of termination.

(3)	Lump-sum payment of cash severance benefit in an amount equal to two times target annual bonus award.

(4)	Lump-sum payment of cash in an amount equal to target annual bonus award, prorated through the date of termination (assuming Mr. Lopez was employed throughout the entire 2010 fiscal year).

(5)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $51.73, the Common Share price as of September 30, 2010, and the respective exercise prices.

(6)	Immediate vesting of all unvested shares of restricted stock or RSUs, valued based on the Common Share price as of September 30, 2010.

(7)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock or deferred dividend equivalents associated with unvested RSUs, including the deferred dividend equivalents in respect of the retention award.

(8)	Mr. Lopez is not eligible for any benefit or perquisite payments because of his current age and provisions applicable to him as a French executive for the 2010 fiscal year.

(9)	Immediate vesting of retention award, which consists of 36,400 RSUs granted on November 4, 2008 and subject to a three-year vesting period. The RSUs are valued based on the Common Share price as of September 30, 2010.

(10)	Reflects the fair market value of the retention award, valued based on the Common Share price as of September 30, 2010, prorated by 23/36. The numerator reflects the number of months between the award date and September 30, 2010 and the denominator reflects the vesting period of the retention award.

Employee Confidentiality, Noncompetition, Nonsolicitation Agreements

Mr. Baker, Mr. Sanders, Mr. Evans and Mr. Lopez (effective October 1, 2010) are each parties to an employee confidentiality, noncompetition, nonsolicitation agreement with Scotts LLC, pursuant to which each executive officer agrees to maintain the confidentiality of any “confidential information” (as that term is defined in the employee confidentiality, noncompetition, nonsolicitation agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for the individual’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The employee confidentiality, noncompetition, nonsolicitation agreement also contains provisions which prevent the individual party to it from engaging in specified competitive and solicitation activities during his employment with Scotts LLC and its affiliates, and for an additional two years thereafter. Failure to abide by the terms of the confidentiality, noncompetition, nonsolicitation agreement will result in forfeiture of any future payment under the EIP and will oblige the individual to return to Scotts LLC any monies paid to him under the EIP within the three years prior to breach.

Mr. Hagedorn’s employment agreement with Scotts LLC subjects him to confidentiality, noncompetition and nonsolicitation obligations that are similar to those set forth in the employee confidentiality, noncompetition, nonsolicitation agreements.

EQUITY COMPENSATION PLAN INFORMATION

There are five equity compensation plans under which the Common Shares are authorized for issuance to eligible directors, officers, employees or third-party service providers:

•	the 1996 Plan;

•	the 2003 Plan;

•	the 2006 Plan;

•	the Discounted Stock Purchase Plan; and

•	the ERP.

The following table summarizes equity compensation plan information for the 1996 Plan, the 2003 Plan, the 2006 Plan and the Discounted Stock Purchase Plan, all of which are shareholder approved, as a group and for the ERP, which is not subject to shareholder approval, in each case as of September 30, 2010. No disclosure is included in respect of the RSP as it is intended to meet the qualification requirements of IRC § 401(a). The information is shown with adjustments for: (i) the 2-for-1 stock split of the Common Shares distributed on November 9, 2005 to shareholders of record at the close of business on November 2, 2005 and (ii) the special cash dividend of $8.00 per Common Share approved by the Board on February 16, 2007 and paid on March 5, 2007 (the “Special Dividend”).

					(c)
	(a)		(b)		Number of Common Shares
	Number of Common		Weighted-Average		Remaining Available for
	Shares to be Issued		Exercise Price of		Future Issuance Under
	Upon Exercise of		Outstanding Options,		Equity Compensation Plans
	Outstanding Options,		Warrants and		(Excluding Common Shares
Plan Category	Warrants and Rights		Rights		Reflected In Column(a))

Equity compensation plans approved by shareholders	5,449,447	(1)	$34.92	(2)	1,232,537	(3)
Equity compensation plans not approved by shareholders	231,765	(4)	n/a	(5)	n/a	(5)
Total	5,681,212		$34.92	(2)	1,232,537

(1)	Includes 403,999 Common Shares issuable upon exercise of NSOs granted under the 1996 Plan, 1,552,398 Common Shares issuable upon exercise of NSOs and SARs granted under the 2003 Plan, 2,626,973 Common Shares issuable upon exercise of NSOs granted under the 2006 Plan, 308,800 Common Shares issuable upon vesting of restricted stock granted under the 2006 Plan, 450,315 Common Shares issuable upon vesting of RSUs granted under the 2006 Plan, 81,311 Common Shares issuable upon vesting of DSUs granted under the 2006 Plan and 24,200 Common Shares representing the maximum number of performance shares granted under the 2006 Plan which may be earned if the applicable performance goals are satisfied (which includes 20,000 Performance Shares that were earned as of September 30, 2010 and issued on November 10, 2010). Also includes 1,451 Common Shares attributable to stock units received by non-employee directors in lieu of their annual cash retainer and held in their accounts under the 2003 Plan. The terms of the DSUs and the stock units are described in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION.” The terms of the performance shares are described in the section captioned “Our Compensation Practices — Setting Compensation Levels for Other NEOs — Performance Shares” within the CD&A.

(2)	Represents the weighted-average exercise price of outstanding NSOs granted under the 1996 Plan, of outstanding NSOs and SARs granted under the 2003 Plan and of outstanding NSOs granted under the 2006 Plan, together with the weighted-average price of outstanding stock units held in the accounts of non-employee directors under the 2003 Plan. Also see the discussion in note (1) above with respect to DSUs and performance share awards granted under the 2006 Plan. The weighted-average exercise price does not take the DSUs and performance share awards into account.

(3)	Includes 1,101,525 Common Shares authorized and remaining available for issuance under the 2006 Plan, as well as 131,012 Common Shares remaining available for issuance under the Discounted Stock Purchase Plan. Of these 131,012 Common Shares, 1,211 Common Shares were subject to purchase rights as of September 30, 2010 and were purchased on October 5, 2010.

(4)	Includes Common Shares credited to the benchmark Company stock fund within the respective bookkeeping accounts of participants in the ERP. This number has been rounded to the nearest whole Common Share.

(5)	The terms of the ERP do not provide for a specified limit on the number of Common Shares which may be credited to participants’ bookkeeping accounts. Please see the description of the ERP in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — ERP” within the CD&A. Participant account balances in the ERP may be credited to one or more benchmarked investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. The amount credited to the benchmark Company stock fund is recorded as Common Shares. The weighted-average price of amounts credited to the benchmark Company stock fund within participants’

bookkeeping accounts under the ERP is not readily calculable. The amount credited to one of the benchmark mutual fund investments is recorded as mutual fund shares.

Distributions from the ERP generally begin after six months have elapsed from the earliest to occur of: (a) a participant’s separation from service, (b) death, (c) disability or (d) a specific date selected by the participant and normally are paid in either a lump sum or in substantially equal annual installments over a period of 5, 10 or 15 years, whichever the participant has elected. Distributions from accounts benchmarked against the Company stock fund are made in the form of whole Common Shares and the value of fractional Common Shares is distributed in cash. Distributions from accounts benchmarked against the mutual fund investments are made in cash equal to the number of mutual fund shares credited to the participant multiplied by the market value of those mutual fund shares.

Discounted Stock Purchase Plan

The Company currently maintains a Discounted Stock Purchase Plan, which provides a means for employees of the Company and any subsidiary of the Company designated for participation in the Discounted Stock Purchase Plan to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of Common Shares. All employees participating in the Discounted Stock Purchase Plan have equal rights and privileges which entitle eligible employees to purchase Common Shares at a price (the “DSPP Purchase Price”) equal to at least 90% of the fair market value of the Common Shares at the end of the applicable offering period.

The Discounted Stock Purchase Plan is administered by a committee (the “Committee”) appointed by the Board. The Committee establishes the number of Common Shares that may be acquired during each offering period and administers procedures through which eligible employees may enroll in the Discounted Stock Purchase Plan. The Discounted Stock Purchase Plan provides that each offering period will consist of one calendar month, unless a different period is established by the Committee and announced to eligible employees before the beginning of the applicable offering period.

Any U.S.-based full-time or permanent part-time employee of the Company, or a designated subsidiary of the Company, who has reached age 18, is not a seasonal employee (as determined by the Committee), has been an employee for at least 15 days before the first day of the applicable offering period and agrees to comply with the terms of the Discounted Stock Purchase Plan is eligible to participate in the Discounted Stock Purchase Plan. Any non-U.S.-based employee of the Company, or a designated subsidiary of the Company, who meets the eligibility criteria established by the Committee and agrees to comply with the terms of the Discounted Stock Purchase Plan is also eligible to participate in the Discounted Stock Purchase Plan. Upon enrollment, a participant must elect the rate at which the participant will make payroll contributions for the purchase of Common Shares. Elections may be in an amount of not less than $10 per offering period or more than $24,000 per plan year, unless the Committee specifies different minimum and/or maximum amounts at the beginning of the offering period. The contribution rate elected by a participant will continue in effect until modified by the participant.

A participant’s contributions are credited to the plan account maintained on the participant’s behalf. As of the last day of each offering period, the value of each participant’s plan account is divided by the DSPP Purchase Price established for that offering period. Each participant is deemed to have purchased the number of whole and fractional Common Shares produced by this calculation. As promptly as practicable after the end of each offering period, the Company issues or transfers the Common Shares purchased by a participant during that offering period to the custodian for the Discounted Stock Purchase Plan for transfer into that participant’s custodial account.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a participant’s custodial account (and may not be sold) until the earliest of: (1) the beginning of the offering period following the date the participant terminates employment with the Company and its subsidiaries, (2) 12 full calendar months beginning after the end of the offering period in which the Common Shares were purchased or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s custodial account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a custodial account will be distributed in cash equal to the fair market value of the fractional Common Share on the termination date.

Participants are entitled to vote the number of whole and fractional Common Shares credited to their respective custodial accounts.

BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY

The Common Shares are the only outstanding class of voting securities of the Company. The following table furnishes certain information regarding the beneficial ownership of the Common Shares as of November 24, 2010 (unless otherwise indicated below) by each of the current directors of the Company, by each nominee for election as a director of the Company, by each of the individuals named in the Summary Compensation Table for 2010 Fiscal Year and by all current directors and executive officers of the Company as a group, as well as by persons known to the Company to beneficially own more than 5% of the Company’s outstanding Common Shares.

	Amount and Nature of Beneficial Ownership(1)(2)
			Common Share
			Equivalents
			Presently Held(3)
			Distributable in Common
			Shares
					Unvested
			Vested or		and Not
	Common		Scheduled		Scheduled
	Shares		to Vest		to Vest
	Presently		Within		Within				Percent of
Name of Beneficial Owner	Held		60 Days		60 Days		Options/SARs(4)	Total(5)	Class(3)(6)

Mark R. Baker(7)(8)	3,217	(9)	—		—		103,700	106,917	(10)
Alan H. Barry	—		—		4,949	(11)	—	—	(10)
David C. Evans(7)	12,600	(12)	—		46,259	(13)	51,190	63,790	(10)
Joseph P. Flannery	4,000		8,580	(14)	—		74,975	87,555	(10)
James Hagedorn(7)(15)	19,967,468	(16)	25,907	(17)	101,200	(18)	1,321,631	21,315,006	31.39%
Adam Hanft	—		1,099	(19)	2,341	(20)	—	1,099	(10)
Stephen L. Johnson	—		—		320	(21)	—	—	(10)
William G. Jurgensen(15)	—		—		4,562	(22)	—	—	(10)
Thomas N. Kelly Jr.	—		—		9,178	(23)	21,442	21,442	(10)
Carl F. Kohrt, Ph.D.	760		—		10,421	(24)	—	760	(10)
Katherine Hagedorn Littlefield	19,893,216	(25)	9,196	(26)	—		85,683	19,988,095	29.99%
Claude L. Lopez(7)	5,600		—		45,400	(27)	55,454	61,054	(10)
Nancy G. Mistretta(15)	—		—		9,532	(28)	—	—	(10)
Barry W. Sanders(7)	6,805	(29)	—		46,259	(30)	35,476	42,281	(10)
Stephanie M. Shern(15)	2,000		9,636	(31)	—		72,599	84,235	(10)
John S. Shiely	2,000		—		8,841	(32)	14,300	16,300	(10)
All current directors and executive officers as a group (16 individuals)	20,003,954	(33)	54,844	(34)	333,980	(35)	1,788,103	21,846,901	32.94%
Hagedorn Partnership, L.P.	19,893,216	(36)	—		—		—	19,893,216	29.89%
800 Port Washington Blvd., Port Washington, NY 11050
Prudential plc(37)	3,592,680	(38)	—		—		—	3,592,680	5.40%
M&G Investment Management Limited Laurence Pountney Hill, London, England, EC4R OHH

(1)	Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole

Common Share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)	All Common Share amounts have been adjusted to account for the Special Dividend paid on March 5, 2007.

(3)	“Common Share Equivalents Presently Held” figures include: (a) Common Shares represented by amounts credited to the benchmark Company stock fund within the named individual’s bookkeeping account under the ERP; (b) Common Shares subject to DSUs granted to the named director (together with related dividend equivalents) under the 2006 Plan; and (c) Common Shares which are the subject of RSUs granted to the named individual (together with related dividend equivalents) under the 2006 Plan. Under the terms of each of the ERP, the 1996 Plan, the 2003 Plan and the 2006 Plan, the named individual has no voting or dispositive power with respect to the Common Shares attributable to the individual’s bookkeeping account under the ERP or the Common Shares subject to stock units, DSUs or RSUs granted to the individual until settlement.

Distributions in respect of Common Shares represented by amounts credited to the benchmark Company stock fund within the named individual’s bookkeeping account under the ERP are to be made in Common Shares. To the extent that Common Shares represented by amounts credited to the benchmark Company stock fund may be acquired by the named individual within 60 days of November 24, 2010 (i.e., upon termination without the need to satisfy additional vesting requirements), the related “Common Share Equivalents” are included in the figures in the “Total” column and in the computation of the “Percent of Class” figures in the table. The vesting schedule associated with the retention awards granted under the ERP is discussed in the section captioned “Elements of Executive Compensation — Executive Retention Awards (long-term compensation element)” within the CD&A.

Each whole DSU represents a contingent right to receive one Common Share. Each dividend equivalent represents the right to receive additional DSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related DSU. The DSUs will vest in accordance with the terms of each director’s award agreement, subject to earlier forfeiture in accordance with the terms of the award agreement. Subject to the terms of the 2006 Plan, vested DSUs will be settled in a lump sum as soon as administratively practicable, but not later than 90 days, following the earliest to occur of: (i) the individual’s cessation of service as a director of the Company; (ii) the individual’s death; (iii) the individual’s disability; or (iv) the fifth anniversary of the grant date. To the extent that the DSUs vest within 60 days of November 24, 2010, the “Common Share Equivalents” represented by the DSUs are included in the figures in the “Total” column and in the computation of the “Percent of Class” figures in the table.

Each whole RSU represents a contingent right to receive one Common Share. Each dividend equivalent represents the right to receive a cash amount equal to the dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related RSU. The RSUs will vest in accordance with the terms of each individual’s award agreement, subject to earlier forfeiture in accordance with the terms of the award agreement. Subject to the terms of the 2006 Plan, vested RSUs will be settled in a lump sum as soon as administratively practicable, but not later than 90 days, following the earliest to occur of: (i) the individual’s death; (ii) the individual’s disability; or (iii) the vesting date. Given the vesting schedules with respect to the RSUs, the “Common Share Equivalents” represented by the RSUs are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(4)	Amounts represent Common Shares which can be acquired upon exercise of options and SARs which are currently exercisable or will first become exercisable within 60 days of November 24, 2010.

(5)	Amounts represent the total of all Common Shares presently held, all “Common Share Equivalents” presently held which are distributable in Common Shares and which have vested or are scheduled to vest within 60 days of November 24, 2010, and all Common Shares which can be acquired upon exercise of options and SARs which are currently exercisable or will first become exercisable within 60 days of November 24, 2010.

(6)	The “Percent of Class” computation is based upon the sum of: (a) 66,557,295 Common Shares outstanding on November 24, 2010, (b) the number of Common Shares, if any, attributable to the named individual’s or group’s “Common Share Equivalents” which may be settled in Common Shares within 60 days of November 24, 2010 as described in note (3) above and (c) the number of Common Shares, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options and SARs which are currently exercisable or will first become exercisable within 60 days of November 24, 2010.

(7)	Individual named in the Summary Compensation Table for 2010 Fiscal Year.

(8)	Mr. Baker resigned effective October 28, 2010.

(9)	Represents Common Shares which are held directly.

(10)	Represents ownership of less than 1% of the outstanding Common Shares.

(11)	Represents the aggregate of: (a) 2,484 Common Shares which are the subject of DSUs granted to Mr. Barry on May 7, 2009 and will vest on May 7, 2012; and (b) 2,465 Common Shares which are the subject of DSUs granted to Mr. Barry on January 22, 2010 and will vest on January 22, 2013, in each case subject to earlier vesting or forfeiture in accordance with the terms of the applicable award agreement. Given the vesting schedules of the DSUs, the related 4,949 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(12)	Represents the aggregate of: (a) 6,600 Common Shares held by Mr. Evans directly; and (b) 6,000 Common Shares which are the subject of a restricted stock grant made to him on October 8, 2008 as to which the restriction period will lapse on October 8, 2011.

(13)	Represents the aggregate of: (a) 37,559 Common Shares credited to the benchmark Company stock fund within Mr. Evans’ bookkeeping account under the ERP as a result of his election in respect of the retention award granted to him on November 4, 2008; and (b) 8,700 Common Shares which are the subject of RSUs granted to Mr. Evans on January 20, 2010 and will vest on January 20, 2013, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedules associated with Mr. Evans’ interest in the retention award and the RSUs, the related 46,259 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(14)	Represents the aggregate of: (a) 2,547 Common Shares which are the subject of DSUs granted to Mr. Flannery on February 4, 2008; (b) 3,692 Common Shares which are the subject of DSUs granted to Mr. Flannery on January 23, 2009; and (c) 2,341 Common Shares which are the subject of DSUs granted to Mr. Flannery on January 22, 2010. Based on the terms of his award agreements, the DSUs granted to Mr. Flannery are not subject to risk of forfeiture because he has completed at least two terms of continuous service on the Board and has reached age 50, making him retirement eligible under his award agreements.

(15)	Nominee for election as a director of the Company.

(16)	Mr. Hagedorn is a general partner of Hagedorn Partnership, L.P. (the “Hagedorn Partnership”), and has shared voting and dispositive power with respect to the Common Shares held by the Hagedorn Partnership. See note (36) below for additional disclosures regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (36) below, (a) 39,605 Common Shares held by Mr. Hagedorn directly; (b) 30,691 Common Shares which are allocated to his account and held by the trustee under the RSP; and (c) 3,956 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

Mr. Hagedorn also owns 4,975 shares, or 0.05% of the outstanding shares, of Scotts Italia S.r.l., an indirect subsidiary of the Company. Mr. Hagedorn is a nominee shareholder in order to satisfy the two shareholder requirement for an Italian corporation. The remaining 94,525 shares of Scotts Italia S.r.l. are held by OM Scott International Investments Ltd., an indirect subsidiary of the Company.

(17)	Represents Common Shares credited to the benchmark Company stock fund within Mr. Hagedorn’s bookkeeping account under the ERP.

(18)	Represents the aggregate of: (a) 63,700 Common Shares which are the subject of RSUs granted to Mr. Hagedorn on October 8, 2008 and will vest on October 8, 2011; and (b) 37,500 Common Shares which are the subject of RSUs granted to Mr. Hagedorn on January 20, 2010 and will vest on January 20, 2013, in each case subject to earlier vesting or forfeiture in accordance with the terms of the applicable award agreement. Given the vesting schedules associated with the RSUs, the related 101,200 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(19)	Represents Common Shares which are the subject of DSUs granted to Mr. Hanft on January 22, 2010, April 1, 2010, July 1, 2010 and October 1, 2010. The DSUs are 100% vested upon grant and shall be distributed in shares as soon as practicable following the earliest to occur of: (i) cessation of service as a director of the Company; (ii) death; (iii) disability; or (iv) January 31, 2015.

(20)	Represents Common Shares which are the subject of DSUs granted to Mr. Hanft on January 22, 2010 and will vest on January 22, 2013, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedule of the DSUs, the related 2,341 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(21)	Represents Common Shares which are the subject of DSUs granted to Mr. Johnson on November 12, 2010 and will vest on November 12, 2013, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedule of the DSUs, the related 320 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(22)	Represents the aggregate of: (a) 2,097 Common Shares which are the subject of DSUs granted to Mr. Jurgensen on May 7, 2009 and will vest on May 7, 2012; and (b) 2,465 Common Shares which are the subject of DSUs granted to Mr. Jurgensen on January 22, 2010 and will vest on January 22, 2013, in each case subject to earlier vesting or forfeiture in accordance with the terms of the applicable award agreement. Given the vesting schedules of the DSUs, the related 4,562 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(23)	Represents the aggregate of: (a) 2,683 Common Shares which are the subject of DSUs granted to Mr. Kelly on February 4, 2008 and will vest on February 4, 2011; (b) 3,846 Common Shares which are the subject of DSUs granted to Mr. Kelly on January 23, 2009 and will vest on January 23, 2012; and (c) 2,649 Common Shares which are the subject of DSUs granted to Mr. Kelly on January 22, 2010 and will vest on January 22, 2013, in each case subject to earlier vesting or forfeiture in accordance with the terms of the applicable award agreement. Given the vesting schedules of the DSUs, the related 9,178 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(24)	Represents the aggregate of: (a) 3,217 Common Shares which are the subject of DSUs granted to Dr. Kohrt on February 4, 2008 and will vest on February 4, 2011; (b) 4,000 Common Shares which are the subject of DSUs granted to Dr. Kohrt on January 23, 2009 and will vest on January 23, 2012; and (c) 3,204 Common Shares which are the subject of DSUs granted to Dr. Kohrt on January 22, 2010 and will vest on January 22, 2013, in each case subject to earlier vesting or forfeiture in accordance with the terms of the applicable award agreement. Given the vesting schedules of the DSUs, the related 10,421 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(25)	Ms. Littlefield is a general partner and the Chair of the Hagedorn Partnership and has shared voting and dispositive power with respect to the Common Shares held by the Hagedorn Partnership. See note (36) below for additional disclosures regarding the Hagedorn Partnership.

(26)	Represents the aggregate of: (a) 2,547 Common Shares which are the subject of DSUs granted to Ms. Littlefield on February 4, 2008; (b) 3,692 Common Shares which are the subject of DSUs granted to Ms. Littlefield on January 23, 2009; and (c) 2,957 Common Shares which are the subject of DSUs granted to Ms. Littlefield on January 22, 2010. Based on the terms of her award agreements, the DSUs granted to Ms. Littlefield are not subject to risk of forfeiture because she has completed at least two terms of continuous service on the Board and has reached age 50, making her retirement eligible under her award agreements.

(27)	Represents the aggregate of: (a) 4,000 Common Shares which are the subject of RSUs granted to Mr. Lopez on October 8, 2008 and will vest on October 8, 2011; (b) 36,400 Common Shares which are the subject of RSUs granted to Mr. Lopez on November 4, 2008 and will vest on November 4, 2011; and (c) 5,000 Common Shares which are the subject of RSUs granted to Mr. Lopez on January 20, 2010 and will vest on January 20, 2013, in each case subject to earlier vesting or forfeiture in accordance with the terms of the applicable award agreement. Given the vesting schedules associated with the RSUs, the related 45,400 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(28)	Represents the aggregate of: (a) 2,883 Common Shares which are the subject of DSUs granted to Ms. Mistretta on February 4, 2008 and will vest on February 4, 2011; (b) 3,692 Common Shares which are the subject of DSUs granted to Ms. Mistretta on January 23, 2009 and will vest on January 23, 2012; and (c) 2,957 Common Shares which are the subject of DSUs granted to Ms. Mistretta on January 22, 2010 and will vest on January 22, 2013, in each case subject to earlier vesting or forfeiture in accordance with the terms of the applicable award agreement. Given the vesting schedules of the DSUs, the related 9,532 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(29)	Represents the aggregate of: (a) 6,500 Common Shares which are the subject of a restricted stock grant made to Mr. Sanders on October 8, 2008 as to which the restriction period will lapse on October 8, 2011; and (b) 305 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(30)	Represents the aggregate of: (a) 37,559 Common Shares credited to the benchmark Company stock fund within Mr. Sanders’ bookkeeping account under the ERP as a result of his election in respect of the retention award granted to him on November 4, 2008; and (b) 8,700 Common Shares which are the subject of RSUs granted to Mr. Sanders on January 20, 2010 and will vest on January 20, 2013, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedules associated with Mr. Sanders’ interest in the retention award and the RSUs, the related 46,259 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(31)	Represents the aggregate of: (a) 3,017 Common Shares which are the subject of DSUs granted to Mrs. Shern on February 4, 2008 and will vest on January 20, 2011; (b) 3,846 Common Shares which are the subject of DSUs granted to Mrs. Shern on January 23, 2009 and will vest on January 20, 2011; and (c) 2,773 Common Shares which are the subject of DSUs granted to Mrs. Shern on January 22, 2010 and will vest on January 20, 2011, in each case subject to earlier vesting or forfeiture in accordance with the terms of the applicable award agreement.

(32)	Represents the aggregate of: (a) 2,683 Common Shares which are the subject of DSUs granted to Mr. Shiely on February 4, 2008 and will vest on February 4, 2011; (b) 3,078 Common Shares which are the subject of DSUs granted to Mr. Shiely on January 23, 2009 and will vest on January 23, 2012; and (c) 3,080 Common Shares which are the subject of DSUs granted to Mr. Shiely on January 22, 2010 and will vest on January 22, 2013, in each case subject to earlier vesting or forfeiture in accordance with the terms of the applicable award agreement. Given the vesting schedules of the DSUs, the related 8,841 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(33)	See notes (12), (16), (25) and (29) above and note (36) below.

(34)	See notes (14), (17), (19), (26) and (31) above.

(35)	See notes (11), (13), (18), (20) through (24), (28), (30) and (32) above.

(36)	The Hagedorn Partnership is the record owner of 19,893,216 Common Shares. Of those Common Shares, 3,500,000 are pledged as security for a line of credit with a bank. James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn are siblings, general partners of the Hagedorn Partnership and former shareholders of Stern’s Miracle-Gro Products, Inc. (“Miracle-Gro Products”). The general partners share voting and dispositive power with respect to the securities held by the Hagedorn Partnership. James Hagedorn and Katherine Hagedorn Littlefield are directors of the Company. Community Funds, Inc., a New York not-for-profit corporation (“Community Funds”), is a limited partner of the Hagedorn Partnership.

The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the “Miracle-Gro Merger Agreement”), among The Scotts Company, ZYX Corporation, Miracle-Gro Products, Stern’s Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, made and entered into as of October 1, 1999 (the “First Amendment”), limits the ability of the Hagedorn Partnership, Community Funds, Horace Hagedorn and John Kenlon (the “Miracle-Gro Shareholders”) to acquire additional voting securities of the Company. Under the terms of the Merger Agreement, as amended by the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Miracle-Gro Merger Agreement, as amended by the First Amendment, to mean the Common Shares and any other securities issued by the Company which are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share which is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

(37)	All information presented in this table regarding Prudential plc (“Prudential”) and M&G Investment Management Limited (“M&G”), other than the “Percent of Class” figures, was derived from the Form 13F Holdings Report for the quarter ended September 30, 2010 (the “Prudential Form 13F”), filed by Prudential with the SEC on October 28, 2010 to report Common Shares as to which investment discretion was exercised by M&G as of September 30, 2010.

(38)	In the Prudential Form 13F, Prudential reported that M&G had shared investment discretion and sole voting authority with respect to 3,592,680 Common Shares.

PROPOSAL NUMBER 2

RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has served as the Company’s independent registered public accounting firm since fiscal year 2005 and audited the Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2010, and the Company’s internal control over financial reporting as of September 30, 2010. The Audit Committee is directly responsible for the selection of the Company’s independent registered public accounting firm and has selected Deloitte to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2011. Although it is not required to do so, the Board has determined to submit the Audit Committee’s selection of the independent registered public accounting firm to the Company’s shareholders for ratification as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011 is not ratified by the holders of a majority of the Common Shares represented at the Annual Meeting (with an abstention being treated the same as a vote “AGAINST”), the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm for the fiscal year ending September 30, 2012. Even if the selection of Deloitte is ratified, the Audit Committee, in its discretion, could decide to terminate the engagement of Deloitte and to engage another independent registered public accounting firm if the Audit Committee determines such action is necessary or desirable.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011.

AUDIT COMMITTEE MATTERS

In accordance with applicable SEC Rules, the Audit Committee has issued the following report:

Report of the Audit Committee for the 2010 Fiscal Year

Role of the Audit Committee, Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four directors, each of whom satisfies the applicable independence requirements set forth in the NYSE Rules and under SEC Rule 10A-3, and operates under a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. Deloitte was appointed to serve as the Company’s independent registered public accounting firm for the 2010 fiscal year.

Management has the primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and its subsidiaries, for the accounting and financial reporting processes of the Company, including the establishment and maintenance of adequate systems of disclosure controls and procedures and internal control over financial reporting, and for the preparation of the annual report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit, for issuing an attestation report on the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

In discharging its oversight responsibilities, the Audit Committee regularly met with management of the Company, Deloitte and the Company’s internal auditors. The Audit Committee often met with each of these groups in executive sessions. Throughout the relevant period, the Audit Committee had full access to management, Deloitte and the internal auditors for the Company. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed the work performed by the Company’s internal auditors;

•	monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reviewed a report from management and the Company’s internal auditors regarding the design, operation and effectiveness of internal control over financial reporting and reviewed an attestation report from Deloitte regarding the Company’s internal control over financial reporting;

•	reviewed the audit plan and scope of the audit with Deloitte and discussed with Deloitte the matters required to be discussed by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance, as amended;

•	reviewed and discussed with management and Deloitte the Company’s consolidated financial statements for the 2010 fiscal year;

•	reviewed management’s representations that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and fairly present the consolidated results of operations and financial position of the Company and its subsidiaries;

•	received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence;

•	reviewed all audit and non-audit services performed for the Company and its subsidiaries by Deloitte and considered whether the provision of non-audit services was compatible with maintaining Deloitte’s independence from the Company and its subsidiaries;

•	received reports from management with respect to the Company’s policies, processes and procedures regarding compliance with applicable laws and regulations and the Company’s Code of Business Conduct and Ethics; and

•	reviewed progress on the Company’s enterprise risk management assessment.

Management’s Representation and Audit Committee Recommendation

Management has represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended September 30, 2010 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Deloitte.

Based on its discussions with management and Deloitte and its review of Deloitte’s report to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

Stephanie M. Shern, Chair
Alan H. Barry
William G. Jurgensen
John S. Shiely

Fees of the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed by Deloitte, including expenses, for the 2010 fiscal year and the 2009 fiscal year were approximately $2,750,000 and $2,900,000, respectively. These amounts included fees for professional services rendered by Deloitte in connection with: (1) its audit of the Company’s consolidated financial statements, (2) its audit of the effectiveness of the Company’s internal control over financial reporting and (3) its review of the unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as fees for services performed in connection with consents related to SEC registration statements and reports related to statutory audits.

Audit-Related Fees

The aggregate fees for audit-related services rendered by Deloitte, including expenses, for the 2010 fiscal year and the 2009 fiscal year were approximately $930,000 and $330,000, respectively. The fees under this category related to: (1) internal control review projects, (2) audits of employee benefit plans, (3) assistance regarding Section 404 of the Sarbanes-Oxley Act of 2002 and (4) due diligence services related to potential dispositions and similar activities.

Tax Fees

The aggregate fees for tax services rendered by Deloitte, including expenses, for the 2010 fiscal year and the 2009 fiscal year were approximately $160,000 and $510,000, respectively. Tax fees related to tax compliance and advisory services and assistance with tax audits.

All Other Fees

No other services were rendered by Deloitte for the 2010 fiscal year or the 2009 fiscal year.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

None of the services described under the headings “Audit-Related Fees” or “Tax Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 C.F.R. § 210.2-01(c)(7)(i).

The Audit Committee’s “Policies and Procedures Regarding Approval of Services Provided by the Independent Registered Public Accounting Firm” are set forth below.

THE SCOTTS MIRACLE-GRO COMPANY
THE AUDIT COMMITTEE
POLICIES AND PROCEDURES REGARDING APPROVAL OF SERVICES
PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Purpose and Applicability

We recognize the importance of maintaining the independent and objective viewpoint of our independent registered public accounting firm. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the independent registered public accounting firm.

The Scotts Miracle-Gro Company (together with its consolidated subsidiaries, “the Company”) recognizes that the independent registered public accounting firm possesses a unique knowledge of the Company and can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth policies, guidelines and procedures to be followed by the Company when retaining the independent registered public accounting firm to perform audit and non-audit services.

Policy Statement

All services provided by the independent registered public accounting firm, both audit and non-audit, must be pre-approved by the Audit Committee or a designated member of the Audit Committee (“Designated Member”). Pre-approval may be of classes of permitted services, such as “audit services,” “merger and acquisition due diligence services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s financial statements required by law, the SEC, lenders, statutory requirements, regulators and others.

•	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include financial statements of the Company.

•	Employee benefit plan audits.

•	Tax compliance and related support for any tax returns filed by the Company.

•	Tax planning and support.

•	Merger and acquisition due diligence services.

•	Internal control reviews.

The Audit Committee may choose to establish fee thresholds for pre-approved services (for example: “merger and acquisition due diligence services with fees not to exceed $100,000 without additional pre-approval from the Audit Committee”).

The Audit Committee may delegate to a Designated Member, who must satisfy the applicable independence requirements set forth in the NYSE Rules, the authority to grant pre-approvals of permitted services, or classes of permitted services, to be provided by the independent registered public accounting firm. Any decision by a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at its next regularly scheduled meeting.

All fees (audit, audit-related, tax and other) paid to the independent registered public accounting firm are disclosed in accordance with applicable SEC Rules.

Prohibited Services

The Company may not engage the independent registered public accounting firm to provide the non-audit services described below:

1. Bookkeeping or other services related to the accounting records or financial statements of the Company.  The independent registered public accounting firm cannot maintain or prepare the Company’s accounting records, prepare the Company’s financial statements that are filed with the SEC or prepare or originate source data underlying the Company’s financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

2. Financial information systems design and implementation.  The independent registered public accounting firm cannot directly or indirectly operate, or supervise the operation of, the Company’s information system or manage the Company’s local area network, or design or implement a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

3. Appraisal or valuation services, fairness opinions or contribution-in-kind reports.  The independent registered public accounting firm cannot provide any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

4. Actuarial services.  The independent registered public accounting firm cannot provide any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting the Company in understanding the methods, models, assumptions and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

5. Internal audit outsourcing services.  The independent registered public accounting firm cannot provide any internal audit service to the Company that relates to the Company’s internal accounting controls, financial systems or financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

6. Management functions.  Neither the independent registered public accounting firm, nor any of its partners or employees, can act, temporarily or permanently, as a director, officer or employee of the Company, or perform any decision-making, supervisory or ongoing monitoring function for the Company.

7. Human resources.  The independent registered public accounting firm cannot (A) search for or seek out prospective candidates for the Company’s managerial, executive or director positions; (B) engage in psychological testing, or other formal testing or evaluation programs, for the Company; (C) undertake reference checks of prospective candidates for executive or director positions with the Company; (D) act as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits or other conditions of employment; or (E) recommend or advise the Company to hire a specific candidate for a specific job (except that the independent registered public accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate’s competence for financial accounting, administrative or control positions).

8. Broker-dealer, investment advisor or investment banking services.  The independent registered public accounting firm cannot act as a broker-dealer, promoter or underwriter on behalf of the Company, make investment decisions on behalf of the Company or otherwise have discretionary authority over the

Company’s investments, execute a transaction to buy or sell the Company’s investment, or have custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

9. Legal Services.  The independent registered public accounting firm cannot provide any service to the Company that, under the circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

10. Expert services unrelated to the audit.  The independent registered public accounting firm cannot provide an expert opinion or other expert service for the Company, or the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation. In any litigation or regulatory or administrative proceeding or investigation, the independent registered public accounting firm may provide factual accounts, including in testimony, of work performed or explain the positions taken or conclusions reached during the performance of any service provided by the independent registered public accounting firm to the Company.

Non-prohibited services shall be deemed to be permitted services and may be provided to the Company with the pre-approval of a Designated Member or the full Audit Committee, as described herein.

Audit Committee Review of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the services, or group of related services, provided by the independent registered public accounting firm to the Company, and any fees associated therewith.

•	A listing of newly pre-approved services since the Audit Committee’s last regularly scheduled meeting.

•	An updated projection for the current fiscal year, presented in a manner consistent with required proxy disclosure requirements, of the estimated fees to be paid to the independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the $240,000 commuting allowance provided to James Hagedorn, the Company’s CEO and Chairman of the Board, during the 2010 fiscal year (see note 8 to the table captioned “All Other Compensation (Supplements Summary Compensation Table)”), Scotts LLC maintains a “time sharing agreement,” as that term is defined in the provisions of 14 C.F.R. § 91.501(b)(6) and (c)(1), as amended, with Mr. Hagedorn. The agreement permits Mr. Hagedorn to purchase up to 100 flight hours on Company aircraft for personal use at a cost which is calculated as the lesser of the Company’s incremental direct operating cost per flight hour or the maximum charge allowed for such flight as set forth in 14 C.F.R. § 91.501(d), as amended. During the 2010 fiscal year, Mr. Hagedorn purchased 54.9 flight hours under his time sharing agreement at a cost of $163,282, plus applicable federal excise taxes. Under the terms of the time sharing agreement, which is governed by the rules of the Federal Aviation Administration, the Company remains responsible for providing licensed and qualified pilots, maintaining the aircraft in airworthy operating condition, and carrying in full force and effect public liability, property damage, “all-risk” hull and any other necessary policies of insurance in respect of the aircraft, naming Mr. Hagedorn as an additional insured.

From time to time, Scotts LLC leases aircraft for business use from Hagedorn Aviation, Inc. (“Hagedorn Aviation”), an aircraft operating company of which James Hagedorn is the majority shareholder. During the 2010 fiscal year, the Company leased Hagedorn Aviation aircraft at a cost of $76,871. Because fuel which has been purchased on a Company account is sometimes used in Hagedorn Aviation aircraft, Hagedorn Aviation is obligated to reimburse the Company for fuel used during the 2010 fiscal year in the amount of $407,410. The Company also has agreements with Hagedorn Aviation pursuant to which the Company, for a fee, provides Hagedorn Aviation with access to the services of the Company’s aviation mechanics and/or pilots in circumstances involving non-business, non-commuting flights on personal aircraft. The agreements were approved by the

Governance Committee based on the Company’s interest in insuring the safety and security of Mr. Hagedorn and provide that if Hagedorn Aviation uses the Company’s aviation mechanics and/or pilots from time to time, Hagedorn Aviation must reimburse the Company at annually established rates reflecting the costs to the Company of employing the aviation mechanics or pilots, as appropriate. During the 2010 fiscal year, Hagedorn Aviation accessed the services of pilots and mechanics in the amount of $8,559 and $47,408, respectively.

In addition to the $420,000 commuting allowance provided to Mark R. Baker, the Company’s then President and Chief Operating Officer, during the 2010 fiscal year (see note 11 to the table captioned “All Other Compensation (Supplements Summary Compensation Table)”), Scotts LLC maintained a time sharing agreement with Mr. Baker that permitted him to purchase up to 50 flight hours on Company aircraft for personal use. During the 2010 fiscal year, Mr. Baker purchased 5.3 flight hours under his time sharing agreement at a cost of $15,249, plus applicable federal excise taxes. During the 2010 fiscal year, Scotts LLC also leased aircraft for business use from Baker Planes, LLC (“Baker Planes”), an aircraft operating company in which Mr. Baker holds a 50% interest, and had agreements with Baker Planes regarding pilots and mechanics similar to those with Hagedorn Aviation. During the 2010 fiscal year, the Company leased Baker Planes aircraft at a cost of $96,037. Mr. Baker is obligated to reimburse the Company for fuel used during the 2010 fiscal year in the amount of $12,507. During the 2010 fiscal year, Baker Planes accessed the services of the Company’s pilots and mechanics in the amount of $1,197 and $4,577, respectively.

Policies and Procedures with Respect to Related Person Transactions

The Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) to assist it in reviewing and approving or ratifying transactions with persons who are deemed “related persons” for purposes of Item 404(a) of SEC Regulation S-K (collectively, “related persons”) and to assist the Company in the preparation of the related person transaction disclosures required by the SEC. The Related Person Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics. Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company or one of its subsidiaries is a participant and (iii) any related person has or will have a direct or indirect interest, is within the scope of the Related Person Policy.

The Company’s directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the Related Person Policy) to the Chair of the Governance Committee so that the Chair can analyze the particular transaction and determine whether the transaction constitutes a Related Person Transaction requiring compliance with the Related Person Policy. If the Chair determines that the transaction constitutes a Related Person Transaction, then the analysis and the Chair’s recommendation regarding the Related Person Transaction are presented to the Governance Committee for consideration at its next regularly scheduled meeting. If advance approval of a Related Person Transaction by the Governance Committee is not feasible, then the Related Person Transaction is to be considered, and if the Governance Committee determines it to be appropriate, ratified, at the Governance Committee’s next regularly scheduled meeting. In addition, the Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any Related Person Transaction in which the aggregate amount expected to be involved is less than $1.0 million.

In reviewing a Related Person Transaction for approval or ratification, the Governance Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable to the Company or the applicable subsidiary than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

No director may participate in the discussion or approval of any Related Person Transaction in which such director has a direct or indirect interest, other than to provide material information about the Related Person Transaction to the Governance Committee.

The Governance Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s or the applicable subsidiary’s best interests and the best interests of the Company’s shareholders. If a Related Person Transaction is ongoing, the Governance Committee may establish guidelines for the Company’s management to follow in the ongoing dealings of the Company or the applicable subsidiary with the related person. Further, on at least an annual basis, the Governance Committee will review and assess each ongoing Related Person Transaction to ensure that such Related Person Transaction remains appropriate and any established guidelines for the Related Person Transaction are being complied with.

The following transactions have been deemed to be pre-approved for purposes of the Related Person Policy:

•	ordinary course transactions not exceeding $120,000;

•	executive officer compensation arrangements, provided that: (a) the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC if the executive officer was a “NEO,” and the Compensation Committee approved the compensation;

•	director compensation arrangements approved by the Board, provided that the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC;

•	transactions with other companies where the related person’s interest is solely as an employee (other than an executive officer), a director or less than 10% owner of the other company, if the aggregate amount is less than $1.0 million or 2% of the other company’s total annual revenues;

•	charitable contributions where the related person’s only relationship to the charitable organization, foundation or university is as an employee (other than an executive officer) or a director, if the aggregate amount is less than $1.0 million or 2% of the charitable organization’s total annual receipts;

•	transactions where the related person’s interest arises solely from the ownership of Common Shares and all shareholders receive a proportional benefit (e.g., dividends);

•	transactions involving competitive bids;

•	regulated transactions; and

•	certain banking-related services.

The Governance Committee reviewed each of the Related Person Transactions discussed above and, after considering all of their relevant facts and circumstances, approved or ratified them for the 2010 fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons beneficially holding more than 10 percent of the Company’s outstanding Common Shares to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of: (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during the Company’s 2010 fiscal year and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during the Company’s 2010 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10 percent of the Company’s outstanding Common Shares were complied with during the Company’s 2010 fiscal year, except that the following Form 4 filings were made after their respective due dates: (1) for Michael C. Lukemire, one Form 4 reporting one ERP transaction which should have been reported during the Company’s 2009 fiscal year; (2) for Mark R. Baker, one Form 4 reporting the sale of Common Shares during the Company’s 2010 fiscal year; and (3) for James Hagedorn, one Form 4 reporting one ERP transaction during the Company’s 2010 fiscal year.

PROPOSAL NUMBER 3

APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA
UNDER THE SCOTTS MIRACLE-GRO COMPANY AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN

Proposal

We seek shareholder approval of material terms of the performance criteria under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”) so that compensation payable under the Plan may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

Section 162(m) limits the deduction that a corporation may claim for compensation paid to its CEO and certain other NEOs (“Covered Employees”). Section 162(m) generally provides that amounts paid to a Covered Employee in excess of $1 million is not deductible.

The deduction limitation of Section 162(m) does not apply to “performance-based compensation.” Compensation can qualify as “performance-based” under Section 162(m) only if a number of requirements are satisfied. One requirement is that the corporation’s shareholders must approve the material terms of the performance criteria pursuant to which the compensation is payable. For this purpose, the material terms include (1) the employees eligible to receive compensation, (2) the business criteria on which the performance targets may be based and (3) the maximum amount that an employee may receive for achieving the performance goals. Section 162(m) also requires that the material terms of the performance criteria be submitted to shareholders on a recurring basis as set forth in the regulations.

The Plan is intended to permit the grant of Plan Awards that qualify as performance-based compensation under Section 162(m). Shareholders are being asked to approve the material terms of the Plan’s performance criteria in accordance with the regulations so that Plan Awards can continue to qualify as performance-based compensation that is deductible by the Company without regard to the limitation of Section 162(m).

The Plan, as most recently amended and restated, a copy of which is attached as Annex A, has not been materially amended since it was approved by shareholders at the 2006 Annual Meeting of Shareholders.

Shareholders are not being asked to approve any additional shares for issuance under the Plan.

Background

The Board believes it is desirable to continue to have equity-based awards as well as to have cash-based awards available under a long-term incentive plan to be used to recruit new individuals to become employees or serve as directors or third party service providers and for incentive purposes, where necessary. The Plan will continue to make common shares available for a variety of awards, allowing the Company to choose the incentives most appropriate to individual circumstances and is intended to benefit the Company and its shareholders.

The Company’s shareholders originally approved the Plan at the 2006 Annual Meeting of Shareholders effective January 26, 2006. The Plan was amended and restated effective as of October 30, 2007 to reflect administrative changes and compliance with Section 409A of the Internal Revenue Code. Subsequently, on January 20, 2010, the Plan was amended to allow award agreements for Plan Awards granted on or after January 20, 2010 to specify different termination of service provisions than those set forth in the Plan.

Purpose

The purpose of the Plan is to provide a means whereby employees, directors and third party service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. In addition, the purpose of the Plan is to provide a means through which the Company may attract able individuals to become employees or serve as directors or third party service providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain ownership of the Common Shares, thereby strengthening their concern for the welfare of the Company.

The following is a brief summary of the material features of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. All capitalized terms which are not defined in this summary are defined in the Plan.

Summary of Operation of the Plan

Eligibility and Participation

All employees, directors and third party service providers are eligible to participate in the Plan. For purposes of the Plan, an “employee” means any individual who performs services for and is designated as an employee of the Company, an Affiliate of the Company or a Subsidiary of the Company on the payroll records of the relevant entity; a “director” means any individual who is a member of the Board of Directors of the Company; and a “third party service provider” means any consultant, agent, advisor or independent contractor who renders services to the Company, a Subsidiary of the Company or an Affiliate of the Company, which services (a) are not in connection with the offer or sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

The Company estimates that approximately 100 employees of the Company and its current Affiliates and Subsidiaries are currently eligible to receive Plan Awards, including the executive officers of the Company named in the Summary Compensation Table, other than Mr. Baker who resigned effective October 28, 2010. In addition, following the election of four directors at the Annual Meeting, there will be twelve directors (including Mr. Hagedorn in his capacity as CEO) of the Company eligible to receive Plan Awards. The Company is unable to reasonably estimate the number of third party service providers who may be eligible to receive Plan Awards.

Performance Measures

The performance goals upon which the payment or vesting of a Plan Award, that is intended to qualify as “performance-based compensation” under Section 162(m), will be earned upon meeting goals stated with respect to one or more of the following performance measures: (i) net earnings or net income (before or after taxes); (ii) earnings per share (basic or diluted); (iii) net sales or revenue growth; (iv) net operating profit; (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (vii) earnings before or after taxes, interest, depreciation and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; (x) share price (including, but not limited to, growth measures and total shareholder return); (xi) expense targets; (xii) margins; (xiii) operating efficiency; (xiv) market share; (xv) customer satisfaction; (xvi) working capital targets; (xvii) economic value added or EVA(R) (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xviii) developing new products and lines of revenue; (xix) reducing operating expenses; (xx) developing new markets; (xxi) meeting completion schedules; (xxii) developing and managing relationships with regulatory and other governmental agencies; (xxiii) managing cash; (xxiv) managing claims against the Company, including litigation; and (xxv) identifying and completing strategic acquisitions. Furthermore, any performance measure may be used to measure the performance of the Company, a Subsidiary and/or an Affiliate as a whole, or any business unit of the Company, a Subsidiary, and/or an Affiliate or any combination thereof, as the Compensation Committee may deem appropriate. Any of the above Performance Measures may be applied as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Company may select a performance measure (x) above as compared to various stock market indices.

In addition, the Compensation Committee may provide in any award agreement that any evaluation of performance may include or exclude any of the following events that occurs during a performance period:

(i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Plan Awards to “covered employees,” they must be prescribed in a form that meets the requirements of Section 162(m) of the Internal Revenue Code for deductibility.

Plan Awards that are intended to qualify as performance-based compensation may not be adjusted upward. The Compensation Committee has the discretion to adjust such Plan Awards downward, either on a formula or discretionary basis, or any combination thereof. In the event applicable tax, stock exchange and/or securities laws change to permit the Compensation Committee to alter the governing performance measures without obtaining shareholder approval of such changes, the Compensation Committee has the sole discretion to make such changes without obtaining shareholder approval. If the Compensation Committee determines that it is advisable to grant Plan Awards that do not qualify as performance-based compensation, the Compensation Committee may make such grants without satisfying the requirements of Section 162(m) of the Internal Revenue Code and base vesting on performance measures other than those described above. Prior to any payment pursuant to Section 162(m), the Compensation Committee will be required to certify in writing that the applicable performance measures have been met.

Common Shares Available under the Plan and Limitations on Plan Awards

Subject to certain adjustments as described below under “— Adjustments,” as of September 30, 2010, the maximum number of Common Shares of the Company that remain available for grant to participants under the Plan is 1,101,525. As of September 30, 2010, options covering 2,626,973 Common Shares remained outstanding under the Plan, 81,311 Common Shares were attributable to accounts of directors holding deferred stock units, no Common Shares were subject to outstanding SARs, 308,800 Common Shares were subject to outstanding awards of restricted stock, 450,315 Common Shares were subject to outstanding awards of restricted stock units, 20,000 Common Shares were subject to outstanding awards of performance shares and 4,200 Common Shares were subject to outstanding awards of performance units grants, leaving 1,101,525 Common Shares available for new awards under the Plan.

In addition to the overall share authorization under the Plan, (i) no more than 3,000,000 Common Shares may be issued under “full value” awards, i.e., Plan Awards (other than ISOs, NSOs or SARs); (ii) no more than 6,000,000 Common Shares may be issued pursuant to ISOs granted under the Plan; and (iii) no more than 1,000,000 Common Shares may be issued under Plan Awards made to non-employee directors.

Common Shares available for issuance under the Plan may be authorized and unissued Common Shares or treasury shares. However, under the Miracle-Gro Merger Agreement with the Miracle-Gro Shareholders, the Company has agreed to use reasonable efforts to fund the issuance of Common Shares pursuant to the exercise of employee stock options with Common Shares purchased in the open market through privately negotiated repurchases rather than with newly-issued Common Shares. Common Shares covered by a Plan Award will be counted as used to the extent they are actually issued; however, the full number of Common Shares covered by a SAR that is to be settled by the issuance of Common Shares will be counted against the number of Common Shares available under the Plan, regardless of the number of Common Shares actually issued on the settlement of such SAR. Any Common Shares related to Plan Awards that terminate due to expiration, forfeiture, cancellation or otherwise without the issuance of such Common Shares, are settled in cash in lieu of Common Shares, or are exchanged with the consent of the Compensation Committee prior to the issuance of Common Shares for Plan Awards not involving Common Shares, may be granted again under the Plan.

Plan Benefits

The amount of future Plan Awards under the Plan, if any, is at the discretion of the Compensation Committee and is dependent upon the future performance of the Company; therefore, the amount of such Plan Awards cannot be determined at this time.

The table included under “EXECUTIVE COMPENSATION — Grants of Plan-Based Awards in 2010 Fiscal Year” shows the options and RSUs and granted under the Plan to the NEOs during the 2010 fiscal year. The Summary Compensation Table sets forth the applicable dollar amounts of stock awards under the Plan recognized for financial statements reporting purposes for the 2010, 2009 and 2008 fiscal years. During the 2010 fiscal year, options covering an aggregate of 141,200 Common Shares and restricted stock units covering an aggregate of 64,900 Common Shares were granted to all current executive officers of the Company as a group; while options covering an aggregate of 226,400 Common Shares, restricted stock units covering an aggregate of 189,696 Common Shares and performance units covering an aggregate of 4,200 Common Shares were granted to all employees, including all current officers who are not executive officers, as a group. As discussed under “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS — Compensation of Directors,” the non-employee directors of the Company have received deferred stock units and have been able to elect to receive all or a portion of their annual cash retainer and other fees paid for service as a director of the Company in cash or in deferred stock units stock units granted under the Plan.

Aggregate Past Grants Under the Plan

The table below shows, as to each NEO and the various indicated groups, the aggregate number of shares of the Company’s Common Stock subject to the grants of options, restricted stock and RSUs, performance shares and performance units awarded under the Plan since the Plan’s inception through November 30, 2010.

		Number of
		Restricted Shares,
		Restricted Stock Units,
	Number of	Performance Units
	Options	and Performance
Name	Granted (#)	Shares Granted (#)

James Hagedorn,	563,990	167,400
Chief Executive Officer and Chairman of the Board
Mark R. Baker,	203,642	86,617
President and Chief Operating Officer
David C. Evans,	105,190	26,300
Executive Vice President and Chief Financial Officer
Claude L. Lopez,	61,476	62,574
Executive Vice President, International
Barry W. Sanders,	82,476	63,500
Executive Vice President, Global Consumer
Any other person who received 5% of any such awards	N/A	N/A
All current executive officers as a group (5 persons)	881,589	291,000
All current non-executive directors as a group (11 persons)	123,861	78,414
All employees, excluding current executive officers	2,099,903	832,603

Because Plan Awards will be granted by the Compensation Committee to participants other than non-employee directors of the Company, and by the Board of Directors of the Company with respect to non-employee directors, based on a subjective determination of the relative current and future contribution that each individual has made or may make to the long-term welfare of the Company, its Affiliates and its Subsidiaries, past awards under the Plan may not be reflective of future Plan Awards.

Administration

The Plan is administered by the Compensation Committee. The Compensation Committee has the full and exclusive discretionary power to: (i) interpret the terms and the intent of the Plan and any award agreement or other agreement or document ancillary to, or in connection with, the Plan; (ii) determine eligibility for Plan Awards granted to participants other than non-employee directors of the Company; and (iii) adopt such rules, regulations, forms, instruments and guidelines for administering the Plan as the Compensation Committee deems necessary or proper. More specifically, the Compensation Committee has the authority to: (i) select Plan Award recipients; (ii) establish all terms and conditions of Plan Awards and award agreements; (iii) grant Plan Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or arrangements of the Company; (iv) construe any provision of the Plan or any award agreement; and (v) adopt modifications and amendments to the Plan or any award agreement.

The Board of Directors of the Company will determine all Plan Awards granted to non-employee directors of the Company.

The Compensation Committee may delegate to one or more of its members or to one or more officers of the Company, its Subsidiaries or Affiliates, or to one or more agents or advisors, such administrative duties or powers as the Committee may deem advisable to the extent permitted or required by law or governing document. In addition, the Compensation Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (i) designate employees who are to receive Plan Awards; and (ii) determine the size of any such Plan Awards. However, the Compensation Committee may not delegate such responsibilities to any such officer for Plan Awards granted to an employee who is an Insider; the resolution providing such authorization must set forth the total number of Plan Awards such officer(s) may grant; and the officer(s) must report periodically to the Compensation Committee regarding the nature and scope of the Plan Awards granted pursuant to the authority delegated.

Description of Plan Awards

The Plan authorizes the grant or award of (i) incentive stock options (“ISOs”); (ii) non-qualified stock options (“NSOs”); (iii) SARs; (iv) restricted stock; (v) restricted stock units; (vi) performance shares; (vii) performance units; (viii) cash-based awards; and (ix) other equity-based awards not described by one of the foregoing awards (collectively, the “Plan Awards”).

Only employees of the Company and its subsidiaries may be granted ISOs. Employees, directors and third party service providers may be granted or awarded NSOs, SARs, restricted stock, restricted stock units, performance units, performance shares, cash-based awards or other equity-based awards.

Pursuant to the Plan, each participant’s award agreement will set forth the extent to which the participant will have the right to exercise, retain or receive, as applicable, the Plan Awards subject to such agreement following the termination of the participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be. Such provisions are to be determined in the sole discretion of the Compensation Committee (in the case of Plan Awards granted to participants other than non-employee directors of the Company) or the Board of Directors of the Company (in the case of Plan Awards granted to non-employee directors), need not be uniform among all Plan Awards, may differ from the termination provisions of the Plan and may reflect distinctions based on the reason for termination.

Options

NSOs may be granted to any participant under the Plan. However, ISOs may be granted only to eligible employees of the Company or of any parent or subsidiary corporation as permitted under the applicable provisions of the Internal Revenue Code. Options may be granted for terms of up to, but not exceeding, ten years from the date of grant; however, NSOs granted to participants outside the United States may have a term greater than ten years. Further, no ISO granted to a 10% Shareholder (as described below) can be exercisable later than the day before the fifth anniversary of its grant date. The maximum number of common shares which may be subject to options granted to any participant in a fiscal year is 200,000 shares, subject to adjustment as described below under “— Adjustments.” Each option grant is to be evidenced by an award agreement that specifies the exercise price of the option, the maximum duration of the option, the number of common shares to which the option pertains, the conditions upon which the option will vest and become exercisable, and such other provisions as the Compensation Committee (in the case of options granted to participants other than non-employee directors of the Company) or the Board of Directors (in the case of options granted to non-employee directors) may determine.

The exercise price of each option granted to a participant will be specified in the award agreement by the Compensation Committee (for all participants other than non-employee directors of the Company) or the Board of Directors (for non-employee directors). The exercise price must be at least 100% of the fair market value of the underlying common shares on the grant date; provided, however, that the option price must be at least 110% of the fair market value of a share on the grant date with respect to any ISO issued to a participant who on the grant date owns more than 10% of the total combined voting power of the Company (as determined in accordance with the Internal Revenue Code) (a “10% Shareholder”). For purposes of the Plan, the fair market value of a Common Share on a particular date will generally be the closing price of a Common Share on the relevant trading day or, if such day is not a trading day, on the next trading day on which Common Shares were publicly traded on NYSE (the “fair market value”). On November 30, 2010, the fair market value of the Company’s Common Shares was $49.96.

The exercise price of any option must be paid in full at the time of exercise (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Common Shares having a fair market value equal to the exercise price; (iii) by a cashless broker-assisted exercise; (iv) by a combination of (i), (ii) and/or (iii); or (iv) any other method approved or accepted by the Compensation Committee in its sole discretion. If the exercise price is paid through the tender of previously acquired Common Shares, those Common Shares must have either been purchased on the open market or been held by the participant for at least six months (or such other period as the Compensation Committee permits) prior to their tender if acquired under the Plan or any other compensation plan maintained by the Company.

Stock Appreciation Rights

The Compensation Committee may, in its discretion, grant SARs to participants other than non-employee directors of the Company. The award agreement will specify the grant price, the term of the SAR and such other provisions as the Compensation Committee determines. The grant price of each SAR granted to a participant will be specified by the Compensation Committee in the award agreement; however, the grant price must be at least equal to 100% of the fair market value of the underlying Common Shares as determined on the grant date. Except as determined otherwise by the Compensation Committee, no SAR will be exercisable later than the tenth anniversary of its grant date, except that for SARs granted to participants outside the United States, the Compensation Committee has the authority to grant SARs that have a term greater than ten years. The maximum number of Common Shares which may be subject to SARs granted to any participant in a fiscal year is 200,000 shares, subject to adjustment as described below under “— Adjustments.”

The Board of Directors of the Company has the same authority to grant SARs to non-employee directors of the Company.

Upon the exercise of an SAR, a participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the excess of the fair market value of a common share on the exercise date over the grant price by (ii) the number of Common Shares with respect to which the SAR is exercised. At the discretion of the Compensation Committee (in the case of participants other than non-employee directors of the Company) or the Board of Directors (in the case of non-employee directors), the payment upon SAR exercise may be made in cash, Common Shares or a combination thereof, or in any other manner set forth in the award agreement.

Restricted Stock and Restricted Stock Units

The Compensation Committee may, in its discretion, grant restricted stock and/or restricted stock units to participants other than non-employee directors of the Company. The award agreement will specify the period(s) of restriction, the number of Common Shares covered by the restricted stock or restricted stock unit award, and such other provisions as the Compensation Committee determines. Among other things, the Compensation Committee may impose any conditions and/or restrictions it deems advisable including, without limitation: (i) a requirement that the participant pay a stipulated purchase price for each share of restricted stock or each restricted stock unit; (ii) restrictions based upon the achievement of specified performance goals; (iii) time-based restrictions on vesting following the attainment of the performance goals; (iv) time-based restrictions; and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which the Company’s Common Shares are listed or traded; (v) holding requirements or sales restrictions placed on the Common Shares upon vesting of such restricted stock or restricted stock units; and (vi) whether or not a participant may make or refrain from making an election under Section 83(b) of the Internal Revenue Code.

Except as provided under the Plan and in a participant’s award agreement, Common Shares subject to a restricted stock award will become freely transferable by the participant after all the conditions and restrictions applicable to such Common Shares have been satisfied or lapsed, and restricted stock units will be paid in cash, common shares or a combination of cash and Common Shares, as the Compensation Committee determines. Unless otherwise determined by the Compensation Committee and set forth in a participant’s award agreement, participants holding restricted stock may be granted the right to exercise full voting rights with respect to the underlying common shares during any period of restriction to the extent permitted or required by law. A participant will have no voting rights with respect to any restricted stock units granted under the Plan. The maximum number of Common Shares which may be subject to restricted stock or restricted stock units granted to any participant in a fiscal year is 100,000 shares, subject to adjustment as described below under “— Adjustments.”

The Board of Directors has the same authority to grant restricted stock and/or restricted stock units to non-employee directors of the Company.

Performance Units and Performance Shares

The Compensation Committee may, in its discretion, grant performance units and/or performance shares to participants other than non-employee directors of the Company, as evidenced by an award agreement. The Compensation Committee may establish performance goals for a participant for a particular performance period based upon various performance measures as described below under “— Summary of Operation of the Plan — Performance Measures.” Each performance unit will have an initial value that is established by the Compensation Committee at the time of the grant. Each performance share will have an initial value equal to the fair market value of a Common Share on the grant date. The Compensation Committee will set performance goals in its discretion which will, depending on the extent to which they are met, determine the value and/or number of performance units or performance shares that may be paid out to the participant. After the applicable performance period has ended, the holder of performance units or performance shares will be entitled to receive payout on the value and number of performance units or performance shares earned during such performance period to the extent performance goals have been met. The Compensation Committee may pay earned performance units or performance shares in cash, in Common Shares, or a combination of both, equal to the value of the earned performance units or performance shares at the close of the applicable performance period. The maximum number of performance units or performance shares granted to any participant in a fiscal year is 100,000 shares, determined as of the date of vesting or payout, as applicable, or the value of 100,000 Common Shares, in each case subject to adjustment as described below under “— Adjustments.”

The Board of Directors has the same authority to grant performance units and/or performance shares to non-employee directors of the Company.

Cash-Based Awards and Other Equity-Based Awards

The Compensation Committee may, in its discretion, grant cash-based awards or equity-based or equity-related awards not otherwise described in the Plan (including the grant or offer for sale of unrestricted

Common Shares) to participants other than non-employee directors of the Company, in such amounts and subject to such terms and conditions as the Compensation Committee may determine. Each cash-based award under the Plan will specify a payment amount or payment range as determined by the Compensation Committee. Each other equity-based award will be expressed in terms of Common Shares or units based on Common Shares, as determined by the Compensation Committee. The Compensation Committee may also establish performance goals in its discretion, and the value and/or number of cash-based awards or other equity-based awards that may be paid out to a participant will depend on the extent to which such performance goals have been met. Payment, if any, of cash-based awards or other equity-based awards may be made in cash or Common Shares as the Compensation Committee determines. The maximum amount awarded or credited to any participant in a fiscal year with respect to (i) cash-based awards, may not exceed the greater of $3.0 million or the value of 100,000 Common Shares and (ii) any equity-based or equity-related awards not otherwise described in the terms of the Plan, may not exceed 150,000 common shares; in each case subject to adjustment as described below under “— Adjustments.”

The Board of Directors has the same authority to grant cash-based awards and/or other equity-based awards to non-employee directors of the Company.

Dividend Equivalents

Any participant may be granted dividend equivalents based on the dividends declared on the common shares underlying a Plan Award (other than options and SARs), to be credited as of the dividend payment dates, during the period between the grant date of the Plan Award and the date the Plan Award vests or expires, as determined by the Compensation Committee. Any such dividend equivalents will be converted to cash or additional common shares by such formula and at such time and subject to such limitations as may be determined the Compensation Committee (in the case of grants to participants other than non-employee directors of the Company) or the Board of Directors (in the case of non-employee directors).

Tax Withholding

The Company has the power and right to deduct or withhold at the time amounts under the Plan are distributed, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic and foreign, required to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon the exercise of options or SARs, upon the lapse of restrictions on restricted stock and restricted stock units or upon the achievement of performance goals related to performance shares or performance units, or any other taxable event arising as a result of a Plan Award, a participant may elect, subject to approval by the Compensation Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold common shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction, if such shares are otherwise distributable at the time of the withholding.

Participants Based Outside the United States

In order to comply with the laws in other countries in which the Company, its Affiliates and/or its Subsidiaries operate or have employees, directors or third party service providers, the Compensation Committee has the power and authority to: (i) determine which Affiliates and Subsidiaries are covered by the Plan; (ii) determine which employees, directors and/or third party service providers outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Plan Award granted to employees and/or third party service providers outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (v) take any action, before or after a Plan Award is made, that the Committee deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Change in Control

Under the Plan, a “change in control” will be deemed to occur if:

•	there is a change in the majority of the members of the Board of Directors, from those in office on the date the Plan is approved by the Company’s shareholders (“Incumbent Directors”), for any reason other than death (provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then in office will be counted as an Incumbent Director in determining if there has been a change in a majority of the Board of Directors);

•	any person (other than the Company, any of the Company’s Subsidiaries, any employee benefit plan of the Company or any of the Company’s Subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Compensation Committee) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities;

•	the shareholders of the Company adopt a definitive agreement or a series of related agreements (i) for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such transaction will own less than 50% of the voting power of such entity, or (ii) for the sale or other disposition of all or substantially all of the assets of the Company;

•	the adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company; or

•	for any reason, Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P., as determined by the Compensation Committee, becomes the beneficial owner, directly or indirectly, of securities representing more than 49% of the combined voting power of the Company’s then outstanding securities.

In the event of a change in control, each option and SAR (other than options and SARs of non-employee directors of the Company) outstanding on the date of the change of control will be cancelled in exchange either for cash equal to the excess of the change in control price as defined below over the exercise price or grant price, as applicable, of the cancelled option or SAR or, in the discretion of the Compensation Committee, for whole common shares with a fair market value equal to the excess of the change in control price over the exercise price or grant price, as applicable, of the cancelled option or SAR plus cash equal to the value of any fractional Common Share. The Compensation Committee also may allow participants to exercise any outstanding options or SARs that are to be cancelled by following the normal procedures for exercising options and SARs within 15 days of the date of the change in control. All performance goals will be deemed to have been met on the date of the change in control, all performance periods will be accelerated and all Plan Awards for which performance goals have been established will be distributed in a single lump sum cash payment within 30 days following the change in control. All other then-outstanding Plan Awards whose exercisability or vesting depends merely on the satisfaction of a service obligation by a participant to the Company, a Subsidiary or an Affiliate will vest in full and will be distributed, if not already held by the participant and to the extent applicable, in a single lump-sum cash payment within 30 days following the change in control based on the change in control price or, at the discretion of the Compensation Committee, in the form of whole Common Shares based on the change in control price. Such accelerated payments will not be made to a participant if the Compensation Committee determines, prior to the change in control and subject to requirements contained in the Plan, that immediately after the change in control, the Plan Awards will be honored or assumed, or new rights with substantially equivalent economic value substituted therefor, by the employee’s new employer. However, such accelerated payments will be made in limited circumstances upon involuntary or constructive termination.

Under the Plan, the “change in control price” will be (i) the price per Common Share paid in connection with the transaction resulting in the change in control or (ii) in the event of a change in control not related to a transfer of common shares, the highest fair market value of a Common Share on NYSE on any of the 30 consecutive trading days ending on the last trading day before the change in control occurs.

Upon a change in control, outstanding NSOs or SARs issued to non-employee directors of the Company will be cancelled unless (i) the Common Shares remain publicly traded or (ii) the non-employee director remains a director of the Company immediately following the change in control. Each NSO or SAR issued to a non-employee director that is cancelled will be exchanged either for cash equal to the excess of the change in control price over the exercise price or grant price, as applicable, of the cancelled option or SAR or, in the discretion of the Board of Directors, for whole Common Shares with a fair market value equal to the excess of the change in control price over the exercise price or grant price, as applicable, of the cancelled option or SAR plus cash equal to the value of any fractional Common Share. The Board of Directors also may allow non-employee directors to exercise any outstanding options or SARs that are to be cancelled by following the normal procedures for exercising options and SARs within 15 days of the date of the change in control. Restricted stock or restricted stock units held by a non-employee director will be settled for a lump sum cash payment equal to the change in control price. All other types of Plan Awards held by non-employee directors will be settled for a lump sum cash payment equal to the change in control price less any amount a non-employee director would be required to pay in order for the Plan Award to be exercised or settled, other than any such amount related to taxes.

Notwithstanding the foregoing, the Plan Awards subject to Section 409A of the Internal Revenue Code will not be paid or settled upon change in control unless the change in control under the Plan constitutes a “change in control event” under Section 409A of the Internal Revenue Code and Treasury Regulation Section 1.409A-3(i)(5).

Forfeiture Events

The Compensation Committee (in the case of Plan Awards granted to participants other than non-employee directors of the Company) or the Board of Directors (in the case of Plan Awards granted to non-employee directors) may specify in an award agreement that the participant’s rights, payments and benefits with respect to a Plan Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of the Plan Award. These events may include, but will not be limited to: (i) termination of employment for cause; (ii) termination of the participant’s provision of services to the Company, an Affiliate and/or a Subsidiary; (iii) violation of material policies of the Company, an Affiliate and/or a Subsidiary; (iv) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant; or (v) other conduct by the participant that is detrimental to the business or reputation of the Company, its Affiliates and/or its Subsidiaries.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant knowingly or grossly negligently engaged in the misconduct, or knowing or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant must reimburse the Company the amount of any payment in settlement of a Plan Award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

Transferability of Plan Awards

During a participant’s lifetime, the participant’s Plan Awards are exercisable only by the participant or the participant’s legal representative. Plan Awards are not transferable other than by will or the laws of descent and distribution. No Plan Awards may be subject to attachment, execution or levy of any kind, and any purported transfer in violation of the Plan will be null and void. Notwithstanding the foregoing and subject to certain exceptions, the Compensation Committee (in the case of Plan Awards granted to participants other than non-employee directors of the Company) or the Board of Directors (in the case of Plan Awards granted to non-employee directors) may, in its discretion, permit any or all Plan Awards (other than ISOs) to be transferred (without value) or exercised by a participant.

Adjustments

In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Common Shares, exchange of Common Shares, dividend in kind, or other similar change in capital structure, number of outstanding shares or distribution to shareholders of the Company, the Compensation Committee, in its sole discretion, shall, as required to prevent dilution or enlargement of participants’ rights under the Plan, substitute or adjust, as applicable: (i) the number and kind of Common Shares that may be issued under the Plan or under particular forms of Plan Awards; (ii) the number and kind of Common Shares subject to outstanding Plan Awards; (iii) the exercise price or grant price applicable to outstanding Plan Awards; (iv) the annual award limits; and (v) other value determinations applicable to outstanding Plan Awards.

The Compensation Committee, in its sole discretion, shall also make adjustments in the terms of any Plan Award to reflect such changes or distributions and to modify any other terms of outstanding Plan Awards, including modifications of performance goals and changes in the length of performance periods. Subject to certain provisos as set forth in the Plan, the Compensation Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as the Committee may deem appropriate, subject to compliance with the applicable rules, if any, under the Internal Revenue Code.

The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, Plan Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, as the Compensation Committee determines appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made under the Plan. Notwithstanding anything to the contrary, an adjustment to an option or to a SAR can be made only to the extent such adjustment complies with the requirement of Section 409A of the Internal Revenue Code.

Amendment, Modification, Suspension and Termination

The Compensation Committee may alter, amend, modify, suspend or terminate the Plan, at any time and from time to time, or any award agreement under the Plan in whole or in part. Without the prior approval of the Company’s shareholders and except for certain adjustments described above, options or SARs issued under the Plan cannot be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted option or the grant price of a previously granted SAR. No material amendment of the Plan can be made without shareholder approval, if shareholder approval is required by law, regulation or stock exchange rules. No termination, amendment, suspension or modification of the Plan or an award agreement may adversely affect in any material way any outstanding Plan Award without the consent of the affected participant. The Board of Directors of the Company may amend the Plan, or an award agreement, to take effect retroactively or otherwise, to conform the Plan or award agreement to any present or future law, administrative regulations and rulings relating to plans of a nature similar to the Plan (including, but not limited to Section 409A of the Internal Revenue Code). The Plan will terminate on January 25, 2016, unless terminated earlier as provided above. Notwithstanding the foregoing, no ISOs may be granted after November 1, 2015.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income or employment tax laws.

ISOs

ISOs are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize any income when an ISO is granted. No income is recognized upon the exercise of an ISO (although the exercise of an ISO may result in or increase alternative minimum tax liability). The Company will not receive a deduction at either the grant or exercise of an ISO. Also, ISOs are not subject to employment taxes.

If a participant acquires Common Shares by exercising an ISO and continues to hold those Common Shares for one year or, if longer, until the second anniversary of the grant date (each of these periods is called an “ISO Holding Period”), the amount the participant receives when the participant disposes of the Common Shares, minus the exercise price, will be taxable as long-term capital gain or loss (this is referred to as a “qualifying disposition”). Upon a qualifying disposition, the Company is not entitled to a deduction.

If a participant disposes of the Common Shares before the end of either ISO Holding Period (this is referred to as a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess, if any, of (i) the fair market value of the Common Shares on the date the ISO was exercised, or, if less, the amount received on the disposition, over (ii) the exercise price. The Company will be entitled to a deduction equal to the income that the participant recognizes. The participant’s additional gain will be taxable as long-term or short-term capital gain (depending on whether the participant held the Common Shares for more than one year).

If a participant uses Common Shares received in the prior exercise of an ISO (“Delivered Shares”) to pay the exercise price of an ISO, the participant’s payment will be treated as a disqualifying disposition of the Delivered Shares if the Delivered Shares are used to exercise an ISO before the end of their ISO Holding Periods. This type of disposition generally will cause the participant to recognize ordinary income on the Delivered Shares equal to the difference between the exercise price of the Delivered Shares and the fair market value of the Delivered Shares at exercise. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. If a participant exercises the participant’s ISO using (i) Common Shares that were not purchased pursuant to an ISO or (ii) Delivered Shares that were purchased by exercising an ISO that satisfied the ISO Holding Periods, the participant generally will not recognize income, gain or loss in connection with the exercise.

If a participant exercises the participant’s ISO using only Delivered Shares to pay the exercise price, the participant’s basis in the same number of new Common Shares will be the same as the participant’s basis in the Delivered Shares plus the taxable income, if any, that the participant recognized on the delivery of the Delivered Shares. Any additional new Common Shares will have a zero basis.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. When an ISO is exercised, a participant must treat the excess, if any, of the fair market value of the Common Shares on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

NSOs

NSOs do not receive the special tax treatment afforded to ISOs under the Internal Revenue Code. A participant will not recognize any income when an NSO is granted and the Company will not receive a deduction at that time. However, unlike an ISO, when an NSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the Common Shares that the participant purchased on the date of exercise over the exercise price. Also, unlike an ISO, this same amount will be subject to employment taxes, including social security and Medicare taxes. If a participant uses Common Shares or a combination of Common Shares and cash to pay the exercise price of an NSO, he or she will have ordinary income equal to the value of the excess of the number of Common Shares that the participant purchases over the number the participant surrenders, less any cash the participant uses to pay the exercise price. This same amount will be subject to employment taxes, including social security and Medicare taxes. When an NSO is exercised, the Company will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when the participant disposes of the Common Shares that the participant acquired by exercising an NSO is larger than the exercise price the participant paid plus the amount of ordinary income recognized in the NSO exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the exercise of the NSO. But, if the amount a participant receives when the participant disposes of the Common Shares that the participant acquired by exercising an NSO is less than the exercise price the participant paid plus the amount of ordinary income recognized in the NSO exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the participant acquired them by exercising the NSO.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Internal Revenue Code, the participant will not recognize taxable income when restricted stock is granted and the Company will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the restricted stock vests (i.e., when the participant can no longer lose them or is transferable) equal to the fair market value of the common shares the participant receives when the restrictions lapse, less any amount paid for the restricted stock, and the Company generally will be entitled to a deduction equal to the income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.

If the amount a participant receives when the participant disposes of these Common Shares is larger than the value of the Common Shares when the restricted stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the restricted stock vested. But, if the amount the participant receives when the participant disposes of these Common Shares is less than the value of the Common Shares when the restricted stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the restricted stock vested.

If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of restricted stock on the grant date less any amount paid for the restricted stock, and the Company will be entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. However, the participant will not recognize income when (and if) the restrictions lapse. If a participant earns the Common Shares, any appreciation between the grant date and the date the participant disposes of the Common Shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the grant date. But, if the amount the participant receives when the participant disposes of these Common Shares is less than the value of the Common Shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the grant date. Also, if a participant forfeits the participant’s restricted stock, the participant’s tax deduction in connection with that forfeiture is limited to the amount, if any, paid for the restricted stock.

SARs

A participant will not recognize any income when a SAR is granted and the Company will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the cash and/or fair market value of the Common Shares the participant receives upon exercise. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. If the amount a participant receives when the participant disposes of any Common Shares acquired upon the exercise of a SAR is larger than the value of the common shares when the SAR was exercised, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the SAR was exercised. But, if the amount the participant receives when the participant disposes of these common shares is less than the value of the Common Shares when the SAR was exercised, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the SAR was exercised.

Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards

A participant will not recognize taxable income when the Company grants the participant restricted stock units, performance units, performance shares and/or cash-based awards and the Company will not receive a deduction at that time. However, if the participant earns the Plan Award, the participant will recognize ordinary income equal to the cash and/or the fair market value of the Common Shares the participant receives at the time of delivery. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. The Company generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives when the participant disposes of the common shares acquired upon the settlement of a restricted stock unit, performance unit, performance share or cash-based award is larger than the value of the Common Shares when the participant received them, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after they were issued. But, if the amount the participant receives when the participant disposes of these Common Shares is less than the value of the Common Shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after they were issued.

Section 409A of the Internal Revenue Code

If any Plan Award would be considered deferred compensation and if the Plan fails to meet the requirement of Section 409A with respect to such Plan Award, then the Plan Award will be null and void. However, other than in respect of SARs, the Compensation Committee (or, with respect to nonemployee directors, the Board) may permit deferrals of compensation pursuant to the terms of a participant’s award agreement, a separate plan or a subplan which meets the requirements of Section 409A. Additionally, to the extent any Plan Award is subject to Section 409A, the Plan does not permit the acceleration or delay of the time or schedule of any distribution related to such Plan Award, except as permitted by Section 409A of the Internal Revenue Code, the Treasury Regulations thereunder and/or the Secretary of the United States Treasury.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. In some instances, participants may be subject to tax in jurisdictions other than the United States and may result in tax consequences that differ from those described above.

Recommendation and Vote

The affirmative vote of holders of a majority of the Company’s Common Shares that are voted on the proposal is necessary to approve this proposal. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “against” this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE SCOTTS MIRACLE-GRO COMPANY AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN.

PROPOSAL NUMBER 4

APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA
UNDER THE SCOTTS COMPANY LLC AMENDED AND RESTATED
EXECUTIVE INCENTIVE PLAN

Proposal

We seek shareholder approval of material terms of the performance criteria under The Scotts Company LLC Amended and Restated Executive Incentive Plan (the “Executive Incentive Plan”) so that compensation payable under the Executive Incentive Plan may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

Section 162(m) limits the deduction that a corporation may claim for compensation paid to its CEO and certain other NEOs (“Covered Employees”). Section 162(m) generally provides that amounts paid to a Covered Employee in excess of $1 million is not deductible.

The deduction limitation of Section 162(m) does not apply to “performance-based compensation.” Compensation can qualify as “performance-based” under Section 162(m) only if a number of requirements are satisfied. One requirement is that the corporation’s shareholders must approve the material terms of the performance criteria pursuant to which the compensation is payable. For this purpose, the material terms include (1) the employees eligible to receive compensation, (2) the business criteria on which the performance targets may be based and (3) the maximum amount that an employee may receive for achieving the performance goals. Section 162(m) also requires that the material terms of the performance criteria be submitted to shareholders on a recurring basis as set forth in the regulations.

The Executive Incentive Plan is intended to permit the grant of Plan Awards that qualify as performance-based compensation under Section 162(m). Shareholders are being asked to approve material terms of the Executive Incentive Plan’s performance criteria in accordance with the regulations so that Plan Awards can continue to qualify as performance-based compensation that is deductible by the Company without regard to the limitation of Section 162(m).

The Executive Incentive Plan, as most recently amended and restated, a copy of which is attached as Annex B, has not been materially amended since it was approved by shareholders at the 2006 Annual Meeting of Shareholders.

Background

The Company’s shareholders originally approved the Executive Incentive Plan at the 2006 Annual Meeting of Shareholders effective January 26, 2006. Subsequently, the Executive Incentive Plan was amended to:

•	clarify that amounts under the plan may be deferred and to explain when pro-rated amounts will be paid;

•	allow the Compensation Committee to exercise negative discretion to determine that no payment will be made for performance below target performance goals;

•	allow the Compensation Committee to reduce the amounts otherwise payable to participants based on their individual performance;

•	change the name of the plan to Executive Incentive Plan from Executive/Management Incentive Plan;

•	comply with Section 409A of the Internal Revenue Code; and

•	reflect administrative changes.

Purpose

The objectives of the Executive Incentive Plan are to provide meaningful financial incentives consistent with and supportive of the Company’s corporate strategies and objectives, to encourage team effort toward the achievement of corporate financial and strategic goals aligned with the Company’s shareholders and the customers of the Company and The Scotts Company LLC, and to contribute toward a competitive compensation program for participants in the Executive Incentive Plan. The Executive Incentive Plan of the Company and The Scotts Company LLC seeks to accomplish these objectives by providing annual cash awards to the executive officers and management of the Company based upon the Company’s achievement of established financial targets.

The following is a brief summary of the material features of the Executive Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Executive Incentive Plan. All capitalized terms which are not defined herein are defined in the Executive Incentive Plan.

Eligibility and Participation

All managers and more senior level associates (including executive officers) of the Company and all affiliates and subsidiaries are eligible to participate upon recommendation by management and, in the case of covered employees (as defined in Section 162(m)), approval by the Compensation Committee. Approximately 30 employees currently participate in the Executive Incentive Plan. The Compensation Committee may make additions or deletions to the list of eligible associates upon recommendation of the Company’s Vice President of Global Total Rewards.

Except as otherwise provided by the Compensation Committee and, in the case of covered employees, as permitted under Internal Revenue Code Section 162(m), participants must be actively employed in an eligible job/position for at least 13 consecutive weeks during the plan year. Except as otherwise provided by the Compensation Committee and, in the case of covered employees, as permitted under Section 162(m), participants must be employed by the Company on the last day of the plan year to be eligible for a payment under the Executive Incentive Plan. Participants whose employment terminates during the plan year (other than in cases of retirement) will not be eligible for any payment under the Executive Incentive Plan for that plan year. Participants who retire during the plan year will be eligible for a prorated incentive payment.

Description of Awards

The Executive Incentive Plan provides cash awards designed to recognize and reward performance against established financial targets. All award payouts are dependent upon the entire company making its minimum net income “funding trigger,” below which no incentives will be paid to any participant. The Executive Incentive Plan provides that awards will be conditioned on achieving performance goals based on up to five of the performance measures listed below as well as an earnings “multiplier” that will reinforce the importance of earnings by modifying the performance results against all of the other goals. The Executive Incentive Plan thus provides the ability to tailor incentive measure weights to each particular group or unit reflecting the relative contribution that group or unit can make to those results.

Performance Measures

Performance measures (measured over an established period) may include net earnings or net income (before or after taxes); earnings per share (basic or diluted); net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction/service; Product Fill Rate percentage (percentage of orders filled on first delivery) or All-In Fill Rate percentage ((percentage of calculated dollar fill based on potential) times Inventory Turns); working capital targets; economic value added or EVA(R) (net operating profit after tax minus the sum of capital multiplied by the cost of capital); developing new products and lines of revenue; reducing operating expenses; developing new markets; meeting completion schedules; developing and managing relationships with regulatory and other governmental agencies; managing cash; managing claims against the Company, including litigation; and identifying and completing strategic acquisitions. Any performance measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. Performance above and below target performance goals is calculated incrementally so participants receive prorated payouts calculated on a straight-line basis; provided however, that the Compensation Committee may determine in its sole discretion that no payouts will be made for performance below target performance goals. The Compensation Committee has the right, in its sole discretion, to reduce the amount otherwise payable to participants based on their individual performance or any other factors the Compensation Committee deems appropriate.

The maximum amount, that may be paid to any participant in any plan year from the Executive Incentive Plan is $2.5 million. Unless a participant has made a valid election under a deferred compensation plan as specified therein, all payments under the Executive Incentive Plan will be made by the 15th day of the third month following the close of the applicable plan year. Unless the Incentive Review Committee specifies otherwise, participants must execute an Employee Confidentiality, Noncompetition, Nonsolicitation Agreement, which if breached, will result in forfeiture of any future payment under the Executive Incentive Plan and are obliged to return to the Company any monies paid to the participant under this plan within the three years prior to breach.

Forfeiture Events

In order to participate in the Executive Incentive Plan, a participant must execute an Employee Confidentiality, Noncompetition, Nonsoliticitation Agreement. A participant who breaches the Employee Confidentiality, Noncompetition, Nonsoliticitation Agreement will forfeit any future payment under the Executive Incentive Plan and will also be obligated to return to the Company or any Affiliate or Subsidiary any payout under this Executive Incentive Plan within three years prior to such breach.

Administration

The Vice President of Global Total Rewards or the designee of the Compensation Committee may administer the Executive Incentive Plan. The Compensation Committee reviews the overall operation of the Executive Incentive Plan and is responsible for approving changes in the design of the Executive Incentive Plan, the payout percentage, additions or deletions of eligible associates, and payouts to all participants after written certification that performance measures have been met. Each member of the Compensation Committee is an “outside director” within the meaning of Section 162(m).

The Vice President of Global Total Rewards or the designee of the Compensation Committee is responsible for recommending to the Compensation Committee changes in the Executive Incentive Plan, as appropriate, payout targets, and additions or deletions to the list of associates eligible to participate in the Executive Incentive Plan.

The Incentive Review Committee, which is comprised of the Chief Executive Officer, Executive Vice President, Human Resources and the Chief Financial Officer of the Company, is responsible for approving the percentages by which financial measurements vary from approved budgets and business unit financial performance results, adjudicating changes and adjustments, and recommending plan payouts to the Compensation Committee.

Amendment, Suspension and Termination

The Board reserves the right to suspend the Executive Incentive Plan, to withdraw the Executive Incentive Plan, and to make substantial alterations in the Executive Incentive Plan concept. Prior to any such suspension, withdrawal or alteration, the Compensation Committee will consider the impact of such suspension, withdrawal or alteration, as the case may be, under the requirements of Section 162(m).

Plan Benefits

The exact amount of future awards under the Executive Incentive Plan, if any, that will be received by the Company’s eligible executive officers is at the discretion of the Compensation Committee and dependent upon the future performance of the Company, and therefore cannot be determined at this time. The amounts paid under the Executive Incentive Plan to the Company’s Chief Executive Officer and four other most highly compensated executive officers in respect of 2010 fiscal year performance are disclosed in the Summary Compensation Table. The following sets forth the amounts paid under the Executive Incentive Plan to the Company’s current executive officers, as a group; and employees, including all current officers who are not executive officers, as a group, in respect of 2010 fiscal year performance:

Group

Dollar
Value of
Award

Executive Group (five individuals)	$3,170,587
Non-Executive Officer Employee Group (23 individuals)	$5,596,481

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income or employment tax laws.

A participant will not recognize taxable income when he or she is selected to participate in the Executive Incentive Plan or is granted the opportunity to earn a payment under the such plan and the Company will not receive a deduction at that time. If a participant earns an award under the Executive Incentive Plan, the participant will recognize ordinary income equal to the value of the amount paid under such plan. The payment also will be subject to employment taxes, including social security and Medicare taxes. The Company generally will be entitled to a deduction equal to the income that the participant recognizes.

The Executive Incentive Plan is intended to be exempt from Section 409A of the Internal Revenue Code under the “short term deferral” exception. The “short term deferral” exception applies to compensation that is payable within a short time (within two and one-half months after the taxable year of the employee or employer) after the compensation is earned or vested. The Executive Incentive Plan will be interpreted and administered in accordance with the intent that the plan benefits qualify for the “short term deferral exception.”

Other Tax Consequences

State tax consequences may in some cases differ from those described above. In some instances, participants may be subject to tax in jurisdictions other than the United States and may result in tax consequences that differ from those described above.

Recommendation and Vote

The affirmative vote of holders of a majority of the Company’s common shares that are voted on this proposal is necessary to approve this proposal. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “against” this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE SCOTTS COMPANY LLC AMENDED AND RESTATED EXECUTIVE INCENTIVE PLAN.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 2012 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company no later than August 15, 2011, to be eligible for inclusion in the Company’s form of proxy, notice of meeting and proxy statement relating to the 2012 Annual Meeting of Shareholders. The Company will not be required to include in its form of proxy, notice of meeting or proxy statement a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2012 Annual Meeting of Shareholders without including that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Corporate Secretary of the Company by October 27, 2011, or if the Company meets other requirements of the applicable SEC Rules, then the proxies solicited by the Board for use at the 2012 Annual Meeting of Shareholders will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2012 Annual Meeting of Shareholders.

In each case, written notice must be given to the Company’s Corporate Secretary at the following address: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Corporate Secretary.

The Company’s 2012 Annual Meeting of Shareholders is currently scheduled to be held on January 19, 2012.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for the Company and its subsidiaries for the 2010 fiscal year are included in the Company’s 2010 Annual Report. Copies of the Company’s 2010 Annual Report and the Company’s Annual Report on Form 10-K for the 2010 fiscal year (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company’s Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The Company’s Annual Report on Form 10-K for the 2010 fiscal year is also available on the Company’s Internet website located at http://investor.scotts.com and is on file with the SEC, Washington, D.C. 20549.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the Internet website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the Internet website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding,” permits the Company to send: (a) a single annual report to shareholders and/or a single proxy statement or (b) a single Notice of Internet Availability of Proxy Materials, to multiple registered shareholders who share an address. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered shareholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

Only one copy of the Company’s Proxy Statement for 2011 Annual Meeting of Shareholders and of the Company’s 2010 Annual Report or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered shareholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered shareholders. A separate proxy card is being included for each account at the shared address to which paper copies of the Company’s Proxy Statement and 2010 Annual Report have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of the Company’s Proxy Statement for 2011 Annual Meeting of Shareholders and the Company’s 2010 Annual Report or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact the Company by mail addressed to The Scotts Miracle-Gro Company, Investor Relations Department, 14111 Scottslawn Road, Marysville, Ohio 43041, or by phone at (937) 644-0011, to: (A) request additional copies of the Company’s Proxy Statement for 2011 Annual Meeting of Shareholders and the Company’s 2010 Annual Report or the Notice of Internet Availability of Proxy Materials or (B) notify the Company that such registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company as described in the preceding paragraph.

Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own Common Shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the Company’s Proxy Statement for 2011 Annual Meeting of Shareholders and the Company’s 2010 Annual Report or the Notice of Internet Availability of Proxy Materials or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

James Hagedorn
Chief Executive Officer and
Chairman of the Board

Annex A

The Scotts Miracle-Gro Company
Amended and Restated
2006 Long-Term Incentive Plan
Effective as of October 30, 2007

THE SCOTTS MIRACLE-GRO COMPANY
AMENDED AND RESTATED
2006 LONG-TERM INCENTIVE PLAN
(EFFECTIVE AS OF OCTOBER 30, 2007)

Article 1.

Establishment, Purpose, and Duration

1.1  Establishment.  This Plan, an incentive compensation plan, was established by The Scotts Miracle-Gro Company. This Plan was originally effective on January 26, 2006 (the “Effective Date”), and is hereby amended and restated effective as of October 30, 2007, as set forth in this document. This Plan shall remain in effect as provided in Section 1.3 hereof.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

1.2  Purpose of this Plan.  The purpose of this Plan is to provide a means whereby Employees, Directors, and Third Party Service Providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third Party Service Providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3  Duration of this Plan.  Unless sooner terminated as provided herein, this Plan shall terminate on January 25, 2016. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted after November 1, 2015.

Article 2.

Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1  “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2  “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3  “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4  “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including in each case any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7  “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8  “Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant:

(a) Willful failure to substantially perform his or her duties as an Employee (for reasons other than physical or mental illness) or director after reasonable notice to the Participant of that failure;

(b) Misconduct that materially injures the Company or any Subsidiary or Affiliate;

(c) Conviction of, or entering into a plea of nolo contendere to, a felony; or

(d) Breach of any written covenant or agreement with the Company or any Subsidiary or Affiliate.

2.9  “Change in Control” means any of the following events:

(a) The members of the Board on the Effective Date (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director; or

(b) Any “person,” including a “group” [as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee] becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or

(c) The adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements (i) for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than fifty percent (50%) of the voting power in such entity; or (ii) for the sale or other disposition of all or substantially all of the assets of the Company; or

(d) The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company; or

(e) For any reason, Hagedorn Partnership, L. P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than forty-nine percent (49%) of the combined voting power of the Company’s then outstanding securities.

Notwithstanding the foregoing, an Award that is subject to Code Section 409A will not be paid or settled upon a Change in Control unless the Change in Control also constitutes a “change in control event” under Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5).

2.10  “Change in Control Price” means the price per Share paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Shares, the highest Fair Market Value of a Share on any of the thirty (30) consecutive trading days ending on the last trading day before the Change in Control occurs.

2.11  “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, as well as any applicable interpretative guidance issued related thereto.

2.12  “Committee” means the Compensation and Organization Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.13  “Company” means The Scotts Miracle-Gro Company, an Ohio corporation, and any successor thereto as provided in Article 20 herein.

2.14  “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period having elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.15  “Director” means any individual who is a member of the Board of Directors of the Company.

2.16  “Effective Date” has the meaning set forth in Section 1.1.

2.17  “Employee” means any individual who performs services for and is designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.18  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19  “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share on the relevant date if it is a trading day or, if such date is not a trading day, on the next trading day. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder (a) with respect to NQSOs, SARs and Awards that are subject to Code Section 409A, “Fair Market Value” shall mean the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Code Section 409A and (b) with respect to all other Awards, the determination of “Fair Market Value” shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.20  “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.21  “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.22  “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.23  “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.24  “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board or Committee in accordance with Section 16 of the Exchange Act.

2.25  “Nonemployee Director” means a Director who is not an Employee on the Grant Date.

2.26  “Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.27  “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.28  “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.29  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.30  “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.31  “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.32  “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.33  “Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.34  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.35  “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

2.36  “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

2.37  “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.38  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.39  “Plan” means The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan.

2.40  “Plan Year” means the Company’s fiscal year.

2.41  “Prior Plans” means The Scotts Miracle-Gro Company Amended and Restated 2003 Stock Option and Incentive Equity Plan, as amended, and The Scotts Miracle-Gro Company Amended and Restated 1996 Stock Option Plan, as amended.

2.42  “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.43  “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant Date.

2.44  “Share” means a common share of the Company, without par value per share.

2.45  “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.46  “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.47  “Termination” or “Terminate” means: (a) if a Participant is an Employee, cessation of the employee-employer relationship between a Participant and the Company and all Affiliates and Subsidiaries for any reason; (b) if a Participant is a Nonemployee Director, termination of the Nonemployee Director’s service on the Board for any reason; and (c) if a Participant is a Third Party Service Provider, termination of the Third Party Service Provider’s service relationship with the Company and all Affiliates and Subsidiaries for any reason. Notwithstanding the foregoing, with respect to any Award subject to Code Section 409A, any such cessation or termination also must constitute a “separation from service” as defined under Treasury Regulation Section 1.409A-1(h).

2.48  “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer or sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3.

Administration

3.1  General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2  Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3  Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.

Shares Subject to this Plan and Maximum Awards

4.1  Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) shall be:

(i) Four million nine hundred twenty-seven thousand three hundred seventy-eight (4,927,378) newly authorized Shares, plus

(ii) (A) One million seventy-two thousand six hundred twenty-two (1,072,622) Shares not granted or subject to outstanding awards under the Company’s Prior Plans as of September 30, 2005 (on a split-adjusted basis to reflect the 2-for-1 stock split on November 9, 2005) and (B) any Shares subject to the six million six hundred thirteen thousand nine hundred thirty-four (6,613,934) outstanding awards as of September 30, 2005 (on a split-adjusted basis to reflect the 2-for-1 stock split on November 9, 2005) under the Prior Plans that on or after September 30, 2005 cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares), up to an aggregate maximum of six million six hundred thirteen thousand nine hundred thirty-four (6,613,934) Shares.

(b) No more than three million (3,000,000) Shares of the Share Authorization may be granted as Full Value Awards.

(c) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be six million (6,000,000) Shares.

(d) The maximum number of Shares of the Share Authorization that may be granted to Nonemployee Directors shall be one million (1,000,000) Shares.

4.2  Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued; however, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3  Annual Award Limits.  Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a) Options:  The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be two hundred thousand (200,000), as adjusted pursuant to Sections 4.4 and/or 18.2.

(b) SARs:  The maximum aggregate number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be two hundred thousand (200,000), as adjusted pursuant to Sections 4.4 and/or 18.2.

(c) Restricted Stock or Restricted Stock Units:  The maximum aggregate Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one hundred thousand (100,000) Shares, as adjusted pursuant to Sections 4.4 and/or 18.2.

(d) Performance Units or Performance Shares:  The maximum aggregate Awards of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be one hundred thousand (100,000) Shares, as adjusted pursuant to Sections 4.4 and/or 18.2, or equal to the value of one hundred thousand (100,000) Shares, as adjusted pursuant to Sections 4.4 and/or 18.2, determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards:  The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of the value of three million dollars ($3,000,000) or one hundred thousand (100,000) Shares, as adjusted pursuant to Sections 4.4 and/or 18.2, determined as of the date of vesting or payout, as applicable.

(f) Other Stock-Based Awards.  The maximum aggregate grants with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000) Shares, as adjusted pursuant to Sections 4.4 and/or 18.2.

4.4  Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Notwithstanding anything to the contrary in this Section 4.4, an adjustment to an Option or SAR shall be made only to the extent such adjustment complies with the requirements of Code Section 409A.

Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable.

Article 5.

Eligibility and Participation

5.1  Eligibility.  Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.

5.2  Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of, each Award.

Article 6.

Stock Options

6.1  Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).

6.2  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3  Option Price.  The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date; provided, further, however, that the Option Price must be at least equal to one hundred and ten percent (110%) of the FMV of a Share on the Grant Date with respect to any ISO issued to a Participant who, on the Grant Date, owns (as defined in Code § 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its subsidiary corporation (as defined in Code § 424(f)) (a “10% Shareholder”).

6.4  Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary date of its grant; provided, further, however, that no ISO granted to a 10% Shareholder shall be exercisable later than the day before the fifth (5th) anniversary of its Grant Date. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Notwithstanding anything in this Plan to the contrary, to the extent that the aggregate FMV of the Shares (determined as of the Grant Date of the applicable ISO) with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its subsidiary corporations (as defined in Code § 424(f)) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

6.6  Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8  Termination of Employment or Service.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for Termination.

6.9  Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.

Article 7.

Stock Appreciation Rights

7.1  Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the Grant Date must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

7.2  SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3  Term of SAR.  The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4  Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5  Settlement of SARs.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6  Termination of Employment or Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for Termination.

7.7  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8.

Restricted Stock and Restricted Stock Units

8.1  Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of this Plan or an Award Agreement, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2  Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4  Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of the common shares of The Scotts Miracle-Gro Company represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement will be provided by The Scotts Miracle-Gro Company, without charge, within five (5) days after receipt of a written request therefor.

8.5  Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6  Termination of Employment or Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for Termination.

8.7  Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.

Performance Units/Performance Shares

9.1  Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2  Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3  Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4  Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5  Termination of Employment or Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for Termination.

Article 10.

Cash-Based Awards and Other Stock-Based Awards

10.1  Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2  Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3  Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4  Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines and as specified in the Award Agreement.

10.5  Termination of Employment or Service.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

Article 11.

Transferability of Awards

11.1  Transferability.  Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant or the Participant’s legal representative. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

11.2  Committee Action.  The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 12.

Performance Measures

12.1  Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share (basic or diluted);

(c) Net sales or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total shareholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Market share;

(o) Customer satisfaction;

(p) Working capital targets;

(q) Economic value added or EVA(R) (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(r) Developing new products and lines of revenue;

(s) Reducing operating expenses;

(t) Developing new markets;

(u) Meeting completion schedules;

(v) Developing and managing relationships with regulatory and other governmental agencies;

(w) Managing cash;

(x) Managing claims against the Company, including litigation; and

(y) Identifying and completing strategic acquisitions.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2  Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3  Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4  Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13.

Nonemployee Director Awards

The Board shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.

Article 14.

Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award (other than Options or SARs), to be credited as of dividend payment dates, during the period between the Grant Date and the date the Award vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15.

Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s spouse, executor, administrator, or legal representative.

Article 16.

Rights of Participants

16.1  Employment or Service.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to Terminate any Participant at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2  Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3  Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17.

Change of Control

17.1  Accelerated Vesting and Settlement.  Subject to Section 17.2, on the date of any Change in Control:

(a) Each Option and SAR (other than Options and SARs of Nonemployee Directors) outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange (i) for cash equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR or, (ii) at the Committee’s discretion, for whole Shares with a Fair Market Value equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR and the Fair Market Value of any fractional Share will be distributed in cash. However, the Committee, in its sole discretion, may offer the holders of the Options or SARs to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options and SARs (whether or not otherwise then exercisable);

(b) All performance goals associated with Awards for which performance goals have been established will be deemed to have been met on the date of the Change in Control, all Performance Periods accelerated to the date of the Change in Control and all outstanding Awards for which performance goals have been established (including those subject to the acceleration described in this subsection) will be distributed in a single lump sum cash payment within thirty (30) days following such Change in Control; and

(c) All other then-outstanding Awards whose exercisability or vesting depends merely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate (“Service Award”) shall vest in full and be free of restrictions related to the vesting of such Awards. All Service Awards whose vesting is so accelerated will be distributed, if not already held by a Participant and to the extent applicable, (i) in a single lump-sum cash payment within thirty (30) days following such Change in Control based on the Change in Control Price or, (ii) at the Committee’s discretion, in the form of whole Shares based on the Change in Control Price.

17.2  Alternative Awards.  Section 17.1 will not apply to the extent that the Committee reasonably concludes in good faith before the Change in Control occurs that Awards will be honored or assumed or new rights substituted for the Award (collectively, “Alternative Awards”) by the Employee’s employer (or the parent or a subsidiary of that employer) immediately after the Change in Control, provided that any Alternative Award must:

(a) Be based on stock that is (or, within 60 days of the Change in Control, will be) traded on an established securities market;

(b) Provide the Employee with the rights and entitlements substantially equivalent to or better than the rights, terms and conditions of each Award for which it is substituted, including an identical or better exercise or vesting schedule and identical or, in the case of an Award that is not subject to Section 409A of the Code, better timing and methods of payment;

(c) Have substantially equivalent economic value to the Award (determined at the time of the Change in Control) for which it is substituted; and

(d) Provide that, if the Employee is involuntarily Terminated without Cause or the Employee constructively Terminates, any conditions on the Employee’s rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award will be waived or lapse.

For purposes of this section, a constructive Termination means a Termination by an Employee following a material reduction in the Employee’s compensation or job responsibilities (when compared to the Employee’s compensation and job responsibilities on the date of the Change in Control) or the relocation of the Employee’s principal place of employment to a location at least fifty (50) miles from his or her principal place of employment on the date of the Change in Control (or other location to which the Employee has been reassigned with his or her written consent), in each case without the Employee’s written consent.

Notwithstanding anything herein to the contrary, no Alternative Award shall be made with respect to an Option or SAR if it would cause the Option or SAR to fail to comply with the requirements of Code Section 409A.

17.3  Nonemployee Directors’ Awards.  Upon a Change in Control, each outstanding:

(a) Option or SAR held by a Nonemployee Director will be cancelled unless (i) the Shares continues to be traded on an established securities market after the Change in Control or (ii) the Nonemployee Director continues to be a Board member after the Change in Control. In the situations just described, the Options or SARs held by a Nonemployee Director will be unaffected by a Change in Control. Any Options and SARs held by a Nonemployee Director to be cancelled under the next preceding sentence will be exchanged (iii) for cash equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR held by a Nonemployee Director or, (iv) at the Board’s discretion, for whole Shares with a Fair Market Value equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR held by a Nonemployee Director and the Fair Market Value of any fractional Share will be distributed in cash. However, the Board, in its sole discretion, may offer Nonemployee Directors holding Options or SARs to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options and SARs (whether or not otherwise then exercisable).

(b) Restricted Stock or Restricted Stock Unit held by a Nonemployee Director will be settled within thirty (30) days following such Change in Control for a lump sum cash payment equal to the Change in Control Price.

(c) All other types of Awards held by a Nonemployee Director will be settled within thirty (30) days following such Change in Control for a lump sum cash payment equal to the Change in Control Price less any amount the Nonemployee Director would be required to pay in order for the Award to be exercised or settled, other than any such amount related to taxes.

Article 18.

Amendment, Modification, Suspension, and Termination

18.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

18.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Notwithstanding anything to the contrary in this Section 18.2, an adjustment to an Option or SAR shall be made only to the extent such adjustment complies with the requirements of Code Section 409A.

18.3  Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4  Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, each Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under the Plan without further consideration or action.

Article 19.

Withholding

19.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold at the time amounts under the Plan are distributed, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20.

Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21.

General Provisions

21.1  Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement.

21.2  Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4  Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5  Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required.

21.6  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary.

21.7  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8  Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9  Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b) Determine which Employees, Directors, and/or Third Party Service Providers outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees and/or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10  Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13  Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14  Deferred Compensation.  If any Award would be considered deferred compensation as defined under Code Section 409A and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, other than with respect to Options and SARs, the Committee (or, with respect to Nonemployee Directors, the Board) may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration or delay of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the Treasury Regulations thereunder, and/or the Secretary of the United States Treasury.

21.15  Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17  Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18  Indemnification.  Subject to requirements of Ohio law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

21.19  Controlling Language.  Unless otherwise specified herein, in the event of a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall control.

FIRST AMENDMENT TO
THE SCOTTS MIRACLE-GRO COMPANY
AMENDED AND RESTATED
2006 LONG-TERM INCENTIVE PLAN

WHEREAS, The Scotts Miracle-Gro Company (the “Company”) previously adopted the The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, subject to the limitations set forth in Article 18.1 of the Plan, the Company, through its Board of Directors, may amend the Plan and any Award Agreements (as defined in the Plan) without shareholder approval; and

WHEREAS, the Company desires to amend the Plan as provided herein to be effective as of the 20th day of January, 2010.

NOW THEREFORE, the Company hereby amends the Plan as follows:

Section 2.47 shall be amended by adding the following sentence at the end thereof:

Effective for Awards granted on or after January 20, 2010, an Award Agreement may specify a different definition of “Termination” or “Terminate,” that will apply to such Award Agreement; provided that no such different definition shall cause the term of the Award to which it relates to extend beyond the maximum possible term for such Award contemplated under the applicable provisions of this Plan and any applicable law, regulation or stock exchange rule.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized officer effective as of the date first set forth above

THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ Denise S. Stump

Its:	EVP, Global Human Resources

Annex B

THE SCOTTS COMPANY LLC

AMENDED AND RESTATED
EXECUTIVE/MANAGEMENT INCENTIVE PLAN (THE “PLAN” or “EMIP”)

TERMS AND CONDITIONS

1.	Objectives

1.1  Provide meaningful financial incentives consistent with and supportive of corporate strategies and objectives.

1.2  Encourage team effort toward achievement of corporate financial and strategic goals aligned with shareholders of The Scotts Miracle-Gro Company and our customers.

1.3  Contribute toward a competitive compensation program for all associates participating in the Plan (“Participants”).

2.	Participation

2.1  All managers and more senior level associates of The Scotts Company LLC (the “Company”) and all “Affiliates” and “Subsidiaries” (as defined below) are eligible to participate upon recommendation by management and in the case of covered employees (as defined in Code § 162(m)) approval by the Compensation and Organization Committee of The Scotts Miracle-Gro Company (the “Committee”). For purposes of this Plan:

(a)  “Code” means the Internal Revenue Code of 1986, as amended.

(b)  “Affiliates” and “Subsidiaries” mean all persons with whom the Company would be considered a single employer under Code §§ 414(b) and (c).

2.2  Except as otherwise provided by the Committee and, in the case of covered employees, permitted under Code § 162(m), Participants must be actively employed in an eligible job/position for at least 13 consecutive weeks during the Plan Year (the Company’s fiscal year).

2.3  Participant eligibility is based on active status during the Plan Year. Periods of inactive status such as short-term disability and other leaves will be reflected in the eligible earnings and payout calculation.

2.4  Except as otherwise provided by the Committee and, in the case of covered employees, permitted under Code § 162(m), Participants must be employed on the last day of the Plan Year to be eligible for an incentive payment.

2.5  Except as otherwise provided by the Committee and, in the case of covered employees, permitted under Code § 162(m), participants whose employment terminates during the Plan Year, except in cases of retirement, will not be eligible for an incentive payment, prorated or otherwise.

2.6  Participants who retire during the Plan Year will be eligible for a prorated incentive payment.

2.7  Participants who hold an eligible position on a part-time basis are eligible for the EMIP. All other terms and conditions apply.

2.8  Participants who move to a different EMIP eligible position or otherwise become eligible for a different target percentage during the Plan Year will be pro-rated based on new metrics/target (if applicable) only if the move is for an eligible period of at least 13 weeks in the Plan Year.

2.9  Participants who move to a non-EMIP eligible position during the Plan Year will be eligible for a pro-rated incentive payment (based on Plan Year earnings) provided other eligibility requirements are met.

2.10  Participants shall not have any right with respect to any award until an award shall, in fact, be paid to them.

2.11  The Plan confers no rights upon any associate to participate in the Plan or remain in the employ of the Company or any Affiliate or Subsidiary. Neither the adoption of the Plan nor its operation shall in any way affect the right of the associate or the Company or any Affiliate or Subsidiary to terminate the employment relationship at any time.

3.	Plan Design, Performance Measures, and Payouts

3.1  The Plan is designed to recognize and reward performance against established financial targets. The Plan is comprised of:

(a) A corporate net income “funding trigger” below which no incentives will be paid to any Participant;

(b) Up to five standard Performance Measures from the list of available Performance Measures, below;

(c) An earnings “multiplier” that will reinforce the importance of earnings by modifying the performance results against all of the other goals; and

(d) The ability to tailor incentive measure weights to each particular group or unit reflecting the relative contribution that group or unit can make to those results.

3.2  Available Performance Measures under the Plan shall be measured over the period established by the Committee and be limited to the following:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share (basic or diluted);

(c) Net sales or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total shareholder return);

(k) Expense targets;

(1) Margins;

(m) Operating efficiency;

(n) Market share;

(o) Customer satisfaction/service;

(p) Product Fill Rate percent (% of orders filled on first delivery) or All-In Fill Rate percent (% calculated dollar fill based on potential) times Inventory Turns;

(q) Working capital targets;

(r) Economic value added or EVA(R) (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(s) Developing new products and lines of revenue;

(t) Reducing operating expenses;

(u) Developing new markets;

(v) Meeting completion schedules;

(w) Developing and managing relationships with regulatory and other governmental agencies;

(x) Managing cash;

(y) Managing claims against the Company, including litigation; and

(z) Identifying and completing strategic acquisitions.

(aa) Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate.

3.3  Performance above and below target performance goals will be incrementally calculated so Participants will receive a payout calculated on a straight-line basis; provided, however, that the Committee may determine, in its sole discretion, that no payouts will be made for performance below target performance goals. Notwithstanding the foregoing or any other provision in the Plan to the contrary, the Committee shall have the right, in its sole discretion, to reduce the amount otherwise payable to a Participant based on the Participant’s individual performance or any other factors that the Committee deems appropriate.

3.4  The maximum amount of compensation that could be paid to any Participant in any Plan Year from this Plan is $2.5 million.

3.5  Unless a Participant has made a valid election under a deferred compensation plan maintained by the Company, an Affiliate or a Subsidiary no later than the date permitted under such plan, all awards under the Plan, including any prorated amounts described in Section 2.6, will be paid by the 15th day of the third month following the close of the applicable Plan Year.

4.	Employee Agreement and Forfeiture of Payment

4.1  Regardless of any other provision of this section and unless the Incentive Review Committee (as defined in Section 5.2) specifies otherwise, in order to participate in the Plan, a Participant must execute an Employee Confidentiality, Noncompetition, Nonsolicitation Agreement.

4.2  Furthermore, regardless of any other provision of this section and unless the Incentive Review Committee specifies otherwise, a Participant who breaches any part of that Employee Confidentiality, Noncompetition, Nonsolicitation Agreement will forfeit any future payment under the Plan and will also return to the Company or any Affiliate or Subsidiary any monies paid out to Participant under this Plan within the three years prior to said breach.

4.3  By participating in this Plan, a Participant hereby consents to a deduction from any amount the Company or any Affiliate or Subsidiary may owe the Participant (including amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay as well as any other amounts owed to the Participant by the Company or any Affiliate or Subsidiary), to the extent of the amounts owed the Company, Affiliate or Subsidiary under this Section 4, whether or not it elects to make any set-off in whole or in part. If the Company or any Affiliate or Subsidiary does not recover the full amount the Participant owes it by means of set-off, calculated as set forth above in Section 4.2, the Participant agrees to pay immediately the unpaid balance to the Company, Affiliate or Subsidiary, as applicable.

5.	Administration

5.1  The Plan is to be administered by the Vice President, Global Total Rewards or the Committee designee, who will be responsible for:

(a) Recommending changes in the Plan as appropriate;

(b) Recommending payout targets; and

(c) Recommending additions or deletions to the list of eligible associates.

5.2  The Incentive Review Committee (comprised of the Chief Executive Officer, Executive Vice President, Human Resources and the Chief Financial Officer) is responsible for:

(a) Approving the percentages by which financial measurements vary from approved budgets and business unit financial performance results;

(b) Adjudicating changes and adjustments; and

(c) Recommending Plan payouts.

5.3  The Committee approves:

(a) Changes in the Plan design;

(b) The payout percentage;

(c) Additions or deletions of eligible associates; and

(e) Payouts to all Participants after written certification that Performance Measures have been met.

5.4  The Committee shall approve the Performance Measures within 90 days of the beginning of the performance period but no later than 25% of the performance period. Material terms of the Plan, including the Plan measures, were approved by shareholders on January 26, 2006. The foregoing qualifies payments under the Plan as “qualified performance-based compensation” under Treasury Regulation § 1.162-27(e). The Plan is amended and restated effective October 30, 2007 for purposes of Code § 409A and to make certain other changes.

5.5  The Committee shall review the operation of the Plan and (subject to restrictions imposed in Code § 162(m)), if at any time the continuation of the Plan or any of its provisions becomes inappropriate or inadvisable, the Committee shall revise or modify Plan provisions or recommend to the Board of Directors of The Scotts Miracle-Gro Company (the “Board”) that the Plan be suspended or withdrawn. In addition, the Committee reserves the right to modify incentive formulas to reflect unusual circumstances.

5.6  The Board reserves to itself the right to suspend the Plan, to withdraw the Plan, and, to the extent allowed without shareholder approval, make alterations in Plan concept.

5.7  It is intended that this Plan comply with the short-term deferral requirements under Treasury Regulation § 1.409A-1(a)(4), and this Plan will be interpreted, administered and operated in good faith accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

AMENDMENT TO
THE SCOTTS COMPANY LLC
AMENDED AND RESTATED
EXECUTIVE/MANAGEMENT INCENTIVE PLAN

WHEREAS, The Scotts Company LLC, an Ohio limited liability company (the “Company”), maintains The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan (“Plan”), as amended and restated effective as of November 7, 2007;

WHEREAS, pursuant to Section 5.5 of the Plan, the Compensation and Organization Committee (the “Committee”) of the Board of Directors of The Scotts Miracle-Gro Company is responsible for reviewing the operation of the Plan and, subject to certain limitations, approving revisions of or modifications to Plan provisions; and

WHEREAS, to reflect certain changes in the Company’s compensation practices, the Committee has resolved to amend the Plan to change the name thereof.

NOW, THEREFORE, the Plan is hereby amended, effective as of November 5, 2008, as follows:

1.  The title of the Plan shall be renamed “The Scotts Company LLC Amended and Restated Executive Incentive Plan” and the defined terms in the title shall be deleted in their entirety and replaced with (the “Plan” or “EIP”) and all references in the Plan to “EMIP” shall be deleted and replaced with the defined term “EIP” and the defined terms “Plan” and “EIP” shall refer to the Plan, as renamed.

2.  Capitalized terms that are not defined in this Amendment have the same meanings as in the Plan.

THE SCOTTS COMPANY LLC

By:	/s/ Denise S. Stump
Name:     Denise S. Stump

Title:	Executive Vice President, Global Human Resources

The Scotts Miracle-Gro Company

2011 Annual Meeting of Shareholders

The Berger Learning Center
14111 Scottslawn Road
Marysville, Ohio 43041
Telephone: 937-644-0011
Fax: 937-644-7568

January 20, 2011 at 9:00 A.M., Eastern Time

Directions

From Port Columbus to The Scotts Miracle-Gro Company World Headquarters, The Berger Learning Center:

Leaving Port Columbus, follow signs to I-270 North. Take I-270 around the city to Dublin. Exit Route 33 to Marysville (northwest) and continue approximately 15 miles.

Take the Scottslawn Road exit. Make a left and cross over the highway. The Scotts Miracle-Gro Company World Headquarters — Horace Hagedorn Building is the first left. Follow signs for entry into The Berger Learning Center.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, on January 19, 2011. Have your proxy card in hand when you access the web site and follow the instructions to 14111 SCOTTSLAWN ROAD obtain your records and to create an electronic voting instruction form. MARYSVILLE, OH 43041 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on January 19, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M28279-P04043-K13548 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE SCOTTS MIRACLE-GRO COMPANY For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the Your Board of Directors recommends that you number(s) of the nominee(s) on the line below. vote FOR each of the following: 1. Election of four directors, each to serve for a term 0 0 0 of three years to expire at the 2014 Annual Meeting of Shareholders: Nominees: 01) James Hagedorn 02) William G. Jurgensen 03) Nancy G. Mistretta 04) Stephanie M. Shern For Against Abstain 2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 0 0 0 fiscal year ending September 30, 2011. 3. Approval of material terms of the performance criteria under The Scotts Miracle-Gro Company Amended and Restated 2006 0 0 0 Long-Term Incentive Plan. 4. Approval of material terms of the performance criteria under The Scotts Company LLC Amended and Restated Executive 0 0 0 Incentive Plan. The undersigned shareholder(s) authorize the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement. Yes No Please indicate if you plan to attend the Annual Meeting. 0 0 Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies heretofor given by the signer to vote at said meeting or any adjournments thereof. Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign in the entity’s name. Joint Owners must each sign individually. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of The Scotts Miracle-Gro Company to be held on Thursday, January 20, 2011: The Notice of the 2011 Annual Meeting and Proxy Statement & 2010 Annual Report are available at www.proxyvote.com. Our Investor Relations telephone number is (937) 644-0011 should you wish to obtain directions to our corporate offices in order to attend the Annual Meeting and vote in person. Directions to our corporate offices can also be found on the outside back cover page of the Company’s Proxy Statement. M28280-P04043-K13548 THE SCOTTS MIRACLE-GRO COMPANY PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 20, 2011 The holder(s) of common shares of The Scotts Miracle-Gro Company (the “Company”) identified on this proxy card hereby appoint(s) James Hagedorn and Vincent C. Brockman, and each of them, the proxies of the shareholder(s), with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 20, 2011, at 9:00 a.m., Eastern Time, and any adjournment or postponement, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting or any adjournment or postponement. Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted “FOR” the election of the nominees listed in Proposal Number 1 as directors of the Company, to the extent permitted by applicable law, “FOR” the ratification of the selection of the independent registered public accounting firm listed in Proposal Number 2, and “FOR” the approval of material terms of the performance criteria under the Company’s compensation plans each listed in Proposal Number 3 and Proposal Number 4. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend. If common shares are allocated to the account of a shareholder under The Scotts Company LLC Retirement Savings Plan (the “RSP”), then the shareholder hereby directs the Trustee of the RSP to vote all common shares of the Company allocated to such account under the RSP in accordance with the instructions given herein, at the Company’s Annual Meeting and at any adjournment or postponement, on the matters set forth on the reverse side. If no instructions are given, the proxy will not be voted by the Trustee of the RSP. The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the January 20, 2011 Annual Meeting, as well as the Company’s 2010 Annual Report. Any proxy heretofore given to vote the common shares which the shareholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS MIRACLE-GRO COMPANY. (This proxy card continues and must be signed and dated on the reverse side.)

Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on January 20, 2011. THE SCOTTS MIRACLE-GRO COMPANY 14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041 M28283-P04043 You are receiving this communication because you hold common shares of The Scotts Miracle-Gro Company. This is not a ballot. You cannot use this notice to vote these common shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: Annual For holders as of: November 24, 2010 Date: January 20, 2011 Time: 9:00 AM Eastern Time Location: The Berger Learning Center 14111 Scottslawn Road Marysville, Ohio 43041 See the reverse side of this notice to obtain proxy materials and voting instructions. For meeting directions, please call 937-644-0011.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE OF THE 2011 ANNUAL MEETING AND PROXY STATEMENT 2010 ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 6, 2011 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials (as indicated above); these materials will include a proxy card. M28284-P04043

Voting Items 2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011. 01) James Hagedorn 02) William G. Jurgensen 03) Nancy G. Mistretta 04) Stephanie M. Shern 1. Election of four directors, each to serve for a term of three years to expire at the 2014 Annual Meeting of Shareholders: Nominees: Your Board of Directors recommends that you vote FOR each of the following proposals: 4. Approval of material terms of the performance criteria under The Scotts Company LLC Amended and Restated Executive Incentive Plan. 3. Approval of material terms of the performance criteria under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan. M28285-P04043

M28286-P04043